Exhibit 10.2

COMMERCIAL LEASE
THIS LEASE is entered into as of September 22, 2017 (the “Effective Date”), by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Landlord”), and JAZZ PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).
1.BASIC LEASE INFORMATION. The following is a summary of basic lease information. Each item in this Article 1 incorporates all of the terms set forth in this Lease pertaining to such item and to the extent there is any conflict between the provisions of this Article 1 and any other provisions of this Lease, the other provisions of this Lease shall control. Any capitalized term not defined in this Lease shall have the meaning set forth in the Glossary that appears at the end of this Lease.

Premises:
That certain space within a two-story building to be constructed by Landlord, consisting of a minimum of 99,000 square feet of Rentable Area and a maximum of 100,000 square feet of Rentable Area, which includes the Amenity Space (as defined in Section 2.1), is estimated to be 99,415 square feet, and is located on the property commonly known as 3181 Porter Drive, Palo Alto, California, as particularly described on the attached Exhibit A

Scheduled Access Date:	January 7, 2019
Term:	Twelve (12) years, commencing as of the Commencement Date, but subject to Sections 5.2 and 5.3
Commencement Date:
The earlier of (a) Tenant’s occupancy of the Premises for the conduct of business, and (b) two hundred forty (240) days after the Actual Access Date, as may be extended by any Tenant Unavoidable Delays, but in no event earlier than the date on which Landlord achieves Substantial Completion of the Base Building Work (as such terms are defined in Exhibit D)

Expiration Date:	The day before the twelfth (12th) anniversary of the Commencement Date, subject to Sections 5.2 and 5.3
Base Rent:	$6.20 per square foot of Rentable Area per calendar month, subject to adjustment pursuant to Section 6.1

Abated Rent:
Base Rent (but not Additional Rent) shall be abated for one (1) full calendar month after the Commencement Date, which is estimated to be the sum of $616,373 ($6.20 x 99,415), subject to adjustment based on actual Rentable Area

Letter of Credit Amount:	$1,232,746, subject to reduction as provided in Section 6.5(a)
Parking:
One (1) parking space per Three Hundred (300) square feet of Rentable Area (excluding any Rentable Area considered by the City to be Amenity Space), and including those parking spaces located in the garage

Permitted Use:
Research and development, including pharmaceutical and biotech research and development, and ancillary general office uses, and including laboratories, warehousing and full service kitchen/cafeteria, to the extent permitted under City ordinances and subject to Landlord’s reasonable approval

Tenant Improvement Allowance:	$50 per square foot of Rentable Area, based on the actual Rentable Area of Premises, as certified by Landlord’s architect and as determined in accordance with Section 10.3 and Exhibit D
Addresses for Notice:
Landlord:
The Board of Trustees of the
Leland Stanford Junior University
Office of Land, Buildings and Real Estate
3160 Porter Drive, Suite 200
Palo Alto, CA 94304
Attention: Associate Vice President, Real Estate
E-Mail: stanfordresearchpark@stanford.edu and
tgriego@stanford.edu

with a copy to:	Carol K. Dillon, Esq. Morgan Lewis & Bockius LLP 1400 Page Mill Road Palo Alto, CA 94304 E-Mail: carol.dillon@morganlewis.com

Tenant:
3170 Porter Drive Palo Alto, CA 94304 Attention: Ron Malouf E-mail: ronald.malouf@jazzpharma.com
with a copy to:	3180 Porter Drive Palo Alto, CA 94304 Attention: Legal Department E-mail: Jazz_Notices@jazzpharma.com with a copy to:
Landlord’s Lockbox Instructions:	Hines AAF Stanford University Bank: Bank of America – Global ACH ABA: 111000012 Fed Wire ABA: 026009593
Brokers:	Landlord’s Broker: Cushman & Wakefield Tenant’s Broker: CBRE

2.    PREMISES.
2.1    Premises. Subject to the terms, covenants and conditions set forth in this Lease, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The Premises shall include certain traffic-mitigating amenity space (i.e. an on-site cafeteria, fitness center or otherwise approved by the City) to be constructed by Tenant, subject to the City’s approvals (the “Amenity Space”). The parties anticipate that the Amenity Space shall consist of approximately Three Thousand (3,000) feet of Rentable Area, which shall be included in the Rentable Area of the Premises for all purposes other than the calculation of parking spaces. Tenant acknowledges that the size and use of the Amenity Space, if any, is granted at the City’s discretion. The building in which the Premises will be located is sometimes referred to in this Lease as the “Building”. Notwithstanding anything to the contrary in this Lease (other than Section 9.8 and Schedule 9.8), Landlord hereby reserves the exclusive right to the exterior of all walls and the roof of the Building. The Building, which will include a below-grade parking garage, and certain improvements in the Common Area will be constructed by Landlord in accordance with the provisions of Article 1 above and the Work Letter attached to this Lease as Exhibit D. Together, the Premises, the Building, and the Common Area are sometimes referred to in this Lease as the “Property”, and the construction of the Building and related improvements in the Common Area by Landlord is sometimes referred to as the “Project”.
2.2    Common Area. Landlord hereby grants to Tenant and its officers, employees, agents, contractors, invitees, permitted subtenants and any other permitted occupants of the Premises (collectively, “Tenant’s Agents”) a non-exclusive license to reasonably use the exterior areas, sidewalks, driveways, Parking Area and other public amenities that Landlord will construct on the Property (the “Common Area”) during the Term. Tenant’s rights to the Common Area shall be subject to the Rules and Regulations described in Section 24.1, to Landlord’s reserved rights described in Article 17 and to other applicable provisions of this Lease.
2.3    Parking. Subject to the terms and conditions of this Section 2.3, during the Term, Tenant and Tenant’s Agents, at no additional cost, shall have the exclusive right to all surface and underground parking within the Building and all other parking areas on the Property (the “Parking Area”) for parking operable motor vehicles and for ingress to and egress from the Property in connection with Tenant’s use of the Premises. Tenant’s right to use the Parking Area shall be subject to the following terms and conditions:
(a)    Tenant agrees that neither Tenant nor Tenant’s Agents shall park in areas not designated as parking spaces, or in parking spaces on other properties owned by Landlord or its affiliates.
(b)    Tenant’s parking license shall not be assigned, sublet or otherwise transferred separately from the Premises.
(c)    Tenant shall not at any time park, or permit the parking of commercial trucks or vehicles of Tenant or Tenant’s Agents in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked any inoperative vehicles or store any materials or equipment on any portion of the Parking Area or other areas of the Common Area other than temporary storage in connection with moving and remodeling; provided however, Tenant may install, subject to Article 10, lockers in the underground portions of the Parking Area for bicycles and motorcycles, subject to all Applicable Laws and so long as Tenant does not reduce the number of parking spaces below the amount required by Applicable Laws.
(d)    Tenant agrees to assume responsibility for compliance by Tenant’s Agents with the parking provisions contained in this Section. Tenant hereby authorizes Landlord at Tenant’s expense to attach violation stickers or notices to such vehicles not parked in compliance with this Section, and, following reasonable notice to Tenant, to tow away any such vehicles. In addition, one or more specific sections of the Parking Area may be set aside by Landlord from time to time for visitor parking for the Property, for loading purposes, for car or van pool parking for the Property, or for other specific uses for the Property as designated by Landlord.
3.    ACCEPTANCE.
3.1    Lease Subject to Certain Matters. This Lease shall be subject to (a) all Applicable Laws and all zoning and other governmental regulations, requirements and conditions of approval now or hereafter in effect; (b) all liens, assessments, encumbrances, restrictions, rights and conditions of law or of record existing as of the Commencement Date; (c) any access and easement agreements and/or other agreements relating to the Pre-Existing Environmental Condition that have been entered into by Landlord, or that Landlord is required by prior agreement or governmental requirements to enter into during the Term, provided Tenant is given written notice of such agreements or requirements by Landlord; and (d) all other matters affecting title to or use of the Premises either known to Tenant or ascertainable by survey or investigation. Tenant hereby acknowledges that Landlord intends to develop and operate a transportation hub, which may include retail and other amenities, in the vicinity of the Premises and may apply for entitlements or otherwise endeavor to negotiate agreements with the City and other governmental entities in connection with the potential development of the transportation hub. Tenant will cooperate fully with Landlord’s efforts to entitle, construct and operate such transportation hub and Tenant shall not publicly oppose or object to the transposition hub or any related development efforts by Landlord. Landlord shall pay Tenant’s reasonable, actual, out-of-pocket expenses related to such cooperation; provided that Tenant notifies Landlord in writing in advance of the expenditure.
3.2    Acceptance; AS-IS. The Premises as furnished by Landlord will consist of the Base Building Work (as defined in Exhibit D) to be provided by Landlord pursuant to Exhibit D, and Landlord shall have no obligation for any other construction work or improvement on or to the Property. Prior to entering into this Lease, Tenant has made a thorough and independent examination of all matters related to Tenant’s decision to enter into this Lease. Except as expressly set forth in this Lease, Tenant does not rely on, and Landlord does not make, any express or implied representations or warranties as to any matters including, without limitation, (a) the physical condition of the Property, (b) the quality or adequacy of utilities serving the Property, (c) the size of the Premises, the Building or the Property (d) the use, habitability, merchantability, fitness or suitability of the Premises for the Permitted Use, (e) the likelihood of deriving business from Tenant’s location or the economic feasibility of Tenant’s business, (f) Hazardous Substances in the Premises, or on, in, under or around the Property (including those that may impact indoor air quality), (g) zoning, entitlements or any Applicable Laws which may apply to Tenant’s use of the Premises or business operations, or the Property’s compliance with Applicable Laws, or (h) any other matter. Tenant has satisfied itself as to such suitability and other pertinent matters by Tenant’s own inquiries and tests into all matters relevant in determining whether to enter into this Lease. Upon Substantial Completion of the Base Building Work (as defined in Exhibit D), Tenant shall acknowledge that the Premises is in good, condition and repair, and accept (or by occupying the Premises be deemed to have accepted) the physical condition of the Premises and the Building in their then-existing “as-is” condition, subject to any punch-list items as provided in Exhibit D, and Landlord’s delivery, maintenance and restoration obligations set forth in this Lease. Further, it is understood that the acceptance of the Premises by Tenant in its then-existing “as-is” condition shall not limit Landlord’s obligation to complete any Base Building Work and to enforce all third-party warranties pertaining to the Base Building Work as provided in Exhibit D.
3.3    Access. Without limiting the foregoing provisions of this Article 3, in accordance with California Civil Code Section 1938, Landlord notifies Tenant that neither the Premises nor the Property have been inspected by a Certified Access Specialist (“CASp”). Landlord and Tenant agree and acknowledge, as required by California Civil Code Section 1938, the following:
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”
Landlord and Tenant agree and acknowledge that Tenant shall be solely responsible for the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises identified by the CASp inspection, subject to Landlord’s obligations with respect to the Base Building Work and any contrary provisions set forth in this Lease.
3.4    Energy. Landlord and Tenant acknowledge that, notwithstanding California Public Resources Code Section 25402.10, because the Building is not yet constructed and Tenant will be its first occupant, Landlord will be unable to provide Tenant with electricity and gas usage benchmarking data and ratings for the Premises. After the Commencement Date, if Tenant is billed directly by a utility company with respect to Tenant’s electricity and gas usage at the Premises, then, promptly upon request, Tenant shall provide monthly electricity and gas usage data for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity and gas usage data with respect to the Premises directly from the utility company. Tenant acknowledges and consents to Landlord’s use and disclosure of such information to the extent required to comply with California Public Resources Code Section 25402.10.
4.    CONTINGENCIES.
4.1    Failure to Achieve Substantial Completion. If Landlord has not achieved Substantial Completion (as further defined and described in Exhibit D) of the Base Building Work, pursuant to Section 2.7 of Exhibit D, by March 1, 2019 (the “Outside Completion Date”), as such date is extended due to Landlord’s Unavoidable Delay (as defined in Exhibit D) and Landlord’s failure causes a delay in Tenant’s completion of Tenant’s Improvement Work (approved by Landlord as set forth in Exhibit D) resulting in delay in Tenant’s occupancy of the Premises past September 4, 2019, (a) the validity of this Lease and the obligations of Tenant under this Lease shall not be affected by any such delay, (b) Tenant shall have no claim against Landlord arising out of Landlord’s failure to achieve Substantial Completion, and (c) Tenant’s sole remedy shall be Tenant’s receipt of a credit of one (1) additional day free Base Rent for every day from the Outside Completion Date to the date Landlord achieves Substantial Completion of the Base Building Work. By way of example, if Landlord achieves Substantial Completion twenty-five (25) days after the Outside Completion Date, then the Rental Abatement Period, as defined in Section 6.2 below, shall increase by twenty-five (25) days.
4.2    Tenant Delay. Notwithstanding the foregoing, if Landlord is delayed in the delivery of access beyond the Scheduled Access Date because of Tenant Delays (as defined in Exhibit D), then (a) the Actual Access Date shall be deemed to have occurred on the date on which Landlord could have delivered access to the Premises to Tenant but for such Tenant Delays, (b) the time period for the determination of the Commencement Date shall commence, and (c) to the extent Landlord is delayed in achieving Substantial Completion of the Base Building Work due to any Tenant Delays, the Outside Completion Date shall be delayed by one day for each day of delay caused by Tenant Delays. If Tenant has not satisfied the requirements to obtain Landlord’s approval of Tenant’s plans for the Tenant Improvement Work as set forth in Section 3.3 of Exhibit D or any construction requirements with respect to Tenant

Improvement Work as set forth in Section 4 of Exhibit D in the timeframes set forth therein, Tenant shall not be eligible for the credit of Base Rent described in Section 4.1.
5.    TERM.
5.1    Term. Subject to the contingencies set forth in Article 4, the Premises are leased for a term (the “Term”) commencing on the Commencement Date and ending on the Expiration Date, unless it is earlier terminated in accordance with this Lease. As of the Effective Date, the parties anticipate that the Premises will be delivered to Tenant for the construction of the Tenant Improvement Work on or before the Scheduled Access Date set forth in Article 1. As of the Effective Date, the parties anticipate that the Base Building Work (as defined in Exhibit D) shall be Substantially Complete on or before the date estimated for Substantial Completion set forth as Item #10 in the Schedule (the actual date being the “Substantial Completion Date”). The Term shall end on the Expiration Date, or such earlier date on which this Lease terminates pursuant to its terms. The date upon which this Lease actually terminates, whether by expiration of the Term or earlier termination pursuant to the terms of this Lease, is sometimes referred to in this Lease as the “Termination Date”. After the Commencement Date has been determined, Landlord shall specify in a written notice to Tenant, substantially in the form of Exhibit B, the Commencement Date and Expiration Date of this Lease, the actual Rentable Area and the Base Rent and Tenant Improvement Allowance, and other terms herein based upon Rentable Area (based on the actual Rentable Area of the Premises as determined in accordance with Section 10.3). Such notice shall be delivered promptly after all of the information set forth in the notice has been determined; provided that Landlord’s failure to do so shall not in any way affect either party’s rights or obligations under this Lease.
5.2    Renewal Option. Tenant shall have two (2) options (each, a “Renewal Option”) to extend the Term of the Lease for the entire Premises then being leased to Tenant for terms of five (5) years each (each, a “Renewal Term”). If the first Renewal Option is exercised, the first Renewal Term shall commence on the day after the Expiration Date. If the second renewal term is exercised, the second Renewal Term shall commence on the day after the Expiration Date of the first Renewal Term. Each Renewal Option shall be void if an Event of Default by Tenant exists, either at the time of exercise of such Renewal Option or the time of commencement of such Renewal Term. The second Renewal Term shall be void if Tenant fails to exercise the first Renewal Option. Each Renewal Option must be exercised, if at all, by written notice from Tenant to Landlord given not more than eighteen (18) months and not less than twelve (12) months prior to the expiration of the Term (as previously extended, if applicable). Each Renewal Term shall be upon the same terms and conditions as the original Term, except that (a) the Base Rent payable pursuant to Section 6.1 with respect to each Renewal Term shall be equal to ninety-five percent (95%) of the Prevailing Market Rent as of the commencement of the Renewal Term, as determined pursuant to Exhibit C, (b) Tenant shall not be entitled to any Tenant Improvement Allowance during the Renewal Term, (c) the L-C Amount shall remain as the amount determined in accordance with Section 6.5(a) below; and (d) from and after the exercise of a Renewal Option, (i) all references to “Expiration Date” shall be deemed to refer to the last day of the Renewal Term, and (ii) all references to “Term” shall be deemed to include the Renewal Term. The Renewal Options are personal to Tenant and shall be inapplicable and null and void if Tenant assigns its interest under this Lease to any Transferee other than a Permitted Transferee. Landlord shall not be responsible for any commissions or fees related to Tenant’s exercise of the Renewal Option.

5.3    Early Termination. So long as Tenant has not assigned its interest in the 3170 Porter Lease (other than to a Permitted Transferee) or extended the term of the 3170 Porter Lease, Tenant shall have a one-time right to terminate this Lease (the “Early Termination Option”) as of the expiration date of the 3170 Porter Lease at the end of its initial twelve (12) year term (and not the date of an earlier voluntary or involuntary termination of the 3170 Porter Lease) (the “Termination Option Date”). In order to exercise the Early Termination Option, Tenant must deliver written notice to Landlord no later than twelve (12) months prior to the Termination Option Date. The Early Termination Option shall have no force or effect, and this Lease shall not terminate unless at least sixty (60) days prior to the Termination Option Date Tenant pays to Landlord (a) reimbursement of all unamortized costs incurred by Landlord in connection with this Lease for brokers’ commissions and the Tenant Improvement Allowance (amortized over the Term using straight-line amortization with no interest) calculated as of the date that is three (3) months after the Termination Option Date (the “Termination Reimbursement Amount”); plus (b) a termination fee equal to three (3) months’ of Base Rent in the amount that would otherwise have been due for the three (3) months of the Term following the Termination Option Date (together with the Termination Reimbursement Amount, the “Termination Fee”). For the purposes of the Termination Reimbursement Amount calculation, the parties agree that the Termination Option Date shall be presumed to have occurred on the first day of the month in which the Termination Option Date occurred. Upon Tenant’s written request, Landlord shall promptly provide the amount and formula for the Termination Reimbursement Amount. Tenant’s failure to deliver the Termination Fee (or a reasonable estimate in the event Landlord fails to timely provide the amount and formula for the Termination Reimbursement Amount) at least sixty (60) days prior to the Termination Option Date shall render Tenant’s termination notice null and void. The Early Termination Option shall, at Landlord’s option, be void if an Event of Default by Tenant exists, at the time of exercise of such Early Termination Option, on the date the Termination Fee is paid, or on the Termination Option Date. If for any reason Tenant’s exercise of its Early Termination Option is not effective, this Lease shall remain in full force and effect as if the Early Termination Option had not been exercised by Tenant and the Termination Fee shall be held by Landlord and applied against Rent as it becomes due hereunder.
6.    RENT.
6.1    Base Rent. Commencing on the Commencement Date (but subject to Section 6.2 below), and thereafter during the Term, Tenant shall pay to Landlord the monthly Base Rent specified in Article 1 on or before the first day of each month, in advance, without any prior notice or demand and without any deductions or offset whatsoever (except as otherwise expressly provided in this Lease). Base Rent shall be paid by wire transfer pursuant to the instructions set forth in Article 1 or, if requested by Landlord, at the address specified for Landlord in Article 1 or at such other place as Landlord designates in writing. If the Commencement Date occurs on a day other than the first day of a calendar month, or the Termination Date occurs on a day other than the last day of a calendar month, then the Base Rent for such fractional month will be prorated on the basis of the actual number of days in such month. Base Rent shall be increased on the first day of the thirteenth (13th) month following the first anniversary of the Commencement Date and on the anniversary of such date thereafter (each, an “Adjustment Date”) by three percent (3%) over the Base Rent for the immediately preceding twelve (12) month period.
6.2    Abated Rent. Tenant’s payment of Base Rent (but not including payment of Additional Rent, as defined in Section 6.3), shall be abated for one (1) full calendar month after the Commencement Date (the “Rent Abatement Period”), so long as no Event of

Default occurs during the Rent Abatement Period. If an Event of Default occurs during the Rent Abatement Period, Tenant shall not be entitled to any abatement of Base Rent under this Section 6.2, unless during the Rent Abatement Period, Tenant cures the Event of Default, in which case Tenant shall be entitled to prorated abatement of Base Rent based on the number of days during the Rent Abatement Period in which there was no Event of Default.
6.3    Additional Rent. All sums due from Tenant to Landlord or to any third party under the terms of this Lease (other than Base Rent) shall be additional rent (“Additional Rent”), including without limitation the charges for Operating Expenses (described in Article 8), TDM Fees (described in Section 7.3), and all sums incurred by Landlord due to Tenant’s failure to perform its obligations under this Lease. Tenant’s obligation to pay Additional Rent shall commence on the Commencement Date. All Additional Rent that is payable to Landlord shall be paid at the time and place that Base Rent is paid, unless otherwise specifically provided in this Lease. Landlord will have the same remedies for a default in the payment of any Additional Rent as for a default in the payment of Base Rent. Together, Base Rent and Additional Rent are sometimes collectively referred to in this Lease as “Rent”.
6.4    Late Fee. Any unpaid Rent shall bear interest from the date due until paid at the Interest Rate. In addition, Tenant recognizes that late payment of any Rent will result in administrative expense to Landlord, the extent of which expense is difficult and economically impracticable to determine. Therefore, Tenant agrees that if Tenant fails to pay any Rent within five (5) days after its due date, a one-time late fee for the applicable month of five percent (5%) of the overdue Rent for the applicable month shall become immediately due and payable. Notwithstanding the foregoing, if Tenant is late in payment of Rent and it is Tenant’s first late payment in that calendar year, then provided there have been no more than three (3) late payments during the Term, Landlord agrees not to charge a late charge if Tenant has delivered the Rent payment within five (5) Business Days after written notice from Landlord to Tenant that the Rent payment has not been received. Tenant agrees that the late fee is a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of such failure by Tenant. In the event of nonpayment of interest or late fees on overdue Rent, Landlord shall have, in addition to all other rights and remedies, the rights and remedies provided in this Lease and by law for nonpayment of Rent.
6.5    Letter of Credit. Within fifteen (15) Business Days following the full execution of this Lease, Tenant shall deliver to Landlord a letter of credit as described in this Section 6.5.
(a)    The letter of credit (“L-C”) shall be a clean, unconditional irrevocable letter of credit in the initial amount set forth in the Basic Lease Information, to be delivered concurrently with the execution of this Lease. Provided there is no outstanding Event of Default under this Lease, the L-C shall be reduced to one (1) month’s Base Rent (based on the initial Base Rent as determined upon certification of the actual Rentable Area of the Premises) on the third (3rd) anniversary of the Commencement Date. The amount of the L-C from time to time is sometimes referred to in this Lease as the “L-C Amount”. Tenant shall not replace or substitute the L-C without Landlord’s prior written consent, which Landlord may withhold in its sole and absolute discretion.
(b)    If (i) there is an Event of Default by Tenant with respect to any provisions of this Lease (including but not limited to the payment of Rent); (ii) Tenant files a petition in bankruptcy, insolvency, reorganization, dissolution or liquidation under any law; (iii) Tenant makes an assignment for the benefit of its creditors; (iv) Tenant consents to or acquiesces in the appointment of a receiver of itself or the Premises; (v)  if a court of competent jurisdiction enters an order or judgment appointing a receiver of Tenant or the Premises; or (vi) if a court of competent jurisdiction enters an order or judgment approving a petition filed against Tenant under any bankruptcy, insolvency or liquidation law (individually and collectively, an “L-C Event”), then in any such case Landlord may, without waiving any of Landlord’s other rights or remedies under this Lease, draw down the L-C Amount in whole or in part to remedy any failure by Tenant to pay any sums due under this Lease, to repair or maintain the Premises, to perform any other terms, covenants or conditions contained in this Lease, to compensate Landlord for any loss or damages which Landlord may suffer as a result thereof, including without limitation any lost rent to which Landlord is entitled in the event the Lease terminates or is rejected as a result of any of the foregoing, and the cost of reletting the Premises upon any termination of this Lease. Should Landlord so apply any portion of the L-C Amount, Tenant shall replenish the L-C to the original L-C Amount within fifteen (15) Business Days after written demand by Landlord.
(c)    The L-C shall be issued by a money-center bank (a solvent, nationally recognized bank with a long term rating of BBB, or higher, under the supervision of the Superintendent of Banks of the State of California, or a national banking association, which accepts deposits, maintains accounts, has a local California office which will negotiate the L-C, and whose deposits are insured by the FDIC) reasonably approved by Landlord (the “Bank”) and shall be in a form that is reasonably acceptable to Landlord in Landlord’s reasonable discretion. The Bank shall be a bank that accepts deposits, maintains accounts, has a local Santa Clara County office that will negotiate the L-C, or if no local office then the L-C shall provide for draws by Landlord upon delivery of the written draw request by courier or by fax (to be confirmed by telephone and with original to follow by overnight courier) and payment to be made by wire transfer to Landlord’s account as directed by Landlord upon receipt of the original or fax request. If Landlord notifies Tenant in writing that the Bank that issued the L-C has become financially unacceptable in Landlord’s reasonable opinion, then Tenant shall have thirty (30) days to provide Landlord with a substitute L-C complying with all of the requirements hereof and issued by a Bank reasonably approved by Landlord. If Tenant does not so provide Landlord with a substitute L-C within such time period, then Landlord shall have the right to draw upon the current L-C and shall hold the proceeds as provided in Section 6.5(f) below. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining or extending the L-C. The L-C shall be available by draft at sight, subject only to receipt by the Bank of a statement from Landlord certifying that a matter allowing Landlord to draw upon the L-C Amount under the terms of this Lease has occurred. The L-C shall: (i) name Landlord as beneficiary; (ii) allow Landlord to make partial and multiple draws thereunder up to the face amount, as determined by Landlord in its sole discretion, upon an L-C Event by Tenant, or in the event Tenant fails to deliver a substitute L-C as provided in this paragraph; and (iii) provide that Landlord can freely transfer it in its entirety upon an assignment or other transfer of its interest in this Lease to the assignee or transferee, without charge to Landlord and without recourse, and without having to obtain the consent of Tenant or the Bank. If transfer fees are assessed as a result of any transfer of the L-C by Landlord, Tenant shall pay such fees. Tenant shall cooperate as required by Landlord and Bank to cause Bank to transfer the L-C to Landlord’s assignee or transferee within fifteen (15) Business Days after Landlord’s written request, subject to Landlord surrendering the original L-C if a replacement L-C will need to be obtained. Tenant shall maintain in effect the L-C, which shall by its terms expire not less than one (1) year from the date issued and shall provide for automatic one (1) year extensions continuing until the date that is one hundred twenty (120) days after the Termination Date. If the L-C will not be renewed or extended through this period, Tenant shall notify Landlord in writing not less than ninety (90) days prior to the expiration of the L-C. Upon receipt of such notice, Landlord shall have the right to immediately draw upon the current L-C in an amount up to the face amount of the L-C and shall hold the proceeds as provided in Section 6.5(f) below. If after receipt of notice that the L-C will not be renewed or extended through the date that is one hundred twenty (120) days after the Termination Date and Landlord does not in its sole and absolute discretion draw down upon the current L-C, Tenant, subject to Landlord’s written approval (which may be withheld in Landlord’s sole and absolute discretion, shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days before the expiration of the L-C then held by Landlord. Tenant’s failure to so deliver, renew (including specifically but not limited to the delivery to Landlord of such renewal not less than sixty (60) days prior to expiration of the L-C) and maintain such L-C, shall entitle Landlord to fully draw the L-C. If any portion of the L-C is drawn upon as permitted herein and not held by Landlord as a cash security deposit as provided in Section 6.5(f) below, Tenant shall, within fifteen (15) Business Days after written demand therefor from Landlord, reinstate the L-C to the full L-C Amount, and Tenant’s failure to do so shall be an Event of Default. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.
(d)    Landlord and Tenant (i) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor be deemed to be or treated as a "security deposit" under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (ii) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (iii) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (A) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (B) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section, and/or those sums reasonably necessary to (y) compensate Landlord for any loss or damage caused by Tenant's breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (z) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.
(e)    On the date that is one hundred twenty (120) days after the Termination Date, Landlord shall return the L-C to Tenant, and/or any cash L-C Amount that Landlord holds due to Landlord having drawn the L-C pursuant to this Section 6.5; provided that during such one hundred twenty (120) days Landlord has not determined that Tenant failed to surrender the Premises in the condition required pursuant to this Lease and there has been an L-C Event hereunder, in which case Landlord may deduct only those L-C proceeds the amounts that Landlord may deduct legally from a cash security deposit, as modified herein.
(f)    In the event at any time Landlord draws on the L-C, and to the extent any portion of the L-C Amount is not used by Landlord to cure a breach by Tenant, compensate for non-payment of Rent or the like, the cash L-C Amount shall be delivered to Landlord, in which case Landlord shall hold the cash as a security deposit, but shall not be required to keep the cash L-C Amount separate from its general funds, and Tenant shall not be entitled to interest on the cash L-C Amount. If Tenant has fully complied with all of the terms, covenants and conditions of this Lease, the cash L-C Amount (less any amount applied to cleaning, repairing damage to the Premises caused by Tenant or otherwise applied in accordance with the provisions of this Lease) shall be returned to Tenant after the Termination Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease. In the event of any Assignment of this Lease by Tenant, such Assignment shall be deemed to include an assignment of Tenant’s rights to recover the L-C Amount, and Landlord’s agreement to return the L-C Amount shall run only to Tenant’s assignee and not to the original Tenant. Tenant hereby expressly waives the provisions of California Civil Code Section 1950.7 or under any similar law, statute or ordinance now or hereafter in effect.
7.    USE OF PREMISES AND CONDUCT OF BUSINESS.
7.1    Permitted Use. Tenant may use and occupy the Premises during the Term solely for the Permitted Use, unless Landlord consents to any other use in Landlord’s sole discretion. Tenant’s use of the Property shall in all respects comply with all Applicable Laws.
7.2    Prohibited Uses. Tenant shall not use the Premises or allow the Premises to be used for any illegal purpose, or so as to create waste, or constitute a private or public nuisance. Tenant shall use reasonable efforts to maintain cooperative relations with Landlord and the occupants of neighboring buildings in the vicinity of the Property. Such cooperation shall include, as reasonably requested by Landlord (a) responding to complaints regarding operational issues (i.e., lighting, parking, noise, etc.), (b) designating a representative to handle any issues that may arise, and (c) advising Tenant’s employees regarding issues of concern to Tenant’s neighbors. Tenant shall not place any loads upon the floors, walls, or ceiling that endanger the structure, or overload existing electrical or other mechanical systems. Tenant shall not use any machinery or equipment which causes any substantial noise or vibration. Tenant shall not engage in any action or inaction that (i) jeopardizes the Building’s LEED or Energy Star ratings, or (ii) compromises Landlord’s sustainability goals for the Building as communicated in writing to Tenant. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Premises except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Premises where approved by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of the Common Area unless otherwise approved by Landlord in its reasonable discretion. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. No explosives or firearms shall be brought into the Premises. Landlord shall have the right to enter and conduct an inspection of the Premises, at any reasonable time and upon reasonable advance notice, to determine whether Tenant is complying with the terms of this Section 7.2. In the event such inspection identifies any deficiencies in Tenant’s compliance with the terms of this Section 7.2, Tenant shall promptly correct such deficiency and shall reimburse Landlord within ten (10) days after written demand as Additional Rent for any reasonable third-party costs incurred by Landlord in connection with such inspection.
7.3    Transportation Demand Management Operational Obligations. Tenant shall (and shall cause any and all occupants and subtenants to) cooperate with Landlord in facilitating and coordinating the Transportation Demand Management programs implemented in the Stanford Research Park by Landlord. Tenant’s obligations with respect to such program shall include without limitation, designating a Transportation Demand Management liaison for

Tenant and for each subtenant under a permitted sublease, supporting a transportation management association approved by Landlord, responding to and collecting responses from subtenants, employees and visitors to transportation related surveys, distributing information related to the program to subtenants, employees, and visitors, and encouraging subtenants, employees, contractors, and visitors to cooperate with and participate in such programs. Tenant shall provide to Landlord on each anniversary of the Commencement Date a reasonably detailed report regarding the number of persons working at the Premises and how such persons typically commute to the Premises. Tenant shall (or cause each employer located in the Premises to) use reasonable efforts to cause its employees to cooperate in the completion and return of transportation related surveys at a response rate of 70% or higher, when and as requested by Landlord or its designated transportation coordinator or independent consultant, but no more often than twice per calendar year. Cooperation with the Transportation Demand Management programs shall include Tenant’s paying Tenant’s proportionate share of the reasonable cost of any current or future Transportation Demand Management program serving the Stanford Research Park, whether implemented by Landlord, City or any other governmental agency, including without limitation fees imposed by Landlord, fees imposed by a transportation management association that Landlord has joined or similar program, and any fees imposed by any governmental agencies (collectively, “TDM Fees”). TDM Fees may be based on the costs of on-going monitoring as well as the costs of Transportation Demand Management measures. Tenant’s share of TDM Fees imposed by Landlord or by a transportation management association shall be assessed pro rata and on a non-discriminatory basis, based on a reasonable standard applied in a non-discriminatory manner (for example, based on the rentable area of the Improvements as compared to the total rentable area of the Stanford Research Park (or the area being served, if less than the entire Stanford Research Park), or based on the average employee headcount in the Premises as compared to the overall employee density of the Stanford Research Park). In the event a TDM Fee is assessed specifically for Premises or Tenant’s building(s) and/or business operations on the Premises by the City or other governmental agency, and Tenant pays such fee directly to the City or other governmental agency, the direct payment shall fully satisfy Tenant’s liability under this Section 7.3, unless Landlord adopts an additional Transportation Demand Management Program for the Stanford Research Park that funds services or programs that are different from those funded through the TDM Fee assessed by the City or other governmental agency. For the avoidance of doubt, any City-imposed tax based on gross receipts, payroll or employee head count would not be considered a TDM Fee, and Tenant’s payment of such tax would not exempt Tenant from its obligation to pay TDM Fees or any other requirements of this Section 7.3.
8.    OPERATING EXPENSES.
8.1    Net Lease. This Lease is intended to be a net lease, and the Base Rent and all Additional Rent are to be paid by Tenant absolutely net of all costs and expenses relating to Landlord’s ownership, operation and maintenance of the Property during the Term of this Lease, except as specifically provided in this Lease. The provisions of this Article 8 for the payment of Operating Expenses are intended to make Tenant responsible for all such costs and expenses that are incurred by Landlord in connection with the ownership, operation and maintenance of the Property during the Term of this Lease, subject to the limitation and amortization provisions set forth below.
8.2    Operating Expenses. “Operating Expenses” means the total actual costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance, repair and replacement of the Property, including, without limitation, all costs of:
(a)    taxes, assessments and charges levied upon or with respect to the Property or any personal property of Landlord used in the operation of the Property, or on Landlord’s interest in the Property or its personal property (“Real Estate Taxes”). Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Property or the occupants thereof, service payments in lieu of taxes that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California or any political subdivision thereof, or any other political or public entity, and shall also include any other tax, assessment or fee, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties as of the Commencement Date, including any general or supplemental real property taxes assessed as a result of a change in the assessed value of the Property following or in connection with any transfer of the Property by Landlord. Real Estate Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Estate Taxes; provided that Landlord shall return to Tenant Tenant’s proportionate share of such reduction in Real Estate Taxes, net of such fees, costs and disbursements. Real Estate Taxes shall not include franchise, transfer, succession, gift, inheritance, gross receipts or capital stock taxes or income taxes measured by the net income of Landlord unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Without limiting the generality of the foregoing, Landlord shall have the right, in its sole discretion, but not the obligation, to cause all Real Estate Taxes applicable to the Property to be segregated from other real property owned by Landlord, and to have such Real Estate Taxes billed directly to Tenant by the Santa Clara County Assessor. In the event Landlord exercises such right, Tenant shall be liable for and shall pay before delinquency all such Real Estate Taxes and shall deliver satisfactory evidence of such payment to Landlord before delinquency;
(b)    repair, maintenance, replacement and supply of any air conditioning, electricity, steam, water, heating, ventilating, mechanical, lighting, solar panels, automobile charging stations, elevator systems, sanitary and storm drainage systems and all other utilities and mechanical systems (the “Building Systems”) provided that the cost of any capital improvements, repairs and replacements shall be subject to subsection (o) below;
(c)    lighting, landscaping and gardening of the Common Area;
(d)    cleaning, lighting, repaving, resealing, repairing, maintaining and restriping of the Parking Area, sidewalks, loading areas, driveways and vehicular entrances and exits at or serving the Property; provided that the cost of any capital improvements, repairs and replacements shall be subject to subsection (o) below;
(e)    repair, maintenance and replacement of the Common Area; provided that the cost of any capital improvements, repairs and replacements shall be subject to subsection (o) below;
(f)    repair, maintenance and replacement of any building access systems and fire protection systems installed in the Premises; provided that the cost of any capital improvements, repairs and replacements shall be subject to subsection (o) below;

(g)    general maintenance, janitorial services, window cleaning, trash removal, cleaning and service contracts and the cost of all supplies, tools and equipment required in connection therewith;
(h)    the costs of all utilities and services furnished to or used at the Premises and not paid for directly by Tenant, including the cost of renewable and green energy resources.
(i)    all premiums, premium equivalents, and other costs for insurance carried by Landlord on the Premises, the Common Area and the Property, or in connection with the use or occupancy thereof (including all amounts paid as a result of loss sustained that would be covered by such policies but for deductibles or self-insurance retentions and all amounts not covered by insurance proceeds), including, but not limited to, the premiums and costs of fire and extended coverage, earthquake, flood, vandalism and malicious mischief, commercial liability and property damage, worker’s compensation insurance, rental income insurance and any other insurance commonly carried by prudent owners of comparable buildings; provided, however, that the Landlord may, but shall not be obligated to carry earthquake insurance;
(j)    wages, salaries, payroll taxes and other labor costs and employee benefits for all on-site and off-site persons engaged in the operation, management, maintenance and security of the Property, equitably allocated by Landlord to the extent one or more employees do not work full time at or on behalf of the Premises;
(k)    a management fee equal to two percent (2%) of then-current Base Rent (whether or not Landlord employs a third party manager);
(l)    fees, charges and other costs of all independent contractors and consultants engaged by Landlord to assess the Property or to insure compliance with Applicable Laws (storm water regulations, TDM reporting and ADA compliance) and LEED or Energy Star certification criteria;
(m)    license, permit and inspection fees;
(n)    the cost of supplies, tools, machines, materials and equipment used in operation and maintenance of the Common Area;
(o)    the cost of any capital repairs, improvements or replacements to the Property, including without limitation those that are required by Applicable Laws (other than those required in connection with the Base Building Work), or that are made by Landlord to reduce energy or other utility costs or requirements (including LEED certification); provided that the cost of any such capital improvements, repairs and replacements shall be amortized over the useful life of the improvement, repair or replacement in question (determined in accordance with GAAP), together with interest on the unamortized balance at the rate of seven and one-quarter percent (7.25%) until fully paid;
(p)    the cost of reasonably contesting the validity or applicability of any governmental enactments that may affect Operating Expenses;
(q)    audit and bookkeeping fees, legal fees and expenses incurred in connection with the operation or management of the Property;

(r)    reasonable allocation of costs for an off-site or on-site property management office and office operation;
(s)    legal and accounting services related to the general management of the Property;
(t)    the TDM Fees and/or similar assessments, fees or other charges levied by an association against the Property; and
(u)    any other expenses of any kind whatsoever reasonably incurred in connection with the management, operation, maintenance, repair and replacement of the Property and typically included in pass-through expenses charged to triple net tenants in the vicinity of the Premises.
Notwithstanding anything in the definition of Operating Expenses to the contrary, Operating Expenses shall not include the following:
(i)    costs actually reimbursed to Landlord by any insurer, tenant, condemnor or other third party;
(ii)    costs incurred in connection with the sale, financing or refinancing (or attempted sale, financing or refinancing) of the Property including, without limitation, commissions, marketing costs, interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Property or planned to encumber the Property;
(iii)    legal fees, leasing commissions, allowances, buy-out amounts, tenant improvement costs, advertising expenses, promotional expenses, and other costs incurred in the leasing of space at the Property;
(iv)    ground rent or any other payments paid under any present or future ground or overriding or underlying lease and/or grant affecting the Property and/or the Premises (other than payments which, independent of such lease, would constitute an Operating Expense hereunder);
(v)    costs incurred due to a breach of this Lease by Landlord or any violation of any Applicable Laws by Landlord or Landlord’s employees, agents or contractors with respect to the Property;
(vi)    costs arising from the presence of any Hazardous Substances or violation of Environmental Requirements as of or prior to the Commencement Date or caused by Landlord or Landlord’s employees, agents or contractors;
(vii)    Any costs for the design or construction of the Base Building Work, and any costs associated with the correcting of any design or construction defects and/or the enforcement of warranties related to the design, materials or workmanship of any portion of the Base Building Work;
(viii)     costs associated with damage or repairs to the Property necessitated by the breach of this Lease, Active Negligence or willful misconduct of Landlord or Landlord’s Agents;

(ix)    reserves for Landlord’s repair, replacement or improvement of the Property or any portion thereof;
(x)    charitable or political contributions or fees paid to trade associates;
(xi)    Landlord’s general overhead expenses and costs associated with operation of the business of the ownership of the Property or entity that constitutes Landlord or Landlord’s property manager, as distinguished from the cost of Property operations, including the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord’s interest in the Property; and disputes between Landlord and Landlord’s property manager;
(xii)     any costs, fines, or penalties incurred due to the late payment of Real Estate Taxes or any other items that comprise Operating Expenses;
(xiii)    costs incurred in connection with Hazardous Substances not payable by Tenant under this Lease; and
(xiv)     any costs that are solely Landlord’s responsibility pursuant to any express provisions of this Lease.
8.3    Payment of Operating Expenses. Commencing on the Commencement Date, Tenant shall pay to Landlord as Additional Rent one twelfth (1/12) of the estimated Operating Expenses for each calendar year or portion thereof during the Term, in advance, on or before the first day of each month in an amount estimated by Landlord and stated in a written notice to Tenant; provided, further, that with respect to the Real Estate Taxes, in addition to the right to have Tenant billed directly by the County of Santa Clara for the Real Estate Taxes pursuant to Section 8.2(a), Landlord shall have the right to bill Tenant for, and require Tenant to pay to Landlord the entire amount of Real Estate Taxes for the Premises not more than thirty (30) days before the date by which such installment would be deemed delinquent by the County of Santa Clara. Prior to the Commencement Date, and the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall deliver to Tenant a reasonable estimate of the Operating Expenses for the then current calendar year. Landlord may by written notice to Tenant revise such estimates from time to time (but not more than once per year) and Tenant shall thereafter make payments on the basis of such revised estimates. With reasonable promptness after the expiration of each calendar year, Landlord will furnish Tenant with a statement (“Landlord’s Expense Statement”) setting forth in reasonable detail the actual Operating Expenses for the prior calendar year. If the actual Operating Expenses for such year exceeds the estimated Operating Expenses paid by Tenant for such year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference between the amount of estimated Operating Expenses paid by Tenant and the actual Operating Expenses within thirty (30) days after the receipt of Landlord’s Expense Statement. If the total amount paid by Tenant for any year exceeds the actual Operating Expenses for that year, the excess shall be credited against the next installments of Base Rent due from Tenant to Landlord, or, if after the Termination Date, the excess shall first be credited against any unpaid Base Rent or Additional Rent due and any remaining excess shall be refunded to Tenant concurrently with the furnishing of Landlord’s Expense Statement. Notwithstanding anything to the contrary set forth above, Tenant shall not be responsible for any Operating Expense not billed by Landlord to Tenant within three (3) years after the year in which such Operating

Expense was incurred by Landlord. Further, all calculations, determinations, allocations and decisions to be made hereunder with respect to Operating Expenses shall be made in accordance with the good faith determination of Landlord applying sound accounting and property management principles consistently applied which are consistent with institutional owner practices. All discounts, reimbursements, rebates, refunds, or credits attributable to Operating Expenses received by Landlord in a particular year shall be deducted from Operating Expenses in the year the same are received;
8.4    Audit. Each Landlord’s Expense Statement shall be conclusive and binding upon Tenant unless, within three (3) months after receipt thereof, Tenant shall give Landlord notice that Tenant disputes the correctness of the Landlord’s Expense Statement, specifying the particular respects in which the Landlord’s Expense Statement is claimed to be incorrect. Tenant shall not have the right to withhold payment of Operating Expenses in the event of a dispute. Landlord shall maintain books and records appropriate for the computation and verification of Operating Expenses and shall permit Tenant’s accountants, consultants and/or employees to examine Landlord’s books and records, during Landlord’s regular business hours at Landlord’s place of business and with at least ten (10) Business Days prior written notice, in order to verify the accuracy of the relevant Landlord’s Expense Statement. The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its accountants, consultants, and any other parties reviewing the same on behalf of Tenant. Before making any records available for review, Landlord may require Tenant and Tenant’s accountants, consultants and employees to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within thirty (30) days after receiving it from Landlord, and if Tenant fails to do so, the three (3) month objection period referred to in the first sentence of this paragraph shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. If it shall be finally determined by an independent accountant engaged by Tenant and reasonably approved by Landlord that Landlord’s Expense Statement was incorrect or commercially unreasonable, then either (a) Landlord shall at its election reimburse Tenant for any overpayment or credit the amount of such overpayment against the next monthly installment of Operating Expenses payable under this Lease, or (b) Tenant shall within fifteen (15) days after such determination pay any amounts due to Landlord. Tenant agrees to pay the cost of such audit, provided that, if the audit reveals that Landlord’s determination of Operating Expenses was overstated by more than five percent (5%), Landlord shall pay the cost of such audit. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Landlord’s Expense Statement if any Rent remains unpaid past its due date.
8.5    Proration. If either the Commencement Date or the Termination Date occurs on a date other than the first or last day, respectively, of a calendar year, Operating Expenses for the year in which the Commencement Date or Termination Date occurs shall be prorated based on a 365-day year.
8.6    Taxes on Tenant’s Property and Business. Tenant shall pay prior to delinquency all taxes levied or assessed by any local, state or federal authority upon the conduct of Tenant’s business in the Premises or upon Tenant’s Property and shall deliver satisfactory evidence of such payment to Landlord. If the assessed value of the Property is increased by the inclusion of a value placed upon Tenant’s Property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the portion of Landlord’s taxes resulting from said increase in assessment, as determined from time to time by Landlord.

9.    REPAIRS, MAINTENANCE, UTILITIES AND SERVICES.
9.1    Landlord’s Repair Obligations. Landlord shall have the obligation to repair, replace and maintain only the structural portions of the Premises, including, without limitation, the foundation, footings, floor/ceiling slabs, roof (including roof structure), curtain wall, exterior glass and mullions, load bearing walls, columns, beams, shafts (including elevator shafts), stairs, building standard stairwells (but not stairs or stairwells installed by the Tenant or any former tenant) and elevators (collectively, the “Building Structure”), and the Building Systems and Common Area. Landlord shall repair, replace and maintain the Building Structure, the Building Systems and Common Area in good working order and in a clean, safe and sanitary condition, consistent with the maintenance and repair of first class buildings of similar age and quality located in the Stanford Research Park in Palo Alto. The costs of such repair, replacement and maintenance shall be included in Operating Expenses to the extent permitted by Section 8 of this Lease; provided that, Tenant shall reimburse Landlord in full and within thirty (30) days after written demand for the cost of any repair to the Common Area, Building Structure or Building Systems attributable to misuse by Tenant or Tenant’s Agents. Such reimbursement shall be Additional Rent. Except as specifically provided in this Section 9.1 or elsewhere in this Lease, Landlord shall not be required to furnish any services, facilities or utilities to the Premises or to Tenant, and Tenant assumes full responsibility for paying for all services, facilities and utilities to the Premises. Tenant shall notify Landlord in writing when it becomes aware of the need for any repair, replacement or maintenance which is Landlord’s responsibility under this Section of which it becomes aware. Except as otherwise provided in Section 16.7 below, Tenant hereby waives and releases any right it may have under any Applicable Laws to make any repairs that are Landlord’s obligation under this Section.
9.2    Services to be Provided by Landlord. Landlord shall provide the following services to the Premises:
(a)    hot and cold water, gas and electricity service in amounts sufficient for normal office operations as provided in similar buildings in the Stanford Research Park; provided that Landlord shall have the right to purchase green or renewable utilities;
(b)    heating and air conditioning, at such temperatures and in such amounts as are reasonably determined by Tenant and customary for research and development uses, subject to the requirements of Applicable Law;
(c)    sewer service and non-hazardous waste pick-up; and
(d)    exterior window washing services.
Except as otherwise provided in Section 16.7 below, Tenant hereby waives and releases any right it may have under any Applicable Laws to make any repairs that are Landlord’s obligation under this Section.
9.3    Tenant’s Obligations. Except as provided in Section 9.1 and Article 19, Tenant assumes full responsibility for the condition, repair, replacement and maintenance of the Premises on and after the Commencement Date, including, without limitation, all electrical, steam, water, heating, ventilating and mechanical systems and all other utilities, systems and equipment installed in the Premises by Tenant in connection with its use and occupancy of the Premises as permitted by this Lease (“Tenant Systems”). Tenant shall be responsible for arranging for and supplying security services and telephone and other electronic communication services to the Premises and shall pay the costs of such utilities and services directly. Tenant shall take good care of the Premises and the Tenant Systems and keep the Premises (other than the Common Area, Building Structure and Building Systems that are the responsibility of Landlord to the extent expressly provided in Section 9.1) and the Tenant Systems in good working order and in a clean, safe and sanitary condition. All repairs and replacements by Tenant for which Tenant is responsible are collectively referred to as the “Tenant Obligations” and shall be made and performed: (a) at Tenant’s cost and expense, and in such manner as Landlord may reasonably designate, (b) by licensed and reputable contractors or mechanics reasonably approved by Landlord, (c) so that the same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials that will not interfere with or impair the operation of or damage the Building Systems, and (e) in accordance with Article 10 (if applicable) and all Applicable Laws. Tenant shall cooperate fully and in good faith with Landlord and Landlord’s property manager in the performance of all such repairs and replacements by Tenant, and shall perform all such work and activities diligently and expeditiously to completion, and in a manner consistent with the repair and maintenance of first class buildings of similar age and quality located in the Stanford Research Park in Palo Alto. Tenant shall reimburse Landlord within ten (10) Business Days after written demand as Additional Rent for any actual out-of-pocket expenses incurred by Landlord in connection with any repairs or replacements required to be made by Tenant, including without limitation, any reasonable fees charged by Landlord’s contractors to review plans and specifications prepared by Tenant.
9.4    Utility Costs. Subject to Tenant’s right to contract directly with the providers of certain utilities, as provided in Section 9.3, Landlord shall arrange for water, electrical, gas, non-hazardous waste collection and sewer service to the Premises as are generally provided in similar research and development buildings in the Stanford Research Park. Tenant shall be responsible for arranging for hazardous waste collection, telephone and other electronic communications services at the Premises. Tenant shall pay, either through Operating Expenses, as a reimbursement to Landlord, or directly the cost of all utilities provided to the Premises. If Tenant is billed directly by Landlord for any utilities, Tenant shall deliver payment to Landlord within thirty (30) days after receipt of an invoice. If Tenant is billed directly by a utility company with respect to Tenant’s electricity and gas usage at the Premises, then, promptly upon request, Tenant shall provide monthly electricity and gas usage data for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity and gas usage data with respect to the Premises directly from the utility company. Tenant acknowledges and consents to Landlord’s use and disclosure of such information to the extent required to comply with California Public Resources Code Section 25402.10.
9.5    Security. Tenant shall be solely responsible for the security of the Premises and Tenant and Tenant’s Agents while in or about the Premises. Landlord shall not be obligated to provide any security services, facilities or equipment for the Premises, the Building, the Common Area or the Property. Any security services provided to the Property by Landlord shall be at Landlord’s sole discretion and Landlord shall not be liable to Tenant or Tenant’s Agents for any failure to provide security services or any loss, injury or damage suffered as a result of a failure to provide security services.
9.6    Assumption of Additional Tenant Obligations. In addition to the Tenant Obligations set forth in Section 9.3, Tenant may upon written notice to Landlord assume specific items included in Landlord’s repair and maintenance obligations as Tenant Obligations, subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld or conditioned. Notwithstanding the foregoing, in the event Tenant fails to perform or adequately perform any of Tenant’s Obligations as reasonably determined by Landlord, Landlord, in its sole and absolute discretion, and upon fifteen (15) Business Days written notice to Tenant, may terminate Tenant’s right to perform such Tenant’s Obligations, and Landlord shall then assume for itself or assign to Landlord’s property manager all responsibility for the performance of all such Tenant’s Obligations for the remainder of the Term, the cost of which shall be included within the definition of Operating Expenses.
9.7    Special Services. If Tenant requests any services from Landlord other than those for which Landlord is obligated under this Lease, Tenant shall make its request in writing and Landlord may elect in its sole discretion whether to provide the requested services. If Landlord provides any special services to Tenant, Landlord shall charge Tenant for such services and Tenant shall pay the cost of such services as Additional Rent within thirty (30) days after receipt of Landlord’s invoice.
9.8    Additional Equipment. Tenant shall have the right to install a back-up generator to supply emergency power to the Premises, and rooftop communication systems on the Building; provided that the installation and operation of such equipment shall be subject to the terms and conditions set forth in Schedule 9.8.
9.9    Sustainability. Tenant shall use commercially reasonable efforts to incorporate sustainable products, components and supplies in its operation and maintenance of the Premises; provided that this Section 9.9 shall not require Tenant to incorporate sustainable products in its research and development activities.
10.    INITIAL IMPROVEMENT WORK; ALTERATIONS.
10.1    Base Building Work. Landlord shall construct the Base Building Work specified in, and in accordance with, the provisions of attached Exhibit D. Landlord shall provide certain construction cost and related information to Tenant as set forth in the attached Exhibit D.
10.2    Entitlement Efforts. Tenant acknowledges that Landlord has received approvals from the City’s Architectural Review Board (“ARB”) and the Planning and Community Environment Director for the Base Building Work (as defined and described in Exhibit D) and has received applicable demolition, grading and building permits from the City. Accordingly, Tenant has no right to modify the Base Building Construction Drawings, except as set forth in Section 2.5 of Exhibit D. Landlord shall have the right to determine all aspects of the strategy and timing for any additional submissions to and correspondence with governmental authorities regarding the development of the Building.
10.3    Rentable Area. The maximum Rentable Area to be developed by Landlord is specified in Article 1. The actual Rentable Area of the Premises will be certified by Landlord’s architect upon Substantial Completion of the Base Building Work (as defined in Exhibit D). Landlord shall provide Tenant the certified Rentable Area of the Premises in writing, together with reasonable and appropriate documentation (the “Certification”). The final size of the Building, including any Amenity Space, will be determined by City Zoning Code requirements and the City approval process, with input from Landlord and Tenant regarding the Amenity Space. Consistent with the City’s approval of the inclusion of Amenity Space, pursuant to the City Zoning Code Landlord will be permitted to construct square footage in excess of the floor area ratio square footage otherwise permitted by and defined in the City Zoning Code. Any Amenity Space shall be included in the calculation of Rentable Area for the purposes of determining the Base Rent and the Tenant Improvement Allowance to be paid hereunder. Tenant shall have ten (10) Business Days after receipt of the Certification to object to the actual Rentable Area of the Premises in the Certification, in which case Tenant shall provide Landlord with its good faith and reasonable basis for objecting, together with reasonable and appropriate documentation for the estimated Rentable Area. If Landlord’s architect disagrees with Tenant’s estimate, Landlord’s architect and Tenant’s architect shall meet and confer regarding the dispute, but Landlord’s architect’s final determination of the Rentable Area shall be binding on both parties. Once the Rentable Area is finally determined by Landlord’s architect, the Base Rent and Tenant Improvement Allowance shall be recalculated to reflect the actual Rentable Area.
10.4    Tenant Improvement Work. Tenant shall construct the Tenant Improvement Work specified in, and in accordance with, the provisions of Exhibit D.
10.5    Tenant Improvements and Alterations by Tenant. Tenant’s construction of the Tenant Improvement Work shall comply with the requirements of this Article 10, except to the extent inconsistent with Exhibit D, in which case the terms and conditions of Exhibit D shall control. After completion of the Tenant Improvement Work, Tenant shall not make or permit any alterations to the Building Systems, and shall not make or permit any alterations, installations, additions or improvements, structural or otherwise (collectively, “Alterations”) in or to the Premises or the Building without Landlord’s prior written consent, which Landlord shall not unreasonably withhold, condition or delay. Notwithstanding the foregoing, in no event shall Tenant be permitted to make any Alterations that affect the exterior appearance of the Building without Landlord’s prior written consent, which Landlord may withhold in its sole discretion.
(a)    Tenant’s request for Landlord’s consent shall include copies of all plans and specifications for the proposed Alterations, and Tenant shall promptly supply any additional information reasonably requested by Landlord. Landlord shall either approve, disapprove or request more information within ten (10) Business Days after receipt of such request for consent from Tenant.
(b)    Notwithstanding the foregoing, Landlord’s consent shall not be required (i) in the case of interior, cosmetic non-structural Alterations that do not require a permit, or affect the Building Systems, or (ii) in the case of other Alterations that do not exceed a total price of Fifty Thousand Dollars ($50,000) per project and do not affect the Building Systems, the structural integrity of the Building or the exterior appearance of the Building.
(c)    All Alterations shall be done at Tenant’s sole cost and expense, including without limitation the cost and expense of obtaining all permits and approvals required for any Alterations. Further, to the extent any of Tenant’s permitted Tenant Improvement Work and Alterations cause the Property or any portion thereof to be in violation of the ADA or to become subject to any compliance obligations of, or any enforcement actions under, the ADA (which obligations or actions were not triggered by Landlord’s Base Building Work), Tenant shall correct, perform or resolve such violations, obligations or enforcement actions at Tenant’s sole cost and expense.
10.6    Project Requirements. The following provisions of this Section 10.6 shall apply to the Tenant Improvement Work and all Alterations, whether or not requiring

Landlord’s approval (unless otherwise noted):
(a)    Prior to entering into a contract for any Tenant Improvement Work or Alterations requiring Landlord’s approval, Tenant shall obtain Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed, of the identity of each of the design architect and the general contractor. Tenant shall not be required to use union labor in connection with the Tenant Improvement Work.
(b)    Before commencing the construction of any Tenant Improvement Work or Alterations, Tenant shall procure or cause Tenant’s contractor to procure the insurance coverage described below and provide Landlord with certificates of such insurance in form reasonably satisfactory to Landlord. All such insurance shall comply with the following requirements of this Section and of Section 14.2.
(i)    During the course of construction, to the extent not covered by property insurance maintained by Tenant pursuant to Section 14.2, comprehensive special form builder’s risk insurance, covering all improvements in place on the Premises, all materials and equipment stored at the site and furnished under contract, and all materials and equipment that are in the process of fabrication at the premises of any third party or that have been placed in transit to the Premises when such fabrication or transit is at the risk of, or when title to or an insurable interest in such materials or equipment has passed to, Tenant or its construction manager, contractors or subcontractors (excluding any contractors’, subcontractors’ and construction managers’ tools and equipment, and property owned by the employees of the construction manager, any contractor or any subcontractor), such insurance to be written on a completed value basis in an amount not less than the full estimated replacement cost of the Alterations.
(ii)    Commercial general liability insurance covering Tenant, Landlord and each construction manager, contractor and subcontractor engaged in any work on the Premises, which insurance may be effected by endorsement, if obtainable, on the policy required to be carried pursuant to Section 14.2, including insurance for completed operations, for three (3) years after the date of acceptance of the work by Tenant, contractual liability, property damage and personal injury (including but not limited to bodily injury), covering the performance of all work at or from the Premises by Tenant, its construction manager, contractors and subcontractors, and with a liability limit not less than the amount at the time carried by prudent owners of comparable construction projects, but in any event not less than Five Million Dollars ($5,000,000) per occurrence, which policy shall include thereunder for the mutual benefit of Landlord and Tenant, bodily injury liability and property damage liability, and automobile insurance on any non-owned, hired or leased automotive equipment used in the construction of any work. Such insurance shall include Landlord as an additional insured.
(iii)    Commercial auto liability insurance for all owned, non-owned and hired autos used in the construction of any work with liability limits not less than Five Million Dollars ($5,000,000) combined single limit per accident. Such insurance shall name Landlord and Tenant as additional insureds.
(iv)    Workers’ compensation insurance approved by the State of California, covering all employees of the contractor and any subcontractors, in the amounts and coverages required under workers’ compensation, disability and similar employee benefit laws applicable to the Premises, and employer’s liability insurance with limits not less than Two Million Dollars ($2,000,000) each accident and each disease, or such higher amounts as may be required by Applicable Law. Such insurance shall include a waiver of subrogation in favor of Landlord.
(c)    All construction and other work shall be done at Tenant’s sole cost and expense and in a prudent and first class manner. Tenant shall cause all work to be performed in accordance with all Applicable Laws, and with plans and specifications that are in accordance with the provisions of this Article 10 and all other provisions of this Lease.
(d)    Prior to the commencement of any Alteration in excess of Ten Thousand Dollars ($10,000), Landlord shall have the right to post in a conspicuous location on the Premises and to record in the public records a notice of Landlord’s nonresponsibility. Tenant covenants and agrees to give Landlord at least ten (10) Business Days prior written notice of the commencement of any such Alteration in order that Landlord shall have sufficient time to post such notice.
(e)    Tenant shall reimburse Landlord within thirty (30) days after written demand as Additional Rent for any out-of-pocket expenses incurred by Landlord in connection with the Tenant Improvement Work or Alterations and/or any repairs or replacements required to be made by Tenant, including, without limitation, any reasonable fees charged by Landlord’s contractors and/or consultants to review plans and specifications or working drawings prepared by Tenant and to inspect or supervise any work performed by or on behalf of Tenant. Other than the foregoing, Landlord shall not charge a supervisory or management fee in connection with the construction of any Tenant Improvement Work or Alterations. Tenant acknowledges and agrees that Landlord and Landlord’s contractors and consultants, in reviewing Tenant’s plans and specifications or working drawings, in granting approval for them, and in approving any work done by Tenant, owe no duty and assume no responsibility to Tenant for the design and construction of the Tenant Improvement Work or Alterations, it being expressly understood and agreed that Landlord, its contractors and consultants may, in their sole discretion, limit the scope of its review to only such matters as may appear appropriate or necessary in the interests of Landlord.
(f)    Tenant and Tenant’s Agents shall take all necessary safety precautions during any construction, including, without limitation, compliance with the California Division of Occupational Safety and Health.
(g)    Tenant shall take all necessary and prudent measures to secure the Premises, all of the materials and equipment stored on the Property in connection with Tenant’s Alterations and any components of the Building or the Property exposed as a result of Tenant’s Alterations. Tenant shall be solely responsible for any loss, injury or damage suffered as a result of a failure to provide such security measures.
(h)    Tenant shall prepare and maintain (i) on a current basis during construction, annotated plans and specifications showing clearly all changes, revisions and substitutions during construction, and (ii) upon completion of construction, as-built drawings showing clearly all changes, revisions and substitutions during construction, including, without limitation, field changes and the final location of all mechanical equipment, utility lines, ducts, outlets, structural members, walls, partitions and other significant features. These as-built drawings and annotated plans and specifications shall be kept at the Premises and Tenant shall update them as often as necessary to keep them current. The as-built drawings and annotated plans and specifications shall be made available for copying and inspection by Landlord at all reasonable times. Within sixty (60) days after the Tenant Improvement Work with respect to the

Premises has been substantially completed, Tenant shall, at its cost, deliver copies of the as-built drawings and annotated plans to Landlord in Adobe Acrobat and AutoCAD formats.
(i)    Upon completion of the construction of the Tenant Improvement Work and any Alterations in excess of Ten Thousand Dollars ($10,000) during the Term, Tenant shall file for recordation, or cause to be filed for recordation, a notice of completion and shall deliver to Landlord evidence satisfactory to Landlord of payment of all costs, expenses, liabilities and liens arising out of or in any way connected with such construction (except for liens that are contested in the manner provided herein).
10.7    Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (a) Tenant shall obtain Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, use an experienced and qualified contractor approved in writing by Landlord, and comply with all provisions of Article 10; (b) the Lines (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation and shall be surrounded by a protective conduit reasonably acceptable to Landlord; (c) the Lines shall be clearly marked at end points; (d) any new Lines installed in the Premises shall comply with all Applicable Laws; and (e) Tenant shall pay all costs in connection therewith. Unless otherwise instructed by Landlord in writing, Tenant shall, at its expense, before the expiration or earlier termination of this Lease, remove any Lines located in or serving the Premises and repair any resulting damage.
10.8    Ownership of Improvements. Except as provided in Section 10.9, all Tenant Improvement Work, Alterations, and any other appurtenances, fixtures, improvements, equipment, additions and property permanently attached to or installed in the Premises at the commencement of or during the Term, shall at the end of the Term become Landlord’s property without compensation to Tenant, or be removed in accordance with this Section. Landlord shall notify Tenant in writing at the time of Landlord’s approval of the Tenant Improvement Work or any Alterations, as applicable, whether or not the proposed Tenant Improvement Work or Alterations will be required to be removed by Tenant at the end of the Term, and Tenant shall not be required to remove any such Tenant Improvement Work or Alterations unless so notified by Landlord. With respect to any Tenant Improvement Work or Alterations that Landlord has reserved the right to require be removed at the end of the Term, Tenant shall request in writing no earlier than six (6) months prior to the Termination Date that Landlord notify Tenant in writing whether or not Tenant will be required to remove such Tenant Improvement Work or Tenant Alterations installed by Tenant at the end of the Term. If Landlord fails to respond to Tenant’s request, no Tenant Improvement Work and Alterations installed by Tenant shall be required to be removed by Tenant prior to the end of the Term. Any Alterations made by Tenant that required Landlord’s consent under this Lease that Tenant makes without requesting and receiving Landlord’s consent shall be removed at the end of the Term without any requirement that Landlord give Tenant notice of such removal. Tenant shall repair or pay the cost of repairing any damage to the Property caused by the removal of Tenant Improvement Work or Alterations. If Tenant fails to perform its repair or removal obligations, without limiting any other right or remedy, Landlord may on five (5) Business Days prior written notice to Tenant perform such obligations at Tenant’s expense without liability to Tenant for any loss or damage, and Tenant shall reimburse Landlord within thirty (30) days after demand for all out-of-pocket costs and expenses incurred by Landlord in connection with such repair or removal. Tenant’s obligations under this Section shall survive the termination of this Lease.

10.9    Tenant’s Personal Property. All furniture, trade fixtures, furnishings, equipment and articles of movable personal property installed in the Premises by or for the account of Tenant (except for ceiling and related fixtures, HVAC equipment and floor coverings, which shall become the property of Landlord at the end of the Term), and which can be removed without structural or other material damage to the Property (collectively, “Tenant’s Property”) shall be and remain the property of Tenant and may be removed by it at any time during the Term. Tenant shall remove from the Premises all Tenant’s Property on or before the Termination Date, except such items as the parties have agreed pursuant to the provisions of this Lease or by separate agreement are to remain and to become the property of Landlord. Tenant shall repair or pay the cost of repairing any damage to the Property resulting from such removal, and the provisions of Section 10.8 above shall apply in the event Tenant fails to do so. Any items of Tenant’s Property which remain in the Premises after the Termination Date may, on five (5) Business Days prior written notice to Tenant, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property or be disposed of, without accountability, at Tenant’s expense in such manner as Landlord may see fit. In no event shall Tenant’s failure to remove Tenant’s Property prior to the Termination Date constitute a holdover as described in Section 21.2 of this Lease.
11.    LIENS.
Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. If Tenant shall not, within ten (10) days after notice of the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided in this Lease and by law, the right but not the obligation to cause any such lien to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, reasonable counsel fees) shall be payable to Landlord by Tenant upon demand with interest from the date incurred at the Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by Applicable Laws or that Landlord shall deem proper for the protection of Landlord, the Premises and the Property from mechanics’ and materialmen’s liens, as more specifically provided in Section 10.6(d).
12.    COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.
12.1    Applicable Laws. Subject to Landlord’s obligation to deliver the Base Building Work to Tenant as required by Exhibit D, and further excluding any of Landlord’s obligations to monitor, test, contain or otherwise remediate any Pre-Existing Environmental Condition, Tenant, at Tenant’s cost and expense, shall comply with all applicable laws, statutes, codes, ordinances, orders, directives, resolutions, zoning restrictions, rules, regulations, conditions of approval, and requirements, of all federal, state, county, municipal and other governmental authorities (including but not limited to the City, the County of Santa Clara, the Regional Water Quality Control Board, Department of Toxic Substances Control, California Department of Fish and Wildlife, California Environmental Protection Agency, United States Environmental Protection Agency, United States Fish and Wildlife Services and Army Corps of Engineering) and the departments, commissions, boards, bureaus, instrumentalities, and officers thereof, and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, whether now existing or hereafter enacted, including without limitation all Environmental Requirements (collectively, “Applicable Laws”), relating to or affecting Tenant’s use, alteration, operation or occupancy of the Premises. Except as provided in Exhibit D, Tenant shall be solely responsible for compliance with and shall make or cause to be made all such improvements and alterations to and within the Premises (including, without limitation, removing barriers and providing alternative services) as shall be required to comply with all Applicable Laws relating to public accommodations, including the Americans with Disabilities Act of 1990, 42 U.S.C. §§ 12111 et seq. (the “ADA”), and the ADA Accessibility Guidelines promulgated by the Architectural and Transportation Barriers Compliance Board, the public accommodations title of the Civil Rights Act of 1964, 42 U.S.C. §§ 2000a et. seq., the Architectural Barriers Act of 1968, 42 U.S.C. §§ 4151 et. seq., as amended, Title V of the Rehabilitation Act of 1973, 29 U.S.C. §§ 790 et. seq., the Minimum Guidelines and Requirements for Accessible Design, 36 C.F.R. Part 1190, the Uniform Federal Accessibility Standards, and Title 24 of the California Code of Regulations, as the same may be amended from time to time, or any similar or successor laws, ordinances and regulations, now or hereafter adopted. Tenant’s liability for compliance with Applicable Laws as provided in this Section shall be primary and Tenant shall indemnify Landlord in accordance with Section 14.1 in the event of any failure or alleged failure of Tenant to comply with Applicable Laws as required pursuant to this Lease. Any work or installations made or performed by or on behalf of Tenant or any person or entity claiming through or under Tenant pursuant to the provisions of this Section shall be made in conformity with and subject to the provisions of Article 10. Tenant shall deliver to Landlord within five (5) Business Days of receipt, a copy of any notice from any governmental authority relating to any violation or alleged violation of any Applicable Law pertaining to the Premises or the Property or activities in, on or about the Premises or the Property. Tenant shall deliver to Landlord within five (5) Business Days after receipt a copy of any notice from any governmental authority relating to any violation or alleged violation of any Applicable Laws pertaining to the Premises or Tenant’s activities in, on or about the Premises or the Property. Landlord shall be responsible for compliance with Applicable Laws with respect to its construction and operation of the Base Building Work. Notwithstanding the foregoing, Tenant shall not be required to correct any non-compliance with Applicable Law for which Tenant is responsible hereunder unless (a) the non-compliance arises, directly or indirectly, from work performed by or on behalf of Tenant for Tenant’s Alterations or (b) Tenant is required to do so by a government authority.
12.2    Insurance Requirements. Tenant shall not do anything, or permit anything to be done, in or about the Premises that would: (a) invalidate or be in conflict with the provisions of or cause any increase in the applicable rates for any fire or other insurance policies covering the Property or any property located therein (unless Tenant pays for such increased costs), or (b) result in a refusal by fire insurance companies of good standing to insure the Property or any such property in amounts reasonably satisfactory to Landlord (which amounts shall be comparable to the amounts required by comparable landlords of comparable buildings, or (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises.
13.    HAZARDOUS SUBSTANCES.
13.1    Except as provided in this Section 13.1, no Hazardous Substance shall be used, treated, kept, stored, transported, handled, sold or Released at, on, under or from the Premises by Tenant or Tenant’s Agents. Notwithstanding the foregoing, (a) Tenant and Tenant’s Agents may use small quantities of standard janitorial and office products, and also such products as are incorporated into the functioning of building systems (e.g., HVAC units and elevators) that are necessary to the Permitted Use of the Premises, and then only in compliance with all Applicable Laws; and (b) Tenant and Tenant’s Agents shall also be permitted to use, keep and store reasonable quantities of the Hazardous Substances required in connection with the operation of Tenant’s or Tenant’s assignees’ or subtenants’ business in the Premises for the Permitted Use as of the Commencement Date, as set forth on Schedule 13.1. Any change in use, type or quantities of Hazardous Substances at the Premises shall require Landlord’s prior written consent and the submittal of an amended Schedule 13.1, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall in all respects handle, treat, deal with and manage any and all Tenant’s Hazardous Substances in total conformity with all Environmental Requirements, other Applicable Laws, and prudent industry practices regarding Hazardous Substances management. Tenant’s completed hazard substances questionnaire is attached as Schedule 13.1, which Tenant shall update upon written request by Landlord.
13.2    Permits; Inventories. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant’s use of Hazardous Substances at the Premises, including, without limitation, discharge of appropriately treated materials or wastes into or through any sanitary sewer serving the Premises, or for the use or storage of radiological materials. If Tenant uses Hazardous Substances in the operation of its business other than those found in standard janitorial and office products, Tenant shall, promptly following the Commencement Date, provide Landlord copies of the following for Landlord’s review and approval, as applicable:
(a)    Bay Area Air Quality Management District air permits for generators and for volatile organic compounds;
(b)    Radiological license from Department of Health Services;
(c)    A complete hazardous materials business plan or hazardous material inventory form for all Hazardous Substances to be used or stored by Tenant or any of Tenant’s Agents at the Premises, excluding standard janitorial and office products; and
(d)    All other permits, licenses and approvals required for Tenant’s use of Hazardous Substances at the Premises.
Throughout the Term, Tenant shall update the hazardous materials business plan or hazardous material inventory form annually, or as required by permit, license or regulatory requirements, so that it remains current. If required by Applicable Laws, Tenant shall obtain and retain during the Term manifests for the transport of all Hazardous Substances, and all such Hazardous Substances shall be disposed of using Tenant’s hazardous waste generator number.
13.3    No Lien. Tenant shall not suffer any lien to be recorded against the Premises or other property in which Landlord has an interest as a consequence of any Tenant Environmental Activity or off-site disposal, including any so-called state, federal or local Superfund lien related to the remediation of any Hazardous Substances in, on, under or about the Premises, except to the extent that such lien is related to the existence of a Pre-Existing Environmental Condition and is not the result of Exacerbation by Tenant or Tenant’s Agents.
13.4    Tenant’s Indemnity for Environmental Claims. Tenant (on behalf of itself and its successors and assigns) shall indemnify, protect, defend, reimburse, and save and hold harmless Landlord and Landlord’s trustees, directors, officers, agents, employees, contractors, representatives, property managers, students and volunteers, and their respective successors and assigns (collectively, the “Landlord Parties”) from and against any and all Environmental Claims to the extent arising from or related to (a) Tenant Environmental Activity,

(b) any non-compliance by Tenant or Tenant’s Agents with Environmental Requirements at the Premises, (c) any other acts or omissions of Tenant or Tenant’s Agents in, on, under or about the Premises which result in the Release of Hazardous Substances, (d) Tenant’s failure to pay and Added Costs, or (e) Tenant’s failure to comply with the requirements of this Article 13. Tenant’s obligations hereunder shall include, but not be limited to, the reimbursement of Landlord’s reasonable costs and expenses related to the defense of all claims, suits and administrative proceedings (with counsel selected by Landlord and approved by Tenant), even if such claims, suits or proceedings are groundless, false or fraudulent; participating in all negotiations of any description; and promptly paying and discharging when due any and all judgments, penalties, fines or other sums due against or from Landlord or the Premises.
13.5    Obligation to Remediate.
(a)    Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon demand by Landlord, and at Tenant’s sole cost and expense, promptly take all actions to remediate the Premises from the effects of any Tenant Environmental Activity (which includes the Pre-Existing Environmental Condition only to the extent that it is caused by or results from Exacerbation by Tenant Environmental Activity), and to obtain “no further action” letters from all governmental authorities asserting jurisdiction over the Premises. Such “no further action” letters shall apply solely to the effects of any Tenant Environmental Activity. If it is not the custom or practice of such governmental authority to issue a “no further action” letter under such circumstances, Tenant shall deliver documentation from its consultant evidencing the completion of the remediation in compliance with Environmental Requirements. By receiving documents from Tenant’s consultants, however, Landlord is not deemed to have agreed with any statements from such consultant or waived any rights to dispute their accuracy. Notwithstanding any provision of this Lease to the contrary, in no event shall Tenant be responsible for obtaining “no further action” letters with respect to any Pre-Existing Environmental Condition, nor shall Tenant be required to remediate any Pre-Existing Environmental Condition, except to the extent it was the result of Exacerbation due to Tenant Environmental Activity. With regard only to Tenant Environmental Activity that is not an Added Cost, Tenant shall be responsible for all reporting obligations under applicable Environmental Requirements, and Tenant agrees to be named on any remediation orders as the sole primarily responsible party. Landlord shall have the right to report any Release to governmental authorities, and to participate in all negotiations with the governmental authorities having jurisdiction over any remediation. With regard only to Tenant Environmental Activity that is not an Added Cost, Tenant’s remediation obligations shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Premises. Tenant shall take all actions necessary to remediate such contamination on the Premises and any other real property owned by Landlord from the effects of such Tenant Environmental Activity to a condition allowing Unrestricted Use of the Premises, notwithstanding any lesser standard of remediation allowable under Applicable Laws, and Tenant agrees that the foregoing remediation standard with respect to Tenant Environmental Activity shall be included in any remediation orders; provided that (i) Tenant’s obligation to remediate to such standard is only with respect to any Tenant Environmental Activity and not due to the Pre-Existing Environmental Condition. All such remediation work, including without limitation the contractor(s) performing the work and the work plan for the remediation, shall be disclosed in advance in writing to Landlord and Landlord shall have the right to approve or disapprove any such work. Tenant shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all

Applicable Laws. Any such actions shall be performed in a good, safe and workmanlike manner. Tenant shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities.
(b)    Landlord’s environmental consultant or contractor shall have the right to be present during any testing or investigation on the Premises, and Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above activities, including, without limitation, any that are submitted to any governmental entity. Promptly upon completion of such investigation and remediation, Tenant shall permanently close all monitoring wells and test holes in accordance with sound engineering practice and in compliance with Applicable Laws, remove all associated equipment, and restore the Premises to the maximum extent possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation.
(c)    If Tenant uses Hazardous Substances in the operation of its business other than those found in standard janitorial and office products, at least one (1) year before expiration or earlier termination of the Lease, Tenant shall prepare and deliver to Landlord a plan for facility closure activities. Prior to the expiration or earlier termination of this Lease (and in addition to Landlord’s rights pursuant to Sections 13.8 and 13.9 below), Landlord shall have the right to engage a consultant to perform an environmental assessment, including sampling of soil or groundwater, of the Property to verify that Tenant has fully complied with the requirements of this Article 13 and to determine the need for any further remediation. Tenant shall cooperate with the consultants performing the assessment and comply with Landlord’s then-current policies and requirements generally applicable to the Stanford Research Park regarding the environmental condition of the Property and full facility closure of any facility permits upon surrender, unless Landlord agrees in its sole discretion to allow partial facility closure, in which case Tenant shall be responsible for all Added Costs relating to such partial facility closure, as described in subsection (d) below. Facility closure shall be at Tenant’s sole cost and expense. Tenant shall make its employees reasonably available for interviews by Landlord and Landlord’s Agents regarding the use of Hazardous Substances and Tenant’s end-of-Term obligations hereunder. In the event the end-of-Term assessment identifies any deficiencies in the compliance of the Property with Environmental Requirements which the consultant determines arose from or are related to any Tenant Environmental Activity, Tenant shall promptly correct any such deficiencies identified in the assessment, and document to Landlord that corrective action has been taken. In such event, Tenant shall also reimburse Landlord for the reasonable cost of the assessment.
(d)    In the event that there are Hazardous Substances remaining in or under the Property (including those that may be identified in the components of any tenant improvements) as a result of any Tenant Environmental Activity that are not removed due to a Landlord-permitted partial facility closure, or that cannot be removed without material damage to or demolition of some or all of the improvements (the “Remaining Substances”), Tenant shall pay to Landlord an amount equal to the estimated Added Costs associated with such Remaining Substances on or before the later of thirty (30) days after receipt of the estimate described in the following sentence and the expiration date of the Term. Landlord and Tenant shall mutually agree upon a third-party consultant or neutral third-party arbitrator who, prior to the end of the Term, will provide the parties with an estimate of the Added Costs, based on a commercially reasonable method of remediation (based on the costs associated with the prospective demolition of the structure at the end of the Term) and an industry-standard contingency amount. Landlord shall have no obligation to refund to Tenant any sums paid by Tenant that are not expended in the remediation of the Premises. With respect to any work undertaken by Landlord to remediate the Premises from the effects of Tenant’s Environmental Activity, Tenant shall be named as generator of all Hazardous Substances that are disposed of in connection with the remediation and shall sign all manifests and bills of lading, and all such Hazardous Substances shall be disposed of using Tenant’s hazardous waste generator number.
13.6    Obligation to Notify. If either Landlord or Tenant becomes aware of or receive notice or other communication in writing concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, Release of Hazardous Substances, or liability for Environmental Claims in connection with the Property or in connection with other property that is reasonably expected to affect the Property, including but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claims, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then such party shall deliver to the other a written description of said notice or other communication immediately, but in no event later than five (5) Business Days after becoming aware. If such notice or other communication is received by Landlord, and if the notice relates to Tenant Environmental Activity, Landlord shall have the right to tender such notice or communication to Tenant for response and action.
13.7    Periodic Audits. If Tenant uses Hazardous Substances in the operation of its business other than those found in standard janitorial and office products, Tenant shall establish and maintain, at its sole cost and expense, a system to assure and monitor continued compliance on the Premises with Environmental Requirements related to Tenant Environmental Activity. No more than once per calendar year, or at any time Landlord has a reasonable basis for belief that Tenant is in breach of its obligations under this Article 13, Landlord may retain a consultant selected by Landlord to undertake a detailed review of such compliance (the “Environmental Audit”). A copy of the Environmental Audit report shall be promptly supplied to Landlord and Tenant when it becomes available. In the event the Environmental Audit identifies any deficiencies in the compliance of the Premises with Environmental Requirements (other than those relating to the Pre-Existing Environmental Condition), Tenant shall promptly correct any such deficiencies, and document to Landlord that corrective action has been taken. In such event, Tenant shall also reimburse Landlord for the reasonable cost of the Environmental Audit. If the Environmental Audit identifies any such deficiency in compliance of the Premises with Environmental Requirements due to any Tenant Environmental Activity, then, within two-hundred seventy (270) days of the date of the Environmental Audit, Landlord may request a detailed review of the status of such violation by a consultant selected by Landlord (the “Supplemental Audit”). Tenant shall pay for the reasonable cost of any Supplemental Audit. A copy of the Supplemental Audit shall be promptly supplied to Landlord and Tenant when it becomes available.
13.8    Right to Inspect. In addition to Landlord’s rights under Section 13.7 above, Landlord shall have the right to enter and conduct an inspection of the Premises, including invasive tests, at any reasonable time and upon reasonable advance notice, to determine whether Tenant is complying with the terms of this Lease, including but not limited to the compliance of the Premises and the activities thereon with Environmental Requirements and the existence of Environmental Claims as a result of the condition of the Premises or surrounding properties and activities thereon. Landlord shall have the right, but not the obligation, to retain at its expense any independent professional consultant or contractor to enter the Premises to conduct such an inspection, and to review any report prepared by or for

Tenant concerning such compliance. Tenant hereby grants to Landlord and Landlord’s Agents the right to enter the Premises and to perform such tests on the Premises as are reasonably necessary in the opinion of Landlord to conduct such review and inspections. Except to the extent of Landlord’s gross negligence or willful misconduct in the exercise of its rights under this Section 13.8, Tenant hereby waives and releases any claims for damages for any injury or inconvenience to or interference with Tenant’s business at the Premises, any loss of occupancy or quiet enjoyment of the Premises or any other loss, damage, liability or cost occasioned by Landlord’s exercise of the rights reserved to Landlord under, or granted to Landlord pursuant to this Section 13.8. In no event shall Tenant be entitled to terminate this Lease as a result of Landlord’s exercise of such rights, notwithstanding any possible liability of Landlord for damages as a result of its gross negligence or willful misconduct.
13.9    Right to Remediate. Should Tenant fail to perform or observe any of its obligations or agreements pertaining to Hazardous Substances or Environmental Requirements as set forth herein within thirty (30) days after receipt of written notice from Landlord, then Landlord shall have the right, but not the obligation, without limitation of any other rights of Landlord hereunder, to enter the Premises personally or through Landlord’s Agents and perform the same. Tenant agrees to indemnify Landlord for the actual costs thereof and liabilities therefrom as set forth above in this Article 13. With respect to any work undertaken by Landlord to remediate the Premises from the effects of Tenant Environmental Activity pursuant to this Section 13.9, Tenant shall be named as generator of all Hazardous Substances that are disposed of in connection with the remediation, shall sign all manifests and bills of lading and all such Hazardous Substances shall be disposed of using Tenant’s hazardous waste generator number.
13.10    Statute of Limitations. Tenant hereby agrees that no statute of limitations relating to Tenant Environmental Activity, or any other matter covered by this Article 13 shall commence to run unless and until Landlord obtains actual knowledge of the foregoing in the course of any inspection or assessment conducted by Landlord or by written notice from a governmental agency with jurisdiction over the environmental condition of the Premises (each, a “Triggering Event”). In the event of a Triggering Event, Landlord and Tenant shall enter into a commercially reasonable agreement to toll all applicable statutes of limitation, which the parties shall renew periodically during or after the Term; provided that by entering into such agreement Landlord shall not be deemed to have waived any rights, and Tenant shall not be deemed to have waived any substantive defenses, available pursuant to this Lease or any Applicable Laws.
13.11    Release of Landlord. Tenant represents and acknowledges that it is aware that, prior to the Effective Date, detectable amounts of Hazardous Substances and any byproducts thereof may have been Released to air, soil and groundwater beneath and/or in the vicinity of the Premises as described in the documents listed on the attached Schedule 13.11 (the “Pre-Existing Environmental Condition”). Tenant further represents and acknowledges that it has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of the Pre-Existing Environmental Condition on the Premises and on persons using the Premises. Landlord makes no representation or warranty with regard to the Pre-Existing Environmental Condition or with regard to any aspect of the environmental condition of the Premises. Landlord does not guaranty or warrant the accuracy of any of the information contained within the documents listed on Schedule 13.11. Tenant, on behalf of itself and its successors and assigns, hereby releases Landlord and the Landlord Parties from any and all claims, demands, debts, liabilities, and causes of action of whatever kind or nature, whether known or unknown or suspected or unsuspected which Tenant may have, claim to have, or which may hereafter accrue, arising out of or relating to or in any way connected with the Pre-Existing Environmental Condition or the presence, suspected presence, Release or suspected Release of any Hazardous Substances in or into the air, soil, groundwater, surface water or improvements at, on, about, under or within the Premises or any portion thereof, or elsewhere in connection with the transportation of Hazardous Substances to or from the Premises, in each case prior to the Effective Date. In connection with such release, Tenant hereby waives any and all rights conferred upon it by the provisions of Section 1542 of the California Civil Code, which reads as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
or by the provisions of any similar statute. Nothing in the foregoing shall be deemed to release Landlord from its indemnity obligations set forth in Section 13.13.
13.12    Release of Tenant. Landlord hereby releases Tenant from any and all claims, demands, debts, liabilities, and causes of action of whatever kind or nature, whether known or unknown or suspected or unsuspected which Landlord may have, claim to have, or which may hereafter accrue against Tenant, arising out of or relating to or in any way connected with the Pre-Existing Environmental Condition, except to the extent related to Tenant Environmental Activity. In connection with such release, Landlord hereby waives any and all rights conferred upon it by the provisions of Section 1542 of the California Civil Code, which reads as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
or by the provisions of any similar statute.
13.13    Landlord Indemnity. Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect and hold Tenant and Tenant’s directors, officers, agents, and employees and their respective successors and assigns (not including any subtenants), free and harmless from and against (i) any government-required investigations and remediation costs incurred by Tenant and (ii) any third party claims brought against Tenant (other than those brought by Tenant’s employees), in either event only to the extent caused by a Pre-Existing Environmental Condition (except to the extent caused by the exacerbation of any Pre-Existing Environmental Condition arising out of or resulting from the acts or negligent omissions of Tenant or Tenant’s Agents or subtenants on or about the Premises). Landlord’s obligations hereunder shall include, but not be limited to, the burden and expense of defending all such claims, suits and administrative proceedings (with counsel reasonably approved by Tenant), even if such claims, suits or proceedings are groundless, false or fraudulent; conducting all negotiations of any description; and promptly paying and discharging when due any and all judgments, penalties, fines or other sums due against or from Tenant or the Premises. Landlord’s indemnification obligations with respect to claims under Subsection 13.13(i) above hereunder shall extend only to Tenant’s investigations and remediation costs.

13.14    General Provisions.
(a)    The obligations of Tenant under this Article 13 shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain as a result of any such investigation.
(b)    The provisions of this Article 13 shall survive any termination of this Lease.
(c)        The provisions of Article 14 (Insurance) shall not limit in any way Tenant’s obligations under this Article 13.
(d)    Except as required by Applicable Laws, Tenant shall maintain the confidentiality of all information, reports and assessments regarding the environmental condition of the Premises, whether received by or prepared for Tenant, Landlord or any third party. Tenant shall have the right to disclose any such information only to Tenant’s employees, consultants, prospective or actual lenders and other persons or entities having a reasonable need to know such information in connection with this Lease; provided that Tenant has first obtained a written agreement from the third party to keep the information confidential. Tenant shall be responsible for any breaches of confidentiality by persons to whom Tenant discloses information. If Tenant is confronted with, or is otherwise subject to, government compulsion, regulatory requirement, or legal action to disclose information received under this Agreement, Tenant shall promptly notify Landlord. In the event disclosure is not required by Applicable Laws, Tenant shall reasonably assist Landlord in obtaining a protective order requiring that any portion of the information required to be disclosed be used only for the purpose for which a court issues an order.
14.    INDEMNITY; INSURANCE.
14.1    Indemnity. Tenant shall indemnify, protect, defend and save and hold Landlord and the Landlord Parties harmless from and against any and all losses, costs, liabilities, claims, judgments, liens, damages and expenses, including, without limitation, reasonable attorneys’ fees and costs (including Landlord’s in-house counsel), and reasonable investigation costs (collectively, “Claims”), incurred in connection with or arising from: (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises and the Property by Tenant and Tenant’s Agents, except to the extent any Claim arises due to the Active Negligence or willful misconduct of Landlord or any of Landlord’s Agents, (c) the condition of the Premises, and any occurrence on the Premises (including injury to or death of any person, or damage to property) or the Property from any cause whatsoever occurring after the Actual Access Date, except to the extent arising due to the Active Negligence or willful misconduct of Landlord or any of Landlord’s Agents, and (d) any acts or omissions or negligence of Tenant or of Tenant’s Agents, in, on or about the Premises or the Common Area. In case any action or proceeding be brought, made or initiated against Landlord relating to any matter covered by Tenant’s indemnification obligations under this Section or under Section 13.4, Landlord will provide prompt written notice of such action or proceeding and Tenant, upon notice from Landlord, shall at its sole cost and expense, resist or defend such claim, action or proceeding by counsel approved by Landlord, such approval not to be unreasonably withheld; provided that Landlord shall not disapprove any counsel designated by Tenant’s insurance carrier. Notwithstanding the foregoing, in the event Landlord is reasonably concerned about Tenant’s solvency or a claim under this indemnity is not fully covered (less a reasonable deductible) by Tenant’s insurance, Landlord may retain its own counsel to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and Tenant shall pay the reasonable fees and disbursements of such counsel. The indemnity in this Section 14.1 shall include indemnification by Tenant for all Claims against Landlord and the Landlord Parties under any theory of landowner premises liability, except to the extent of Landlord’s Active Negligence or willful misconduct. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.
14.2    Tenant Insurance. At all times during the Term and at its sole cost and expense, Tenant shall obtain and keep in force for the benefit of Tenant and Landlord the following insurance:
(a)    Commercial general liability insurance (ISO occurrence form CG0001 or its equivalent) through one or more primary and umbrella liability policies covering the use and occupancy of the Premises and insuring against claims for bodily injury and property damage occurring on the Premises during the policy term. Such coverage shall be written on an “occurrence” form, with such limits of not less than Five Million Dollars $5,000,000 per occurrence. Any combination of primary general liability insurance and umbrella liability insurance limits can satisfy the per occurrence limit shown above. All such general and umbrella liability insurance shall include as additional insureds Landlord, and such other parties as Landlord reasonably may request.
(i)    Such insurance shall (A) include employees as insureds; (B) provide standard contractual liability coverage (for Tenant); and (C) include a cross liability endorsement (or provision) permitting recovery with respect to claims of one insured against another. Such insurance shall insure against claims for bodily injury, including death resulting therefrom, and damage to or destruction of property.
(b)    Plate glass insurance with coverage against breakage.
(c)    Boiler and machinery insurance (if applicable).
(d)    As respects owned, non-owned and hired autos, Tenant shall maintain commercial auto liability coverage with liability limits not less than Five Million Dollars ($5,000,000) combined single limit per accident.
(e)    Commercial property insurance, including sprinkler leakages, vandalism and malicious mischief and plate glass damage covering all property of every description including stock-in-trade, furniture, fittings, installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant in an amount of not less than one hundred percent (100%) of the full replacement cost thereof as shall from time to time be determined by Tenant in form satisfactory to Landlord.
(f)    Business interruption insurance with extra expense insurance in an amount sufficient to insure payment of Rent for a period of not less than twelve (12) months during any interruption of Tenant’s business by reason of the Premises being damaged by casualty.
(g)    Workers’ Compensation Insurance in the amounts and coverages required in accordance with Applicable Laws, and employer’s liability insurance in an amount not less than Two Million Dollars ($2,000,000) each accident and each disease, or such higher amounts as may be required by law.
(h)    All other insurance that Tenant is required to maintain under Applicable Laws.
14.3    Landlord Insurance. Landlord shall maintain at a minimum the following insurance, together with such other insurance or self-insurance coverage as Landlord, in its reasonable judgment, may elect to maintain: (a) commercial general liability insurance or self-insurance applicable to the Premises, Building and Property providing, on an occurrence basis, combined primary and excess/umbrella limits of at least Five Million Dollars ($5,000,000) each occurrence and Five Million Dollars ($5,000,000) annual aggregate; (b) special cause of loss or “all risk” insurance or self-insurance on the Building and improvements within the Common Area at replacement cost value as reasonably estimated by Landlord; and (c) worker’s compensation insurance to the extent required by Applicable Law.
14.4    Policy Form and General.
(a)    All of the insurance policies required under this Lease, and all renewals thereof shall be issued by one or more companies of recognized responsibility, authorized to do business in California with a financial rating of at least a Class A-VIII (or its equivalent successor) status, as rated in the most recent edition throughout the Term of Best’s Insurance Reports (or its successor, or, if there is no equivalent successor rating, otherwise reasonably acceptable to Landlord). All deductibles shall be paid by Tenant. All insurance of Tenant shall be primary coverage to Landlord. Any insurance maintained by Landlord shall be excess of, and shall not contribute with, Tenant’s insurance.
(b)    All commercial general liability and property damage policies shall contain a provision that Landlord and any other additional insured, although named as loss payees or additional insureds, shall nevertheless be entitled to recover under said policies for a covered loss occasioned by it, its servants, agents and employees, by reason of Tenant’s negligence. Landlord shall be named as a loss payee on Tenant’s business interruption insurance policy. As often as any policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. Tenant will give to Landlord not less than thirty (30) days’ notice in writing in advance of any cancellation of the policy and not less than ten (10) days’ notice in writing in advance of any failure to pay the premium of the policy. All commercial general liability and property damage shall be written on an occurrence basis. Landlord’s coverage shall not be contributory. No policy shall have a deductible in excess of Two Hundred Fifty Thousand Dollars ($250,000) for any one occurrence. Tenant shall furnish Landlord with original certificates and amendatory endorsements effecting coverage required by this clause. All certificates and endorsements are to be received and approved by Landlord before work commences. Landlord reserves the right to require complete, certified copies of all required insurance policies, including endorsements affecting the coverage required by the specifications at any time.
(c)    Each policy, or a certificate of the policy executed by the insurance company’s representative evidencing that the required insurance coverage is in full force and effect, shall be deposited with Landlord on or before the Actual Access Date, shall be maintained throughout the Term, and shall be renewed not less than ten (10) days before the expiration of the term of the policy.

(d)    No approval by Landlord of any insurer, or the terms or conditions of any policy, or any coverage or amount of insurance, or any deductible amount shall be construed as a representation by Landlord of the solvency of the insurer or the sufficiency of any policy or any coverage or amount of insurance or deductible, and Tenant assumes full risk and responsibility for any inadequacy of insurance coverage or any failure of insurers.
(e)    Should Tenant fail to take out and keep in force each insurance policy required under this Section, or should such insurance not be reasonably approved by Landlord and should Tenant not rectify the situation within ten (10) Business Days after written notice from Landlord to Tenant, Landlord shall have the right, without assuming any obligation in connection therewith, to purchase such insurance at the sole cost of Tenant, and all costs incurred by Landlord shall be payable to Landlord by Tenant within thirty (30) days after demand as Additional Rent and without prejudice to any other rights and remedies of Landlord under this Lease.
(f)    Notwithstanding anything to the contrary contained herein, to the extent permitted by their respective policies of insurance and to the extent of insurance proceeds received (or which would have been received had the party carried the insurance required by this Lease) with respect to the loss, Landlord and Tenant each hereby waives any right of recovery against the other party and against any other party maintaining a policy of insurance with respect to the Property or any portion thereof, or the contents of the Premises or any Alterations in the Premises for any loss or damage sustained by such party with respect to this Lease, the Property, the Premises, the Alterations, or any portion thereof, or the contents of the same or any operation therein (including for Tenant with respect to workers’ compensation insurance), whether or not such loss is caused by the fault or negligence of such other party. Each party shall notify the other party if the policy of insurance carried by it does not permit the foregoing waiver.
15.    ASSIGNMENT AND SUBLETTING.
15.1    Consent Required. Except as provided in Section 15.7 below, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to the Premises or its leasehold estate (collectively, “Assignment”), or permit a Change of Control (as defined below) or permit all or any portion of the Premises to be occupied by anyone other than itself or sublet all or any portion of the Premises (collectively, “Sublease”) without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed (subject to Landlord’s rights as described in Section 15.5). As used in this Lease, “Change of Control” means any sale or other transfer of voting stock, partnership interests or membership interests, or any consolidation, merger or reorganization that results in a change in control of Tenant. For this purpose, “control” shall mean any of the following: (a) the sale or other transfer of more than forty-nine percent (49%) of the beneficial interest in Tenant, whether directly or by sales or transfers of underlying corporate, partnership or membership interests, and whether in a single transaction or a series of transactions, (b) the effective transfer of management or operational control of the Premises, whether or not more than 49% of the beneficial interest has transferred, or (c) any other transaction that modifies the source of funding of the Tenant entity or gives an entity other than the Tenant entity the ability to determine, directly or indirectly, how funds are expended.
15.2    Notice. If Tenant desires to enter into a Sublease of all or any portion of the Premises or Assignment of this Lease (other than a Permitted Transfer under Section 15.7),

it shall give written notice (the “Transfer Notice”) to Landlord of its intention to do so, which notice shall contain (a) the name and address of the proposed assignee, subtenant or occupant (the “Transferee”), (b) the nature of the proposed Transferee’s business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment or Sublease, (d) such financial information as Landlord may reasonably request concerning the proposed Transferee, and (e) all other documents reasonably requested by Landlord. Without limitation of any other provision hereof, it shall not be unreasonable for Landlord to withhold its consent if (i) an Event of Default is then in existence, (ii) the use of the Premises would not comply with the provisions of this Lease, (iii) any complaints or claims (whether by regulators, entities or individuals) have been asserted, or any civil or administrative judgments have been entered, involving fraud or dishonesty, or criminal convictions of any kind, against the proposed Transferee or its key people, or (iv) in Landlord’s reasonable judgment, the proposed Transferee (for an Assignment only) does not have the financial capability to perform its obligations with respect to the Premises which are the subject of the Assignment.
15.3    Terms of Approval. Landlord shall respond to Tenant’s request for approval within fifteen (15) Business Days after receipt of the Transfer Notice. If Landlord approves the proposed Assignment or Sublease, Tenant may, not later than ninety (90) days thereafter, enter into the Assignment or Sublease with the proposed Transferee upon the terms and conditions set forth in the Transfer Notice.
15.4    Excess Rent. For any Assignment or Sublease (other than a Permitted Transfer under Section 15.7), fifty percent (50%) of the Excess Rent received by Tenant shall be paid to Landlord as and when received by Tenant. “Excess Rent” means the gross rent received by Tenant from the Transferee during the Sublease term or consideration received from the Transferee with respect to the Assignment, less (a) the gross rent received by Landlord from Tenant during the period of the Sublease term or concurrently with or after the Assignment; (b) any reasonably documented tenant improvement costs or allowance or other economic concession (planning allowance, moving expenses, abated rent, etc.), paid by Tenant to or on behalf of the Transferee; (c) customary and reasonable external brokers’ commissions to the extent paid and documented; (d) reasonable and documented attorneys’ fees; and (e) reasonable and documented costs of advertising the space for Sublease or Assignment (collectively, “Transfer Costs”). Tenant shall not be required to pay to Landlord any Excess Rent until Tenant has recovered its Transfer Costs.
15.5    Right of First Refusal. Except for Permitted Transfers, if Tenant desires to assign Tenant’s interest in the Premises or to sublease fifty percent (50%) or more of the Premises for more than three (3) years or for the balance of the Term (collectively, a “Transfer”), Tenant’s Transfer Notice shall also include a written offer that includes all of the substantial business terms that Tenant has offered to a Transferee and shall offer to Transfer to Landlord, Tenant’s interest in the portion of the Premises offered to the Transferee on such terms and conditions (the “Offer”). Landlord shall have ten (10) Business Days from Landlord’s receipt of the Offer to accept the Offer by written notice to Tenant or to approve or disapprove the Transfer as provided in Section 15.3. If Landlord accepts the Offer, Landlord and Tenant shall consummate the Transfer within fifteen (15) Business Days after Landlord’s written notice of acceptance. Notwithstanding the above, Tenant may, by delivering written notice to Landlord within ten (10) Business Days after its receipt of Landlord’s acceptance, rescind the Transfer Notice, in which event Landlord’s acceptance shall be of no force and effect. The Transfer shall be consummated by Tenant’s delivery to Landlord of a good and sufficient assignment of lease or sublease. If Landlord does not accept the Offer, but approves the Transfer, then in the event the terms of the Transfer are materially changed during subsequent negotiations to be more favorable to the Transferee, Tenant shall again deliver to Landlord an Offer in accordance with this Section, offering the interest to Landlord on such more favorable terms. Landlord shall then have another period of fifteen (15) Business Days after receipt of such Offer to accept such Offer. The forgoing notwithstanding, Landlord’s rights under this Section 15.5 shall not apply to (a) Tenant’s subleasing to one or more sublessees, subject to the other provisions of this Article 15, of no more than sixty percent (60%) of the actual Rentable Area of the Premises, with initial sublease terms expiring within the first four (4) years of the Term (the “Initial Subleases”), and (b) any subsequent subleases, subject to the other provisions of this Article 15, of all or a portion of the Premises that was subleased under the Initial Subleases to one or more Transferees, for an additional four (4) years after the expiration of the Initial Subleases.
15.6    No Release. No Sublease or Assignment by Tenant nor any consent by Landlord thereto shall relieve Tenant of any obligation to be performed by Tenant under this Lease. Any Sublease or Assignment that is not in compliance with this Article shall be null and void and, at the option of Landlord, shall constitute an Event of Default by Tenant under this Lease, and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or under the laws of the State of California. The acceptance of any Rent or other payments by Landlord from a proposed Transferee shall not constitute consent to such Sublease or Assignment by Landlord or a recognition of any Transferee, or a waiver by Landlord of any failure of Tenant or other Transferor to comply with this Article.
15.7    Permitted Transfers. Notwithstanding anything in this Article 15 to the contrary, but subject to the provisions of Section 15.8 below, Landlord’s prior written consent shall not be required for any assignment of this Lease or sublease to, or Change of Control involving the following: (a) a successor entity that acquires Tenant or combines with Tenant through a merger or purchase of substantially all of the assets or equity of Tenant, or (b) an Affiliate of Tenant; provided that after such assignment or transfer the operation of the business conducted in the Premises shall be in the manner required by this Lease and, in the event of a transfer under Section 15.7(a) above, the Transferee shall have a net worth at least equivalent to the lesser of the Tenant’s net worth at the Commencement Date or the net worth of the Tenant immediately prior to the consummation of the Assignment or Sublease. Any such transfer shall be deemed a “Permitted Transfer”, and the Transferee shall be deemed a “Permitted Transferee”. As used in this Lease, the term “Affiliate” shall mean an individual, partnership, corporation, unincorporated association or other entity controlling, controlled by or under common control with Tenant and for the purposes of the foregoing, “control” shall mean ownership of 50% or more of the legal and beneficial interest in such corporation or other entity coupled with the power to direct the management and affairs thereof.
15.8    Assumption of Obligations by Assignees. Any Transferee pursuant to an Assignment shall, from and after the effective date of the Assignment, assume all obligations of Tenant under this Lease with respect to the Premises and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and Additional Rent, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term. No Assignment shall be binding on Landlord unless Tenant delivers to Landlord a counterpart of the Assignment and an instrument that contains a covenant of assumption reasonably satisfactory in substance and form to Landlord, and consistent with the requirements of this Section. In the event of an Assignment (irrespective of whether Landlord’s consent is required), the acceptance of any replacement or substitute L-C by Landlord from the Transferee shall be subject to Landlord’s prior written approval, in

Landlord’s sole and absolute discretion, and any attorneys’ fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord upon demand.
16.    DEFAULT.
16.1    Event of Default. The occurrence of any of the following shall be an “Event of Default” on the part of Tenant:
(a)    Failure to pay any part of the Base Rent or Additional Rent, or any other sums of money that Tenant is required to pay under this Lease where such failure continues for a period of five (5) Business Days after written notice of default has been delivered by Landlord to Tenant. Landlord’s notice to Tenant pursuant to this subsection shall be deemed to be the notice required under California Code of Civil Procedure Section 1161.
(b)    Failure to perform any other covenant, condition or requirement of this Lease when such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, then an Event of Default shall not be deemed to have occurred if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently and continuously prosecute such cure to completion. Landlord’s notice to Tenant pursuant to this subsection shall be deemed to be the notice required under California Code of Civil Procedure Section 1161.
(c)    The abandonment of the Premises by Tenant.
(d)    Tenant shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy, insolvency, reorganization, dissolution or liquidation under any law or statute of any government or any subdivision thereof either now or hereafter in effect, or Tenant shall make an assignment for the benefit of its creditors, consent to or acquiesce in the appointment of a receiver of itself or of the whole or any substantial part of the Premises.
(e)    A court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of Tenant or of the whole or any substantial part of the Premises and such order, judgment or decree shall not be vacated, set aside or stayed within sixty (60) days after the date of entry of such order, judgment, or decree, or a stay thereof shall be thereafter set aside.
(f)    A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant under any bankruptcy, insolvency, reorganization, dissolution or liquidation law or statute of the federal or state government or any subdivision of either now or hereafter in effect, and such order, judgment or decree shall not be vacated, set aside or stayed within sixty (60) days from the date of entry of such order, judgment or decree, or a stay thereof shall be thereafter set aside.
16.2    Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following rights and remedies:
(a)    The right to terminate this Lease upon written notice to Tenant, in which event Tenant shall immediately surrender possession of the Premises in accordance with Article 21.

(b)    The right to bring a summary action for possession of the Premises.
(c)    The rights and remedies described in California Civil Code Section 1951.2, pursuant to which Landlord may recover from Tenant upon a termination of the Lease, (i) the worth at the time of award of the unpaid rent which has been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in (i) and (ii) above is computed by allowing interest at the Interest Rate. The “worth at the time of award” of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom includes, without limitation, (A) the unamortized portion of any brokerage or real estate agent’s commissions paid in connection with the execution of this Lease, (B) any direct costs or expenses incurred by Landlord in recovering possession of the Premises, maintaining or preserving the Premises after such default, (C) preparing the Premises for reletting to a new tenant, (D) any repairs or alterations to the Premises for such reletting, (E) leasing commissions, architect’s fees and any other costs necessary or appropriate either to relet the Premises or, if reasonably necessary in order to relet the Premises, to adapt them to another beneficial use by Landlord and (F) such amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law to the extent that such payment would not result in a duplicative recovery.
(d)    The rights and remedies described in California Civil Code Section 1951.4 which allow Landlord to continue this Lease in effect and to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Base Rent, Additional Rent and other charges payable hereunder as they become due. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.
(e)    The right and power, as attorney-in-fact for Tenant, to sublet the Premises, to collect rents from all subtenants and to provide or arrange for the provision of all services and fulfill all obligations of Tenant under any permitted subleases. Landlord is hereby authorized on behalf of Tenant, but shall have absolutely no obligation, to provide such services and fulfill such obligations and to incur all such expenses and costs as Landlord deems necessary. Landlord is hereby authorized, but not obligated, to relet the Premises or any part thereof on behalf of Tenant, to incur such expenses as may be necessary to effect a relet and make said relet for such term or terms, upon such conditions and at such rental as Landlord in its reasonable discretion may deem proper. Tenant shall be liable immediately to Landlord for all costs and expenses Landlord incurs in reletting the Premises including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and the cost of collecting rents and fulfilling the obligations of Tenant to any subtenant. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it as a result of such reletting against any amounts due from Tenant hereunder to the extent that such rent or other proceeds compensate Landlord for the nonperformance of any obligation of Tenant hereunder. Such payments by Tenant shall be due at such times as are provided elsewhere in this Lease, and Landlord need not wait until the termination of this Lease, by expiration of the Term or otherwise, to recover them by legal action or in any other manner. Landlord may execute any sublease made pursuant to this Section in its own name, and the tenant thereunder shall be under no obligation to see to the application by Landlord of any rent or other proceeds, nor shall Tenant have any right to collect any such rent or other proceeds. Landlord shall not by any reentry or other act be deemed to have accepted any surrender by Tenant of the Premises or Tenant’s interest therein, or be deemed to have otherwise terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord’s election to do so as set forth herein.
(f)    The right to enjoin, and any other remedy or right now or hereafter available to a Landlord against a defaulting tenant under the laws of the State of California or the equitable powers of its courts, and not otherwise specifically reserved herein.
16.3    Cumulative Remedies. The various rights and remedies reserved to Landlord, including those not specifically described herein, shall, to the extent that the exercise of such right and/or remedy does not result in a duplicative recovery, be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity and the exercise of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by Landlord of any or all other rights and remedies.
16.4    Waiver of Redemption by Tenant. Tenant hereby waives any right to relief against forfeiture of this Lease pursuant to California Code of Civil Procedure Section 1179.
16.5    Landlord’s Right to Cure. If Tenant shall fail or neglect to do or perform any covenant or condition required under this Lease and such failure shall not be cured within any applicable grace period, Landlord may, on five (5) days’ notice to Tenant, but shall not be required to, make any payment payable by Tenant hereunder, discharge any lien, take out, pay for and maintain any insurance required hereunder, or do or perform or cause to be done or performed any such other act or thing (entering upon the Premises for such purposes, if Landlord shall so elect), and Landlord shall not be or be held liable or in any way responsible for any loss, disturbance, inconvenience, annoyance or damage resulting to Tenant on account thereof. Tenant shall repay to Landlord within fifteen (15) days after demand all reasonable out-of-pocket cost and expense incurred by Landlord in connection with the cure, including, without limitation, compensation to the agents, consultants and contractors of Landlord and reasonable attorneys’ fees and expenses. Landlord may act upon shorter notice or no notice at all if necessary in Landlord’s reasonable judgment to meet an emergency situation or governmental or municipal time limitation or to protect Landlord’s interest in the Premises. Landlord shall not be required to inquire into the correctness of the amount of validity or any tax or lien that may be paid by Landlord and Landlord shall be duly protected in paying the amount of any such tax or lien claimed and in such event Landlord also shall have the full authority, in Landlord’s sole judgment and discretion and without prior notice to or approval by Tenant, to settle or compromise any such lien or tax. Any act or thing done by Landlord pursuant to the provisions of this Section shall not be or be construed as a waiver of any such failure by Tenant, or as a waiver of any term, covenant, agreement or condition herein contained or of the performance thereof.
16.6    Landlord’s Default. Landlord shall be in default under this Lease if Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Property whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant shall be entitled to actual (but not consequential) damages in the event of an uncured default by Landlord and shall be entitled to injunctive relief, but the provisions of Article 17 shall apply to any Landlord default and Tenant shall not have the right to terminate this Lease as a result of a Landlord default.
16.7    Tenant’s Right to Cure. If Landlord shall fail to perform any maintenance or repair required by this Lease, which if not performed will materially and adversely affect Tenant’s operations within the Premises, and such failure gives rise to a Landlord default after expiration of all applicable cure periods pursuant to Section 16.6, Tenant may, on five (5) Business Days’ notice to Landlord, but shall not be required to, make or pay for any such maintenance or repair; provided that Tenant shall not perform any repair or maintenance that could be reasonably expected to void any applicable warranties covering such repair or maintenance. In the event Tenant exercises its rights under this Section 16.7, Tenant shall utilize the services of a qualified contractor who normally and regularly performs similar work in Class A buildings. Within thirty (30) days after receipt of a reasonably detailed invoice from Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, Landlord shall reimburse Tenant the amount set forth in such invoice; provided, that Tenant shall not be entitled to reimbursement of any amounts that would otherwise be payable by Tenant to Landlord hereunder, including without limitation charges for Operating Expenses and TDM Fees. If Landlord delivers to Tenant within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth in reasonable detail Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such reimbursement (except pursuant to a court order), but as Tenant’s sole remedy, Tenant may proceed to claim a default by Landlord under this Lease.
17.    LANDLORD’S RESERVED RIGHTS.
17.1    Control of Building and Common Area. Landlord reserves the right, at any time and from time to time, to make alterations, additions, repairs, replacements or improvements to all or any part of the Building (including the Building Structure and Building Systems), the Common Area and the Property; provided such changes do not materially interfere with Tenant’s access to or use of the Building or the parking to which Tenant is entitled under this Lease, Landlord may make changes at any time and from time to time in the size, shape, location, use and extent of the Common Area, and no such change shall entitle Tenant to any abatement of rent or damages. Landlord shall at all times during the Term have the sole and exclusive control of the Building Systems, Building Structure and the Common Area. Landlord may temporarily close any portion of the Common Area for repairs, maintenance, replacements or alterations, to prevent a dedication or the accrual of prescriptive rights, or for any other reasonable purpose; provided, however, that Landlord shall use reasonable efforts not to materially adversely affect Tenant’s use of or access to the Premises. Tenant’s rights in and to the Common Area shall at all times be subject to the rights of Landlord and Tenant shall keep the Common Area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations.
17.2    Access.
(a)    Landlord reserves (for itself and its agents, consultants, contractors and employees) the right to enter the Premises at all reasonable times, subject to Tenant’s reasonable security procedures, and, except in cases of emergency, after giving Tenant reasonable notice (which such notice may be by electronic mail provided such electronic mail is acknowledged by Tenant), to inspect the Premises (including, without limitation, environmental testing); to supply any service to be provided by Landlord hereunder; to show the Premises to prospective purchasers or mortgagees; to show the Premises to prospective tenants during the last year of the Term; to post notices of non-responsibility; and to repair or maintain the Premises and the Building as required by Section 9.1, without abatement of Rent, and may for that purpose erect, use and maintain necessary structures in and through the Premises and the Building where reasonably required by the character of the work to be performed. Notwithstanding the above, Landlord may not access any controlled document rooms, patient records or other secured area (i) without prior written notice to Tenant, except in the event of an emergency, (ii) unless accompanied by a Tenant designated representative. When entering the Premises, Landlord agrees to comply with Tenant’s rules and policies intended to protect the privacy of its patients’ protected health information as required by law, including without limitation The Health Insurance Portability and Accountability Act of 1996, as amended from time to time. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby, except to the extent caused by the Active Negligence or willful misconduct of Landlord in the exercise of its rights, or its failure to comply with the security requirements of this Section 17.2(a); and provided that Landlord shall use reasonable efforts not to materially adversely affect Tenant’s use of the Premises. All locks for all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance in writing by Tenant) shall at all times be keyed to a master system and Landlord shall at all times have and retain a key with which to unlock all of said doors. Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency in order to obtain entry to any portion of the Premises, and any such entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.
(b)    Landlord hereby reserves the right of Landlord, at all reasonable times and, following reasonable advance notice to Tenant, to permit the City, the County of Santa Clara, the Santa Clara Valley Water District, the Regional Water Quality Control Board, Department of Toxic Substances Control, or other governmental bodies, public or private utilities and any other persons or entities authorized by Landlord to enter upon the Premises for the purposes of the following: (i) installing, using, operating, maintaining, removing, relocating and replacing (A) underground wells, (B) water, oil, gas, steam, storm sewer, sanitary sewer and other pipe lines, and (C) telephone, electric, power and other lines, conduits, and facilities; (ii) flood control; (iii) maintenance of rights of way, (iv) performing any work, testing or monitoring in connection with any Regional Water Quality Control Board, Department of Toxic Substances Control, or other governmental requirements, including, without limitation, indoor air monitoring);

and (v) remediation of Hazardous Substances in, on, or under, the Premises or any other property in the neighborhood of the Premises, whether related to the Pre-Existing Environmental Condition or otherwise.
17.3    Easements. Landlord reserves the right to grant or relocate all easements and rights of way which Landlord in its sole discretion may deem necessary or appropriate; provided that Tenant’s rights to use the Property is not materially impeded.
17.4    Use of Additional Areas. Landlord reserves the exclusive right to use any air space above the Property, and the land beneath the Premises; provided that such use shall not materially impede Tenant’s use of and access to the Premises.
17.5    Subordination. This Lease shall be subject and subordinate at all times to: (a) all reciprocal easement agreements, and any ground leases or underlying leases which may now exist or hereafter be executed affecting the Property, (b) the lien of any mortgage or deed of trust that may now exist or hereafter be executed in any amount for which the Property, or any ground leases or underlying leases, or Landlord’s interest or estate in any of said items, is specified as security, and (c) any access agreements which may now exist or hereafter be executed affecting the Property. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any of the items referred to in clause (a) or (b) above, subject to compliance with the condition precedent set forth below. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, (i) no person or entity which as a result of the foregoing succeeds to the interest of Landlord under this Lease, (a “Successor”) shall be liable for any default by Landlord or any other matter that occurred prior to the date the Successor succeeded to Landlord’s interest in this Lease, and (ii) Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the Successor, at the option of the Successor; provided that Tenant shall have received a Non-Disturbance Agreement from Successor. Tenant covenants and agrees, however, to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord (which form shall include the non-disturbance protections for Tenant described below), any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, reciprocal easement agreements or similar documents or instruments, or with respect to the lien of any such mortgage or deed of trust and Tenant’s failure to execute and deliver any such document within ten (10) Business Days after such demand by Landlord shall constitute an Event of Default without further notice. Landlord shall use commercially reasonable efforts to obtain the written agreement (a “Non-Disturbance Agreement”) of the mortgagee or trustee named in any mortgage, deed of trust or other encumbrance, and any landlord under any ground lease or underlying lease, that so long as an Event of Default by Tenant is not in existence, neither this Lease nor any of Tenant’s rights hereunder shall be terminated or modified, nor shall Tenant’s possession of the Premises be disturbed or interfered with, by any trustee’s sale or by an action or proceeding to foreclose said mortgage, deed of trust or other encumbrance. Landlord represents and warrants that, as of the Effective Date, there is no mortgage, ground lease or other such encumbrance on the Property.
18.    LIMITATION OF LANDLORD’S LIABILITY.
18.1    Limitation. Landlord shall not be responsible for or liable to Tenant and Tenant hereby releases Landlord, waives all claims against Landlord and assumes the risk for any injury, loss or damage to any person or property in or about the Property by or from any cause whatsoever (other than Landlord’s or the Landlord Parties’ Active Negligence or willful misconduct or Landlords’ breach of its obligations under this Lease) including, without limitation, (a) acts or omissions of persons occupying adjoining premises, (b) theft or vandalism, (c) burst, stopped or leaking water, gas, sewer or steam pipes, (d) loss of utility service, (e) accident, fire or casualty, (f) nuisance, and (g) work done by Landlord in the Property. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Property or to fixtures, appurtenances and equipment in the Property or arising from the provision of (or interruption of or failure to provide) any utilities or services to the Premises or any inability for Tenant to access the Premises; provided, however, that in the event Landlord fails to perform its obligations to make repairs, alterations or improvements or provide any access, utilities or services or performs such obligations in a negligent manner in each case which results in Tenant being unable to operate its business at the Premises for a period of more than five (5) consecutive Business Days, then Tenant shall be entitled to an abatement of Rent commencing on the sixth (6th) Business Day Tenant is unable to operate and continuing until the Premises are again available for operation of Tenant’s business. Such Rent abatement shall be Tenant’s only remedy in the event of a negligent interference with Tenant’s business and Tenant shall not be entitled to damages or to termination of this Lease arising from Landlord’s repairs, alterations, improvements or provision of access, utilities or services. Tenant hereby waives and releases any right it may have to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute or ordinance now or hereafter in effect.
18.2    Sale of Property. It is agreed that Landlord may at any time sell, assign or transfer its interest as landlord in and to this Lease, and may at any time sell, assign or transfer its interest in and to the Property. In the event of any transfer of Landlord’s interest in this Lease or in the Property, the transferor shall be automatically relieved of any and all of Landlord’s obligations and liabilities accruing from and after the date of such transfer; provided that the transferee assumes all of Landlord’s obligations under this Lease. Tenant hereby agrees to attorn to Landlord’s assignee, transferee, or purchaser from and after the date of notice to Tenant of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made in the first instance by and between Tenant and the assignee, transferee or purchaser.
18.3    No Personal Liability. In the event of any default by Landlord hereunder, Tenant shall look only to Landlord’s interest in the Property and rents therefrom and any available insurance proceeds for the satisfaction of Tenant’s remedies, and no other property or assets of Landlord or any trustee, partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease.
19.    DESTRUCTION.
19.1    Landlord’s Repair Obligation. If the Property or any portion thereof is damaged by fire or other casualty, Landlord shall repair the same (including the Base Building Work but not any Tenant Improvement Work and not any Tenant’s Alterations); provided that (a) such repairs can be made under the laws and regulations of the federal, state and local governmental authorities having jurisdiction within eighteen (18) months after the date of such damage (or in the case of damage occurring during the last twelve (12) months of the Term, provided that such repairs can be made within ninety (90) days after the date of such damage), (b) such repairs are substantially covered (except for any deductible) by the proceeds of insurance maintained by Landlord or required to be maintained by Landlord under Section 14.3 of this Lease, and (c) the estimate cost of repairing such damage does not exceed fifty percent (50%) of the then replacement cost of the Building.
19.2    Notice. Landlord shall notify Tenant within sixty (60) days after the date of damage whether or not the conditions requiring Landlord’s to reconstruct and repair as described in Section 19.1 are met. If such requirements are not met, Landlord shall have the option, exercisable within sixty (60) days after the date of such damage either to: (a) notify Tenant of Landlord’s intention to repair such damage and Landlord’s reasonable estimate of the date upon which such repairs shall be completed, in which event this Lease shall continue in full force and effect (unless terminated by Tenant pursuant to Section 19.3 below), or (b) notify Tenant of Landlord’s election to terminate this Lease as of the date of the damage. If such notice to terminate is given by Landlord, this Lease shall terminate as of the date of such damage. If within ten (10) days after receipt of a notice from Landlord electing to terminate this Lease because of the unavailability of insurance proceeds (provided such unavailability is not due to Landlord’s failure to secure and maintain the insurance required by this Lease), Tenant sends Landlord a notice electing to reimburse Landlord for the total cost of such repairs in excess of Landlord’s available insurance proceeds, this Lease shall not terminate, and Landlord shall complete such repairs; provided that Landlord shall have the right to invoice Tenant on a monthly basis for Tenant’s share of the repair costs, which Tenant shall pay within thirty (30) days after receipt. Further, in the event Landlord elects to terminate this Lease as provided in Section 19.1, Tenant shall have the right within thirty (30) days of receipt of Landlord’s notice of termination to notify Landlord of Tenant’s election to pay for the restoration of the Building and Premises, in which event this Lease shall continue in full force and effect, Landlord shall proceed to make such repairs as soon as reasonably possible, and Tenant shall pay to Landlord all costs of the repairs in excess of any insurance proceeds actually received by Landlord within thirty (30) days after written demand by Landlord. If Tenant does not give such notice within the thirty (30) day period, this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.
19.3    Termination by Tenant. If Landlord elects to repair or is required to repair the damage and any such repair (a) is not commenced by Landlord within one hundred twenty (120) days after the occurrence of such damage or destruction, or (b) is not or cannot practicably be substantially completed by Landlord within eighteen (18) months after the occurrence of such damage or destruction (or in the case of damage occurring in the last twelve (12) months of the Term, within ninety (90) days), all as reasonably determined by Landlord’s Contractor, then in either such event Tenant may, at its option, upon written notice to Landlord to be delivered within fifteen (15) days after receipt of Landlord’s notice or the expiration of the 120-day commencement period, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.
19.4    Rent Adjustment. In case of termination pursuant to Sections 19.2 or 19.3 above, the Base Rent and Operating Expenses shall be reduced by a proportionate amount based upon the extent to which such damage interferes with Tenant’s ability to operate in the Premises, and Tenant shall pay such reduced Base Rent and Operating Expenses up to the date of vacation of the Premises; provided that Landlord receives all proceeds of Tenant’s business interruption insurance up to the amount by which Base Rent and Operating Expenses are so reduced, less any rental loss insurance proceeds payable to Landlord from Landlord’s insurance coverage on account of such casualty. If Landlord is required or elects to make repairs, and Tenant does not terminate this Lease pursuant to Section 19.3, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Base Rent and Operating Expenses from the date of such casualty and during the period such repairs are being made by a proportionate amount based upon the extent to which such damage interferes with Tenant’s ability to operate in the Premises; provided that Landlord receives all proceeds of Tenant’s business interruption insurance up to the amount by which Base Rent and Operating Expenses are so reduced less any rental loss insurance proceeds payable to Landlord from Landlord’s insurance coverage on account of such casualty. The full amount of Base Rent and Operating Expenses shall again become payable immediately upon the completion of such work of repair, reconstruction or restoration that Landlord is obligated to complete; provided however that, if the damage includes Tenant Improvement Work that Tenant is obligated to repair or replace, the full amount of Base Rent and Operating Expenses shall again become payable on the earlier of (i) when Tenant completes Tenant’s repairs or replacements, or (ii) ninety (90) days after the completion by Landlord of such work of repair, reconstruction or restoration that Landlord is obligated to complete and the delivery of the Premises to Tenant for its repair and restoration work. The repairs to be made by Landlord under this Article shall not include, and Landlord shall not be required to repair, any casualty damage to the Tenant Improvement Work, Tenant’s Property or any Alterations.
19.5    Tenant Obligations. If Landlord elects or is required to repair, reconstruct or restore the Premises after any damage or destruction, and Tenant does not elect to terminate this Lease as provided herein, Tenant shall be responsible at its own expense for the repair and replacement of any of the Tenant Improvement Work, Tenant’s Property and any Alterations which Tenant elects to replace.
19.6    No Claim. Tenant shall have no interest in or claim to any portion of the proceeds of any property insurance or self-insurance maintained by Landlord in connection with the damage. If Landlord is entitled and elects not to rebuild the Premises, Landlord shall relinquish to Tenant such claim as Landlord may have for any part of the proceeds of any insurance maintained by Tenant under Section 14.2 of this Lease.
19.7    No Damages. If Landlord is required or elects to make any repairs, reconstruction or restoration of any damage or destruction to the Premises under any of the provisions of this Article 19, Tenant shall not be entitled to any damages by reason of any inconvenience or loss sustained by Tenant as a result thereof. Except as expressly provided in Section 19.4, there shall be no reduction, change or abatement of any rental or other charge payable by Tenant to Landlord hereunder, or in the method of computing, accounting for or paying the same. Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, or any other statute or law that may be in effect at the time of a casualty under which a lease is automatically terminated or a tenant is given the right to terminate a lease due to a casualty.
20.    EMINENT DOMAIN.
20.1    Taking. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking or as of the date of final judgment, whichever is earlier, and, in the case of a partial taking of at least twenty‑five percent (25%) of the Rentable Area of the Premises or parking areas servicing the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date, provided, however, that a condition to the exercise of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Premises. If any material part of the Common Area shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, whether or not the Premises are affected, Landlord shall have the right to terminate this Lease by written notice to Tenant within thirty (30) days of the date of taking. If any material part of the Common Area shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, such that Tenant’s access to or use of the Premises is materially adversely affected, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days of the date of taking.
20.2    Award. In the event of any taking of the Property, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith. Nothing contained herein shall be deemed to prohibit Tenant from making a separate claim against the condemning authority for the taking of Tenant’s Property, the unamortized cost of Tenant Improvement Work, the cost of removing Tenant’s trade fixtures and removable property, and relocation expenses.
20.3    Partial Taking. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Base Rent and Operating Expenses shall be adjusted as follows:
(a)    In the event of a partial taking, if this Lease is not terminated pursuant to this Article 20, Landlord shall repair, restore or reconstruct the Premises to a useable state; provided that Landlord shall not be required to expend any sums other than those received pursuant to Section 20.2;
(b)    During the period between the date of the partial taking and the completion of any necessary repairs, reconstruction or restoration, Tenant shall be entitled to a reduction of Base Rent and Operating Expenses by a proportionate amount based upon the extent of interference with Tenant’s operations in the Premises; and
(c)    Upon completion of said repairs, reconstruction or restoration, and thereafter throughout the remainder of the Term, the Base Rent and Operating Expenses shall be recalculated based on the remaining total number of square feet of Rentable Area of the Premises.
20.4    Temporary Taking. Notwithstanding any other provision of this Article, if a taking occurs with respect to all or any portion of the Premises for a period of six (6) months or less, this Lease shall remain unaffected thereby and Tenant shall continue to pay Base Rent and Additional Rent and to perform all of the terms, conditions and covenants of this Lease, provided that Tenant shall have the right to terminate this Lease if the taking continues beyond six (6) months by giving Landlord notice of such termination within twenty (20) days following the expiration of such six-month period. If Tenant exercises such termination right, this Lease and the estate hereby granted shall terminate as of the thirtieth (30th) day following the giving of such notice. In the event of any such temporary taking, and if this Lease is not terminated, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term up to the total Base Rent and Additional Rent owing by Tenant for the period of the taking, and Landlord shall be entitled to receive the balance of any award.
20.5    Sale in Lieu of Condemnation. A voluntary sale by Landlord of all or any part of the Property to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this Article.
20.6    Waiver. Except as provided in this Article, Tenant hereby waives and releases any right it may have under any Applicable Law to terminate this Lease as a result of a taking, including without limitation Sections 1265.120 and 1265.130 of the California Code of Civil Procedure, or any similar law, statute or ordinance now or hereafter in effect.
21.    SURRENDER.
21.1    Surrender. On or before the ninetieth (90th) day preceding the Expiration Date, Tenant shall notify Landlord in writing of the estimated date (the “Move-Out Date”) upon which Tenant plans to surrender the Premises to Landlord. At least sixty (60) days prior to the Move-Out Date, Landlord and Tenant shall walk through the Premises to identify any repair and removal work to be performed by Tenant, provided that failure by any party to participate in the walk-through shall not relieve Tenant of any of its obligations hereunder. Prior to the Termination Date, Tenant shall repair at Tenant’s sole cost, all damage caused by removal of Tenant’s Property and any Alterations as required under this Lease, and shall leave the floor broom clean and the walls patched and paint-ready. Upon the Termination Date, Tenant shall surrender the Premises to Landlord in good order and repair, reasonable wear and tear and damage by casualty excepted, free and clear of all letting and occupancies and free of Tenant’s Hazardous Substances as required pursuant to Article 13, with all applicable closure requirements satisfied and completed, and with all of Tenant’s Property (including all movable equipment, furniture, trade fixtures and other personal property) removed from the Premises. Subject to Article 10, upon any termination of this Lease all improvements, except for Tenant’s Property, shall automatically and without further act by Landlord or Tenant, become the property of Landlord, free and clear of any claim or interest therein by Tenant, and without payment therefore by Landlord.
21.2    Holding Over.
(a)    If Tenant remains in possession of all or any part of the Premises after the Termination Date with Landlord’s prior written consent: (i) Tenant’s occupancy of the Premises shall be deemed a month-to-month tenancy (not a renewal or extension of the Term), terminable by either party upon 30 days’ written notice to the other; (ii) the Base Rent during the holdover period shall be 125% of the greater of (x) the Base Rent in effect during the last month of the Term; and (y) Prevailing Market Rent; and (iii) Tenant’s occupancy of the Premises otherwise shall be subject to all applicable terms and conditions of this Lease as if the Term had not expired or this Lease had not been terminated, as the case may be. Landlord’s acceptance of Rent without all or any part of the increase due pursuant to clause (ii) above shall not be deemed or construed as a waiver by Landlord of its right to the entire increase in Base Rent due pursuant to clause (ii). Nothing in this Section 21.2(a) shall be deemed or construed as a consent by Landlord to any holding over by Tenant.
(b)    If Tenant remains in possession of all or any part of the Premises after the Termination Date without Landlord’s written consent: (i) the Base Rent during the holdover period shall be the greater of (x) 150% of the Base Rent in effect during the last month of the Term; and (y) the Prevailing Market Rent; (ii) Tenant’s occupancy of the Premises shall be solely as a tenant at sufferance and no notice of termination shall be necessary in order to recover possession; (iii) Tenant’s occupancy of the Premises otherwise shall be subject to all applicable terms and conditions of this Lease; and (iv) in addition to such other remedies as may be available to Landlord at law or in equity, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, damages, liabilities and costs arising from or related to Landlord’s continued possession, including without limitation claims, damages or losses incurred in connection with prospective or actual successor tenants, lost rents, lost development opportunities and reasonable attorneys’, brokers’ and consultants’ fees, costs and expenses. Landlord’s acceptance of Rent without all or any part of the increase due pursuant to clause (i) above shall not be deemed or construed as a waiver by Landlord of its right to the entire increase in Rent due pursuant to clause (ii). Without limiting the foregoing, if Tenant fails to remediate the Property from the effects of any Tenant Environmental Activity and complete full facility closure on or prior to the Termination Date and provide Landlord with satisfactory evidence of the same, then, from and after the Termination Date, then whether or not Tenant has vacated the Premises, Tenant shall be deemed to be holding over without the consent of Landlord and shall be subject to the provisions of this Section 21.2(b).
21.3    Notice of Lease Termination. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, a notice of lease termination in the form attached as Exhibit E required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the Property.
22.    FINANCIAL STATEMENTS.
If Tenant’s (or Tenant’s parent’s) financial statements are not publicly available through the S.E.C. or other regulatory agency in the United States or elsewhere, Tenant shall tender to Landlord within ten (10) Business Days after receipt of a written request any information reasonably requested by Landlord regarding the financial stability, credit worthiness or ability of Tenant to pay the Rent due under this Lease. Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease or for the purpose of any financing or other transaction subsequently undertaken by Landlord. Tenant hereby represents and warrants to Landlord the following: (a) that all documents provided by Tenant to Landlord in connection with the negotiation of this Lease are true and correct copies of the originals, (b) Tenant has not withheld any information from Landlord that is material to Tenant’s credit worthiness, financial condition or ability to perform its obligations hereunder, (c) all information supplied by Tenant to Landlord is true, correct and accurate, and (d) no part of the information supplied by Tenant to Landlord contains any misleading or fraudulent statements. A default under this Article shall be a non-curable default by Tenant and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or available to Landlord under the laws of the State of California. Landlord shall a be entitled to disclose Tenant’s financial information to (i) its agents, employees and consultants, (ii) potential purchasers of an interest in the Property, and (iii) lenders contemplating making a loan to the Landlord to be secured by the Property, provided that such recipients are advised of the confidential nature of such information and agree to maintain such confidentiality provided that Landlord first execute a commercially reasonable non-disclosure agreement. Landlord shall also be entitled to disclose Tenant’s confidential financial information to (i) its agents, employees and consultants, (ii) potential purchasers of an interest in the Property, and (iii) lenders contemplating making a loan to the Landlord to be secured by the Property, provided that such recipients are advised of the confidential nature of such information and agree to maintain such confidentiality. Nothing herein, however, shall require Tenant to disclose to Landlord any proprietary or confidential non-public information in violation of Applicable Laws and Tenant shall not be deemed in default under this Section 22 on account of withholding any proprietary or confidential nonpublic information as required by Applicable Laws or as advised by Tenant’s legal counsel.
23.    TENANT CERTIFICATES.
Tenant, at any time and from time to time within ten (10) Business Days after receipt of written notice from Landlord, shall execute, acknowledge and deliver to Landlord or to any party designated by Landlord (including prospective lenders, purchasers, ground lessees and others similarly situated), a certificate of Tenant stating, to the best of Tenant’s knowledge: (a) that Tenant has accepted the Premises, (b) the Commencement Date and Expiration Date of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Base Rent and Operating Expenses have been paid, and (g) any other factual information relating to the rights and obligations under this Lease that may reasonably be required by any of such persons. Failure to deliver such certificate after receipt of a second five (5) Business Day notice shall constitute an Event of Default. At the request of Tenant, Landlord shall execute, acknowledge and deliver to Tenant a certificate with similar types of information and in the time period set forth above. Failure by either Landlord or Tenant to execute, acknowledge and deliver such certificate shall be conclusive evidence that this Lease is in full force and effect and has not been modified except as may be represented by the requesting party.
24.    RULES AND REGULATIONS; SIGNS.
24.1    Rules and Regulations. Tenant shall faithfully observe and comply with all reasonable rules and regulations attached to this Lease as Exhibit F, and all reasonable modifications relating to Tenant’s use of the Common Area and additions thereto from time to time put into effect by Landlord (the “Rules and Regulations”) and provided in writing to Tenant. Landlord shall not enforce such Rules and Regulations in an unreasonable or discriminatory manner. In the event of any conflict between the terms of this Lease and the terms, covenants, agreements and conditions of the Rules and Regulations, this Lease shall control. Landlord shall not adopt any Rules or Regulations or modify the existing Rules and Regulations in such a way as to materially interfere with Tenant’s use and enjoyment of the Premises or with the conduct of Tenant’s business within the Premises. Landlord shall administer the Rules and Regulations in a fair and non-discriminatory manner.
24.2    Signs. Tenant shall have the exclusive right, at Tenant’s sole cost and expense, to install Tenant’s name on a monument sign approved by Landlord. Tenant shall also have the right to place a sign on the entrance doors to Tenant’s Premises identifying Tenant. All signage to be installed by Tenant pursuant to the foregoing shall meet the requirements of Landlord’s signage program for the Property (e.g., aesthetic appearance, size, etc.) and shall be subject to the prior written consent of Landlord, not to be unreasonably withheld, and, if required, the approval of the City.
25.    INABILITY TO PERFORM.
If Landlord is unable to fulfill or is delayed in fulfilling any of Landlord’s obligations under this Lease, by reason of acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials or by any other reason beyond Landlord’s reasonable control, then such inability or delay by Landlord shall excuse the performance of Landlord for a period equal to the duration of such prevention, delay or stoppage, and no such inability or delay by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord’s Agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant’s business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby. If Tenant is unable to fulfill or is delayed in fulfilling any of Tenant’s obligations under this Lease (other than the payment of Rent), by reason of acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials or by any other reason beyond Tenant’s reasonable control, then such inability or delay by Tenant shall excuse the performance of Tenant for a period equal to the duration of such prevention, delay or stoppage. Tenant hereby waives and releases any right to terminate this Lease under Section 1932(1) of the California Civil Code, or any similar law, statute or ordinance now or hereafter in effect.
26.    NOTICES.
Any notice, consent or other communication required or permitted under this Lease shall be in writing and shall be delivered by hand, sent by expedited courier, sent by prepaid registered or certified mail with return receipt requested, or sent by facsimile or electronic mail, and shall be deemed to have been given on the earliest of (a) receipt or refusal of receipt; (b) one Business Day after delivery to an air courier or reputable over-night delivery service (e.g., FedEx) for overnight expedited delivery service; (c) five (5) Business Days after the date deposited in the United States mail, registered or certified, with postage prepaid and return receipt requested (provided that such return receipt must indicate receipt at the address specified); or (d) on the day of its transmission by facsimile or electronic mail if transmitted during the business hours of the place of receipt, otherwise on the next Business Day, and in the case of electronic mail, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, or return e-mail or other written acknowledgement from such recipient confirming receipt) provided that in either case a copy of such notice, consent or other communication is also delivered pursuant to clause (b) or (c) above. All notices shall be addressed as appropriate to the addresses given in the Basic Lease Information (or to such other or further addresses as the parties may designate by notice given in accordance with this Section).
27.    QUIET ENJOYMENT.
Landlord covenants that subject to the other terms and conditions of this Lease, upon paying the Base Rent and Additional Rent and performing all of its obligations under this Lease, Tenant shall peaceably and quietly enjoy the Premises, subject to the terms and provisions of this Lease.
28.    AUTHORITY.
28.1    Tenant’s Authority. Tenant represents and warrants as follows: Tenant is an entity as identified in the introductory paragraph, duly formed and validly existing and in good standing under the laws of the state of organization specified in the introductory paragraph and qualified to do business in the State of California. Tenant has the power, legal capacity and authority to enter into and perform its obligations under this Lease and no approval or consent of any third party is required in connection with the execution and performance hereof, other than the approval of Tenant’s parent, which approval has been duly obtained. The execution and performance of Tenant’s obligations under this Lease will not result in or constitute any default or event that would be, or with notice or the lapse of time would be, a default, breach or violation of the organizational instruments governing Tenant or any agreement or any order or decree of any court or other governmental authority to which Tenant is a party or to which it is subject. Tenant has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid and binding obligation of Tenant. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.
28.2    Landlord’s Authority. Landlord represents and warrants as follows: Landlord has the power, legal capacity and authority to enter into and perform its obligations under this Lease and no approval or consent of any person is required in connection with the execution and performance hereof. The execution and performance of Landlord’s obligations under this Lease will not result in or constitute any default or event that would be, or with notice or the lapse of time would be, a default, breach or violation of the organizational instruments governing Landlord or any agreement or any order or decree of any court or other governmental authority to which Landlord is a party or to which it is subject. Landlord has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid and binding obligation of Landlord.
29.    BROKERS.
Tenant and Landlord warrant that they have had dealings with only the real estate brokers or agents listed in Article 1 (the “Brokers”) in connection with the negotiation of this Lease and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. The brokerage commissions earned in connection with this transaction shall be paid by Landlord pursuant to a separate written agreement between Landlord and each of the Brokers. Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder’s fees based on Tenant’s or Landlord’s, as applicable, dealings or contacts with brokers or agents other than those listed in Article 1.
30.    DISPUTE RESOLUTION.
30.1    Meet and Confer. The parties shall endeavor to resolve any disputes relating to this Lease through reasonable business-like dispute resolution procedures without resort to litigation. Accordingly, if a dispute arises regarding any matter other than the Tenant defaults described in Section 16.1, either party may call a special meeting of the parties by written request specifying the nature of the matter to be addressed. The meeting shall be held at the Premises, and shall be attended by representatives of Landlord and Tenant who have authority to resolve the dispute. Such representatives shall confer in a good faith attempt to resolve the dispute until they either succeed or one or both parties concludes that the dispute will not be resolved through one or more special meetings.
30.2    Mediation. If a matter in dispute is not resolved through the special meeting process, either party may initiate mediation by delivering written notice to the other. Both parties shall attend and participate in the mediation, which shall be non-binding and without prejudice to any other rights or remedies that either party may have. Unless the parties agree otherwise, the mediation proceeding shall be conducted in the San Francisco Bay Area, by an independent mediator from the San Francisco office of JAMS (or any successor or mutually acceptable alternative, referred to hereafter as the “JAMS”) in accordance with JAMS procedures, within thirty (30) days after the notice initiating mediation is delivered. The costs of the mediation shall be shared equally by both parties to the mediation, except that each party shall pay the fees, costs and expenses of its own legal counsel and consultants in connection with such mediation. Any voluntary settlement reached as a result of the mediation proceeding shall be reduced to writing. All mediation proceedings shall be subject to the provisions of California Evidence Code sections 1152 and 1152.5, and any amended, similar or successor laws.
30.3    General. The foregoing dispute resolution procedures shall not in any way affect any statutes of limitation relating to any dispute relating to this Lease. This dispute resolution procedure may be conducted before or during the pendency of any other legal proceedings, and either party shall be entitled to bring any legal or judicial action to enjoin an act or proposed act by the other party which is in dispute, or seek any other ancillary relief to preserve the status quo or protect the rights of either party, pending the commencement or completion of any mediation process.
31.    MISCELLANEOUS.
31.1    Entire Agreement. This Lease, including the exhibits which are incorporated herein and made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Tenant hereby acknowledges that neither Landlord nor Landlord’s Agents have made any representations or warranties with respect to the Premises, the Property, or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.
31.2    No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any obligation of Tenant or Landlord under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Base Rent or Additional Rent during the continuance of any such breach by Landlord, or payment of Base Rent or Additional Rent by Tenant to Landlord, and no acceptance of the keys to or possession of the Premises prior to the expiration of the Term by any employee or agent of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof. The consent of Landlord or Tenant given in any instance under the terms of this Lease shall not relieve Tenant or Landlord, as applicable, of any obligation to secure the consent of the other in any other or future instance under the terms of this Lease.
31.3    Amendments, Modifications or Waivers. This Lease may only be amended, changed, terminated or modified by a written instrument signed by both Landlord and Tenant. Neither this Lease nor any term or provisions hereof may be changed, waived, discharged or terminated orally. A breach of this Lease shall not be waived except by a written instrument signed by the party against which the change, waiver, discharge or termination is sought.
31.4    Successors and Assigns. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided or limited herein, their respective personal representatives and successors and assigns.
31.5    Validity. If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.
31.6    Jurisdiction. This Lease shall be construed and enforced in accordance with the laws of the State of California. Any action that in any way involves the rights, duties and obligations of the parties under this Lease may (and if against Landlord, shall) be brought in the courts of the State of California or the United States District Court for the District of California, and the parties hereto hereby submit to the personal jurisdiction of said courts.
31.7    Attorneys’ Fees. In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs, costs of arbitration and reasonable attorneys’ fees.
31.8    Intentionally Omitted.
31.9    Light and Air. Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of the Base Rent or Additional Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.
31.10    Lease Memorandum. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.
31.11    Confidentiality. The parties agree that neither of them shall make public the terms and conditions of this Lease or the fact that they have entered into this Lease to any person other than a party’s accountants, attorneys, lenders, brokers, prospective ground lessees, investors, consultants or financial advisors without first obtaining the written permission from the other party, except to the extent otherwise required by Applicable Law, including without limitation the securities laws of the United States and other jurisdictions. The foregoing notwithstanding, Tenant hereby grants Landlord the right to include Tenant’s name and logo on any list of Stanford Research Park tenants posted on its website or included in other published materials.
31.12    Terms. The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there is more than one Tenant or Landlord, the obligations under this Lease imposed on Tenant or Landlord shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

31.13    Review and Approval. The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality of suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord’s interests in the Property and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder with respect to such review, approval, inspection or examination by Landlord.
31.14    No Beneficiaries. This Lease shall not confer or be deemed to confer upon any person or entity other than the parties hereto, any right or interest, including without limitation, any third party status or any right to enforce any provision of this Lease.
31.15    Time of the Essence. Time is of the essence in respect of all provisions of this Lease in which a definite time for performance is specified. In the event the time for performance of any obligation under this Lease shall fall on a Saturday, Sunday or holiday, such time for performance shall be extended to the next Business Day.
31.16    Modification of Lease. In the event of any ruling or threat by the Internal Revenue Service, or opinion of counsel, that all or part of the Rent paid or to be paid to Landlord under this Lease will be subject to the income tax or unrelated business taxable income, Tenant agrees to modify this Lease to avoid such tax; provided that such modifications will not result in any increase in Rent, or any increased obligations of Tenant under this Lease. Landlord will pay all Tenant’s reasonable costs incurred in reviewing and negotiating any such lease modification, including reasonable attorneys’ and accountants’ fees.
31.17    Construction. This Lease has been negotiated extensively by Landlord and Tenant with and upon the advice of their respective legal counsel, all of whom have participated in the drafting hereof. Consequently, Landlord and Tenant agree that no party shall be deemed to be the drafter of this Lease and in the event this Lease is ever construed by a court of law, such court shall not construe this Lease or any provision of this Lease against any party as the drafter of the Lease.
31.18    Use of Name. Tenant acknowledges and agrees that the names “The Leland Stanford Junior University,” “Stanford” and “Stanford University,” and all variations thereof, are proprietary to Landlord. Tenant shall not use any such name or any variation thereof or identify Landlord in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or use any trademark, service mark, trade name or symbol of Landlord or that is associated with it, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Tenant may use the term “Stanford Research Park” only to identify the location of the Premises.
31.19    Blocked Person. Tenant represents and warrants that neither Tenant nor any person or entity owning any direct or indirect membership interest or other equity ownership interest in Tenant is now, or ever has been, named on (or now is or ever has been acting directly or indirectly for or on behalf of any person or entity named on) the list of “Specially Designated Nationals and Blocked Persons” published by the Office of Foreign Assets Control of the United States Department of the Treasury or any similar list maintained by the United States government or any other government (any person so named, a “Blocked Person”). If Tenant, or any person or entity owning any direct or indirect membership interest or other equity ownership interest in Tenant, at any time becomes a Blocked Person or acts directly or indirectly for or on behalf of any Blocked Person, such event shall constitute an Event of Default under this Lease, unless within thirty (30) days after Tenant becomes aware of such Blocked Person or aware of actions taken directly or indirectly for or on behalf of such Blocked Person, Tenant initiates and diligently pursues steps to cause such Blocked Person to be removed from owning a direct or indirect membership or other equity ownership interest in Tenant or removed from the list of “Specially Designated Nationals and Blocked Persons.”
31.20    Survival. The obligations of this Lease shall survive the expiration of the Term to the extent necessary to implement any requirement for the performance of obligations or forbearance of an act by either party hereto which has not been completed prior to the termination of this Lease. Such survival shall be to the extent reasonably necessary to fulfill the intent thereof, or if specified, to the extent of such specification, as same is reasonably necessary to perform the obligations and/or forbearance of an act set forth in such term, covenant or condition. Notwithstanding the foregoing, in the event a specific term, covenant or condition is expressly provided for in such a clear fashion as to indicate that such performance of an obligation or forbearance of an act is no longer required, then the specific shall govern over this general provisions of this Lease.
31.21    Counterparts. This Lease may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one original of the Lease. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document. Counterparts sent by fax or email shall be deemed originals for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

LANDORD:		TENANT:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY		JAZZ PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Tiffany Griego
	Tiffany Griego	By:	/s/ Bruce C. Cozadd
Its:	Managing Director, Asset Management		Bruce C. Cozadd
		Its:	CEO

GLOSSARY

As used in this Lease, the following terms shall have the following meanings, applicable, as appropriate, to both the singular and plural form of the terms defined below:
“3170 Porter Lease” is that certain Commercial Lease by and between Landlord and Tenant dated January 7, 2015 pursuant to which Tenant leases from Landlord certain space within the building constructed on property commonly known as 3170 Porter Drive in Palo Alto, California.
“Active Negligence” means the want of care in performing an act, as distinguished from inaction, which in a proper case may be negligence. Active Negligence occurs when a party has individually participated in an affirmative act of negligence.
“Actual Access Date” is defined in Section 2.4(a) of Exhibit D.
“ADA” is defined in Section 12.1.
“Added Costs” means the extra, incremental out-of-pocket costs to redevelop, upgrade, renovate, repair, rehabilitate, or remodel the existing improvements or construct new improvements at the Premises, or to make the Premises suitable for sale or tenant use, to the extent due to Tenant Environmental Activity, including the presence of residual Hazardous Substances after remediation. Added Costs may include, but is not limited to, the costs of any studies or risk assessments required by any government authority with jurisdiction, or those that are technically warranted and reasonably requested by subsequent lessee of the Premises or any portion thereof, including without limitation, the costs of any hazardous material contractor to perform work at the Premises, the costs for handling and disposal of any Hazardous Substances at the Premises, and the costs of any special requirements to control soil vapors or dewater the Premises as a means to remediate the Premises. Added Costs shall not include ordinary costs to redevelop, upgrade, renovate, repair, rehabilitate, or remodel the existing improvements or construct new improvements at the Premises, or to make the Premises suitable for use by another occupant, that would have been incurred absent the Tenant Environmental Activity.
“Additional Rent” is defined in Section 6.3.
“Adjustment Date” is defined in Section 6.1.
“Affiliate” is defined in Section 15.7.
“Alterations” are defined in Section 10.5.
“Amenity Space” is defined in Section 2.1.
“Applicable Laws” are defined in Section 12.1.
“ARB” is defined in Section 10.2.
“Assignment” is defined in Section 15.1.
“Bank” is defined in Section 6.5(c).
“Base Building Architect” means the architect for the Base Building Work, who shall be designated by Landlord.
“Base Building Construction Drawings” are defined in Section 2.1 of Exhibit D.

“Base Building Contractor” means the general contractor for the Base Building Work, who shall be designated by Landlord.
“Base Building Work” means the improvement work described in Attachment 1 to Exhibit D. Attachment 1 is comprised of Attachment 1A (Base Building Work Description) and Attachment 1B (Construction Responsibility Matrix), and references to Attachment 1 shall be deemed to refer to both such components. The Base Building Work consists of (a) the Shell Components, (b) the Core Components, and (c) the Common Area Improvements.
“Base Rent” means the amount stated in Article 1, to be adjusted and payable in accordance with Article 6.
“Blocked Person” is defined in Section 31.19.
“Brokers” is defined in Article 29.
“Building” is defined in Section 2.1.
“Building Structure” is defined in Section 9.1.
“Building Systems” are defined in Section 8.2(b).
“Business Days” means Monday through Friday, excluding federal and state legal holidays.
“CASp” is defined in Section 3.3.
“Certification” is defined in Section 10.3.
“Change of Control” is defined in Section 15.1.
“City” means the City of Palo Alto.
“Code Requirements” are defined in Attachment 1A to Exhibit D.

“Common Area Improvements” are described in Attachment 1 to Exhibit D.
“Common Area” is defined in Section 2.2.
“Commencement Date” means the date specified in Article 1.
“Core” and/or “Core Components” are described in Attachment 1 to Exhibit D.
“Early Termination Option” is defined in Section 5.3.
“Environmental Audit” is defined in Section 13.7.
“Environmental Claims” means all claims, demands, suits, actions (including, without limitation, notices of noncompliance, charges, directives, and requests for information), causes of action, orders, judgments, settlements, damages, losses, diminutions in value, penalties, fines, actions, proceedings, obligations, liabilities (including strict liability), encumbrances, liens, costs (including, without limitation, costs of investigation and defense of any claim (including, Landlord’s in-house counsel), whether or not such claim is ultimately defeated, and costs of any good faith settlement or judgment), and expenses of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys’ and consultants’ fees and disbursements, any of which are incurred at any time, arising out of or related to Environmental Requirements, including, without limitation:
(a)    Damages for personal injury, or injury to property or natural resources occurring upon the Premises or off the Premises, foreseeable or unforeseeable, including, without limitation, consequential damages, lost profits, lost rents, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;
(b)    Claims brought by or on behalf of employees of Tenant;
(c)    Fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of Releases of Hazardous Substances (whether or not performed voluntarily) or violation of Environmental Requirements, including, but not limited to, preparation of feasibility studies or reports, or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, reasonably necessary to restore full economic use of the Premises or any other property, or otherwise expended in connection with such conditions, and including without limitation any attorneys’ fees, costs and expenses incurred in enforcing this Lease or collecting any sums due hereunder;
(d)    Liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced above; and
(e)    Diminution in the value of the Premises, and damages for the loss of business and restriction on the use of, or adverse impact on the marketing of, rentable or usable space or any amenity of the Premises.
“Environmental Requirements” means all applicable present and future statutes, regulations, rules, ordinances, codes, common law, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, and all amendments thereto, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, California, and political subdivisions thereof, including but not limited to City, the County of Santa Clara, the Regional Water Quality Control Board, Department of Toxic Substances Control, California Department of Fish and Wildlife, United States Environmental Protection Agency, United States Fish and Wildlife Service, and Army Corps of Engineers, and all applicable judicial, administrative and regulatory decrees, judgments, orders and written directives relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (a) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Substances, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances; and (b) all requirements pertaining to occupational health, the health and safety of employees or the public. Environmental Requirements include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act; the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the California Medical Waste Management Act and Radiation Control Law; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act and the National Environmental Policy Act and any and all state or local law counterparts.
“Event of Default” is defined in Section 16.1.

“Exacerbation” means any direct, material adverse impact on a Pre-Existing Environmental Condition. Exacerbation includes, without limitation, actions which speed, redirect or enhance the migration of groundwater contamination at the Premises in a fashion that causes a material adverse impact (for example, by causing Hazardous Substances to migrate to deeper aquifers), actions which cause damage to or limit the effectiveness of any existing remediation systems or equipment, and actions which give rise to Environmental Claims.
“Excess Rent” is defined in Section 15.4.
“Expiration Date” means the date specified in Article 1.
“Final Plans” are defined in Section 3.3(b) of Exhibit D.

“Hazardous Substance” means any substance, material or waste:
(a)    the presence of which requires investigation or remediation under any Environmental Requirement;
(b)    which is or becomes listed, regulated or defined as a “hazardous waste,” “hazardous substance,” “hazardous material”, “toxic substance”, “hazardous air pollutant”, “pollutant,” “infectious waste,” “bio-hazardous waste”, “medical waste”, “radioactive material”, “radioactive waste”, or “contaminant” under any Environmental Requirement;
(c)    which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous to human health, safety, wildlife or the environment and is or becomes regulated under any Environmental Requirement;
(d)    the presence or Release of which at, on, under or from the Premises causes or threatens to cause a nuisance upon the Premises or to surrounding properties or poses or threatens to pose a hazard to the environment or the health or safety of persons on or about the Premises; or
(e)    the presence of which on adjacent properties could constitute a trespass by Tenant.
Without limitation of the foregoing, Hazardous Substances shall include gasoline, diesel fuel and other petroleum hydrocarbons and the additives and constituents thereto, including MTBE; polychlorinated biphenals (PCBs); asbestos and asbestos-containing material; lead; urea formaldehyde foam insulation; radon gas and microbial material (including mold).
“Interest Rate” means the annual compounded interest rate equal to a 400 basis points spread over the prime rate of interest published in the Wall Street Journal as of the first date any applicable interest accrues. The Interest Rate shall be reset each month that it is invoked such that the Interest Rate shall be the greater of the Interest Rate owed on the outstanding amount or the current Interest Rate as calculated by the preceding sentence. For the purpose of converting the Interest Rate into a daily compound interest rate, Landlord shall divide the Interest Rate by 365 days.
“Initial Sublease” is defined in Section 15.5.
“Landlord” is defined in the introductory paragraph to this Lease.
“Landlord Parties” is defined in Section 13.4.
“Landlord’s Agents” means Landlord’s agents, employees and contractors.
“Landlord’s Expense Statement” is defined in Section 8.3.

“Landlord’s Unavoidable Delay” means any actual delay in the completion of the Base Building Work caused by: (a) Acts of God (including without limitation, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout or rain affecting the job site, access to the site or the supply chain), explosion, strikes, lock-outs, inability to obtain necessary equipment, supplies or materials through ordinary sources by reason of regulation or order of any government or regulatory body, civil disturbance, act of a public enemy, war, riot, sabotage, blockade; (b) delays in obtaining any required entitlements, permits, inspections, approvals and final signoffs from governmental authorities; (c) the construction of the Tenant Improvement Work to the extent such construction is performed in a manner which is inconsistent with this Work Letter and impedes or damages the Base Building Work; (d) delay in the completion of the Final Plans and/or the construction of the Base Building Work to the extent caused by unforeseen changes in any Applicable Laws after the Effective Date (including, without limitation, the ADA); (e) Tenant’s failure to meet the deadlines and schedules described in this Work Letter; (f) any interruption in Landlord’s access to or utilities available to the Premises on account of Tenant Improvement Work or otherwise caused by Tenant or Tenant’s Agents; or (g) any other similar cause beyond the reasonable control of Landlord, or any of its contractors or other representatives.
“L-C” is defined in Section 6.5(a)
“L-C Amount” is defined in Section 6.5(a).
“L-C Event” is defined in Section 6.5(b).
“Lines” is defined in Section 10.7.
“Milestone Schedule” means the schedule for the design, approval and construction of the Base Building Work and the Tenant Improvement Work, as amended from time to time in accordance with Exhibit D. The initial Milestone Schedule is attached hereto as Attachment 2 to Exhibit D.
“Modification Costs” are defined in Section 2.5 of Exhibit D.
“Move-Out Date” is defined in Section 21.1.
“Non-Disturbance Agreement” is defined in Section 17.5.
“Offer” is defined in Section 15.5.
“Operating Expenses” are defined in Section 8.2.
“Outside Completion Date” is defined in Section 4.1.
“Parking Area” is defined in Section 2.3.
“Permitted Transfer” is defined in Section 15.7.
“Permitted Transferee” is defined in Section 15.7.
“Permitted Use” is defined in Article 1.
“Pre-Existing Environmental Condition” is defined in Section 13.11.
“Premises” is defined in Section 1.
“Prevailing Market Rent” is defined in Exhibit C.

“Project” is defined in Section 2.1.
“Property” is defined in Section 2.1.
“Punch List Items” means any incomplete items, items requiring correction, or defective items in the construction of the Base Building Work that do not materially interfere with the ability of the Tenant Improvement Contractor to complete and perform the Tenant Improvement Work or for Tenant to legally occupy the Premises upon completion of the Tenant Improvement Work.
“Real Estate Taxes” are defined in Section 8.2(a).
“Release” with respect to Hazardous Substances, means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Substances into the environment; provided that “Release” shall not include the migration, seepage or discharge on, over or across the Premises of any Hazardous Substance that originates off of the Premises.
“Remaining Substances” is defined in Section 13.5(d).
“Renewal Option” is defined in Section 5.2.
“Renewal Term” is defined in Section 5.2.
“Rent” is defined in Section 6.3.
“Rent Abatement Period” is defined in Section 6.2.
“Rentable Area” means the Gross Floor Area of the Building, as defined in Chapter 18 of the City’s Zoning Ordinance. The definition includes, but is not limited to, calculating the total area of all floors of a building measured to the outside surfaces of exterior walls, and includes all of the following: (i) halls, (ii) stairways, (iii) elevators shafts, (iv) service and mechanical equipment rooms, (v) basement, cellar or attic areas deemed usable by the Director of Planning and Community Environment, (vi) open or roofed porches, arcades, plazas, balconies, courts, walkways, breezeways or porticos if located above the ground floor and used for required access, and (vii) permanently roofed, but either partially enclosed or unenclosed, building features used for sales, service, display, storage or similar uses. Rentable Area shall also include any Amenity Space in the Building.
“Rules and Regulations” is defined in Section 24.1.
“Security Deposit Laws” is defined in Section 6.5(d).
“Scheduled Access Date” means the date specified in Article 1, subject to extension for a Landlord’s Unavoidable Delay.
“Shell” and/or “Shell Components” are described in Attachment 1 to Exhibit D.
“Space Plan” is defined in Section 3.3(a) of Exhibit D.
“Sublease” is defined in Section 15.1.
“Substantial Completion” or “Substantially Complete” means the substantial completion of the Shell Components, Core Components and Common Area Improvements, as certified by the Base Building Architect by a factually correct notice to Tenant confirming that the Shell Components, Core Components and Common Area Improvements have been substantially completed in all material respects in accordance with Section 2 of Exhibit D, such that the only additional work to be completed by the Base Building Contractor is Punch List Items. Substantial Completion and Tenant’s acceptance of the Premises shall not be conditioned upon completion of all Common Area Improvements or Punch List Items unless such Common Area Improvements or Punch List Items materially adversely affect the construction of the Tenant Improvement Work or Tenant’s ability to obtain permits, permit sign-offs, or a certificate of occupancy.
“Substantial Completion Date” is defined in Section 5.1.
“Substantial Completion Inspection” is defined in Section 2.7 of Exhibit D.
“Successor” is defined in Section 17.5.
“Supplemental Audit” is defined in Section 13.7.
“TDM Fees” is defined in Section 7.3.
“Tenant” is defined in the introductory paragraph to this Lease.
“Tenant Delay” means any delay in the completion of the Base Building Work to the extent caused or contributed to by (i) any failure of Tenant to comply with the approval schedules set forth herein; (ii) any Tenant Modification; or (iii) Tenant’s failure to make any payment as and when required under Exhibit D; provided that no act or omission by Tenant or Tenant’s Agents shall be deemed to cause a Tenant Delay unless Landlord provides Tenant with written notice of the specific act or omission and Tenant fails to cure the same within five (5) Business Days thereafter.
“Tenant Environmental Activity” means (a) any use, treatment, keeping, handling, storage, transport, sale or Release at, on, under or from the Premises of any Hazardous Substance during the Term by Tenant or any Tenant Agent; (b) the Exacerbation of any Pre-Existing Environmental Condition, as defined in Section 13.11, to the extent such Exacerbation is the result of, or is related to the acts or omissions of Tenant or Tenant’s Agents, subtenants or invitees on or about the Premises during the Term; or (c) any violation of any Environmental Requirements by Tenant or Tenant’s Agents on or about the Premises during the Term.
“Tenant Improvement Allowance” is specified in Article 1.
“Tenant Improvement Contract” means the contract with the Tenant Improvement Contractor for the construction of the Tenant Improvement Work.
“Tenant Improvement Contractor” means the general contractor for the construction of the Tenant Improvement Work, who shall be selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Subject to Landlord’s foregoing approval right, Tenant shall have the right to solicit multiple bids prior to selection of the Tenant Improvement Contractor.
“Tenant Improvement Costs” means the actual costs of the Tenant Improvement Work, including the fees and expenses payable to Tenant’s Architect, consultants and third party managers, design and development costs, fees for the Tenant Improvement Permits and construction costs. Tenant Improvement Costs shall not include, and the Tenant Improvement Allowance shall not be spent on, furniture, demountable partitions or other personal property.
“Tenant Improvement Permits” means all permits, licenses and other approvals necessary to construct the Tenant Improvement Work in compliance with all Applicable Laws.
“Tenant Improvement Plans” are defined in Section 3.3(b) of Exhibit D.

“Tenant Improvement Work” means all work required to finish the Premises to a condition acceptable for the conduct of Tenant’s business and not specifically included in the Base Building Work.
“Tenant Modifications” are defined in Section 2.5 of Exhibit D.
“Tenant Obligations” is defined in Section 9.3.
“Tenant Systems” is defined in Section 9.3.
“Tenant’s Agents” is defined in Section 2.2.
“Tenant’s Architect” means the licensed architect engaged by Tenant, and approved by Landlord in its reasonable discretion, to develop the Space Plan and working drawings for, and to oversee the construction of, the Tenant Improvement Work.
“Tenant’s Architect Agreement” means the agreement between Tenant and Tenant’s Architect for the design and oversight of the Tenant Improvement Work.

“Tenant’s Property” is defined in Section 10.9.
“Tenant’s Unavoidable Delay” means any actual delay in the completion of the Tenant Improvement Work caused by: (a) Acts of God (including without limitation, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout or rain affecting the job site, access to the site or the supply chain), explosion, strikes, lock-outs, inability to obtain necessary equipment, supplies or materials through ordinary sources by reason of regulation or order of any government or regulatory body, civil disturbance, act of a public enemy, war, riot, sabotage, blockade; (b) the construction of the Shell Components and Core Components to the extent such construction is performed in a manner which is inconsistent with this Work Letter, and impedes or damages the Tenant Improvement Work; (c) delay in the construction of the Tenant Improvement Work to the extent caused by unforeseen changes in any Applicable Laws after the Effective Date (including, without limitation, the ADA); (d) Landlord’s failure to meet the Scheduled Access Date; (e) any defects in the Shell Components and Core Components that materially adversely affect the construction of the Tenant Improvement Work, including without limitation Tenant’s ability to obtain building permits, permit sign-offs and/or a certificate of occupancy; (f) any interruption in Tenant’s access to or utilities available to the Premises on account of the Base Building Work or otherwise caused by Landlord or Landlord’s Agents; or (g) any other similar cause beyond the reasonable control of Tenant, or any of its contractors or other representatives. Tenant’s Unavoidable Delay shall not include (i) Tenant’s financial inability; (ii) economic downturn; (iii) delays in Tenant’s obtaining any required entitlements, permits, inspections, approvals and final signoffs from governmental authorities, except to the extent arising due to Landlord’s failure to complete construction of the Shell Components and Core Components.

“Term” is defined in Article 1 and Section 5.1.
“Termination Date” is defined in Section 5.1.
“Termination Option Date” is defined in Section 5.3.
“Transfer” is defined in Section 15.5.
“Transfer Costs” is defined in Section 15.4.
“Transfer Notice” is defined in Section 15.2.

“Transferee” is defined in Section 15.2.
“Transportation Demand Management” is a set of programs and policies that respond to real and perceived barriers to taking trips by transit, bicycling, walking or carpooling/vanpooling, and that use market signals to reduce drive-alone trips. Transportation Demand Management strategies include information and education, incentives, physical and infrastructure changes, technology and pricing. Transportation Demand Management programs may be implemented by Landlord, the City or other governmental agency.
“Triggering Event” is defined in Section 13.10.
“Unrestricted Use” means a condition allowing any use of real property, including without limitation residential, hospital or day care, without any engineering controls or deed restrictions.

EXHIBIT A
SITE PLAN
[Attached]

A
PEDESTRIAN ACCESS
VEHICULAR ACCESS
20 - FT SETBACK
FUTURE SITE DEVELOPMENT
50 - FT LANDSCAPE BUFFER
PORTER DR.
PEDESTRIAN ACCESS
A

SITE PLAN

SCALE: 1"=50'

EL + 106'6"
32' - 0"
3165 PORTER DR.
3210 PORTER DR.
20 - FT LANDSCAPE BUFFER
50-FT LANDSCAPE BUFFER
PORTER DR.

SITE SECTION A-A

SCALE: 1"=50'

SMITHGROUP JJR

Stanford University

SITE CONTEXT PLAN

3181 PORTER

05/06/2016

EXHIBIT B
NOTICE OF COMMENCEMENT DATE,
EXPIRATION DATE, BASE RENT AND RENTABLE AREA
________________, 201_
____________________________
____________________________
Attention:_____________________

Re:	Lease between The Board of Trustees of the Leland Stanford Junior University (Landlord), and Jazz Pharmaceuticals, Inc. (Tenant), for premises located at 3181 Porter Drive, Palo Alto, California
Gentlemen/Ladies:
This letter will confirm the following for all purposes under the Lease:
The Tenant Improvement Allowance is $
The Commencement Date is
The Expiration Date is
The Rentable Area of the Premises is
The Base Rent for the initial Term is as follows:

Period During Lease Term	Monthly Base Rent per sq. ft. of Rentable Area	Monthly Base Rent
__________ - __________	$6.20	$_______
__________ - __________	$_______	$_______
__________ - __________	$_______	$_______
__________ - __________	$_______	$_______
__________ - __________	$_______	$_______
__________ - __________	$_______	$_______
__________ - __________	$_______	$_______
__________ - __________	$_______	$_______
__________ - __________	$_______	$_______
__________ - __________	$_______	$_______
__________ - __________	$_______	$_______
__________ - __________	$_______	$_______

11

Please acknowledge your acceptance of this letter by signing and returning two copies of this letter.
Very truly yours,

The Board of Trustees of the
Leland Stanford Junior University

By:
Its:

12

EXHIBIT C
DETERMINATION OF PREVAILING MARKET RENT
The term “Prevailing Market Rent” means the base monthly rent per rentable square foot (net of all expenses) for direct leases from the landlord (as opposed to subleases) of space of comparable size and location to the Premises and in buildings similar in age and quality to the Premises for a comparable term, taking into account any additional rent and all other payments or escalations then being charged and allowances and economic concessions being given in the Stanford Research Park for such comparable space over a comparable term. The Prevailing Market Rent shall be determined by Landlord and Landlord shall give Tenant written notice of such determination not later than thirty (30) days after delivery by Tenant of Tenant’s notice of exercise of the Renewal Option. If Tenant disputes Landlord’s determination of the Prevailing Market Rent, Tenant shall so notify Landlord within ten (10) Business Days following Landlord’s notice to Tenant of Landlord’s determination and, in such case, the Prevailing Market Rent shall be determined as follows:
(a)    Within thirty (30) days following Tenant’s notice to Landlord that it disputes Landlord’s determination of the Prevailing Market Rent, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to agree upon the Prevailing Market Rent.
(b)    If within this 30-day period Landlord and Tenant cannot reach agreement as to the Prevailing Market Rent, they shall each select one appraiser to determine the Prevailing Market Rent. Each such appraiser shall arrive at a determination of the Prevailing Market Rent and submit his or her conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described in (a) above.
(c)    If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rent. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten (10) percent of the higher of the two, the average of the two shall be the Prevailing Market Rent. If the two appraisals differ by more than ten (10) percent of the higher of the two, then the two appraisers shall immediately select a third appraiser who will within thirty (30) days of his or her selection make a determination of the Prevailing Market Rent and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the previous two appraisals and the result shall be the Prevailing Market Rent.
(d)    All appraisers specified pursuant hereto shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years’ experience appraising office, research and development and industrial properties in the San Francisco/Peninsula/South Bay area. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in the determination.

EXHIBIT D
WORK LETTER
The purpose of this Exhibit D is to delineate the responsibilities of Landlord and Tenant with respect to the design and construction of the Base Building Work and the Tenant Improvement Work, subject to the satisfaction of the contingencies set forth in Section 4 of the Lease.
1.    Definitions. Terms defined in the Lease, including without limitation, the exhibits thereto, and not otherwise defined in this Exhibit D shall have the meanings assigned in the Lease. As used herein, the following terms shall have the following meanings:
“Actual Access Date” is defined in Section 2.4(a) below.
“Base Building Architect” means the architect for the Base Building Work, who shall be designated by Landlord.
“Base Building Construction Drawings” are defined in Section 2.1 below.
“Base Building Contractor” means the general contractor for the Base Building Work, who shall be designated by Landlord.
“Base Building Work” means the improvement work described in Attachment 1 to this Exhibit D. Attachment 1 is comprised of Attachment 1A (Base Building Work Description) and Attachment 1B (Construction Responsibility Matrix), and references to Attachment 1 shall be deemed to refer to both such components. The Base Building Work consists of (a) the Shell Components, (b) the Core Components, and (c) the Common Area Improvements.
“Code Requirements” are defined in Attachment 1A to this Exhibit D.
“Common Area Improvements” are described in Attachment 1 to this Exhibit D.
“Core” and/or “Core Components” are described in Attachment 1 to this Exhibit D.
“Final Plans” are defined in Section 3.3(b) below.
“Landlord’s Unavoidable Delay” means any actual delay in the completion of the Base Building Work caused by: (a) Acts of God (including without limitation, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout or rain affecting the job site, access to the site or the supply chain), explosion, strikes, lock-outs, inability to obtain necessary equipment, supplies or materials through ordinary sources by reason of regulation or order of any government or regulatory body, civil disturbance, act of a public enemy, war, riot, sabotage, blockade; (b) delays in obtaining any required entitlements, permits, inspections, approvals and final signoffs from governmental authorities; (c) the construction of the Tenant Improvement Work to the extent such construction is performed in a manner which is inconsistent with this Work Letter and impedes or damages the Base Building Work; (d) delay in the completion of the Final Plans and/or the construction of the Base Building Work to the extent caused by unforeseen changes in any Applicable Laws after the Effective Date (including, without limitation, the ADA); (e) Tenant’s failure to meet the deadlines and schedules described in this Work Letter; (f) any interruption in Landlord’s access to or utilities available to the Premises on account of Tenant Improvement Work or otherwise caused by Tenant or Tenant’s Agents; or (g) any other similar cause beyond the reasonable control of Landlord, or any of its contractors or other representatives.
“Milestone Schedule” means the schedule for the design, approval and construction of the Base Building Work and the Tenant Improvement Work, as amended from time to time in accordance with this Exhibit D. The initial Milestone Schedule is attached hereto as Attachment 2 to this Exhibit D.
“Modification Costs” are defined in Section 2.5 below.
“Punch List Items” means any incomplete items, items requiring correction, or defective items in the construction of the Base Building Work that do not materially interfere with the ability of the Tenant Improvement Contractor to complete and perform the Tenant Improvement Work or for Tenant to legally occupy the Premises upon completion of the Tenant Improvement Work.
“Scheduled Access Date” means the date specified in Article 1 of the Lease, subject to extension for a Landlord’s Unavoidable Delay.
“Shell” and/or “Shell Components” are described in Attachment 1 to this Exhibit D.
“Space Plan” is defined in Section 3.3(a) below.
“Substantial Completion” or “Substantially Complete” means the substantial completion of the Shell Components, Core Components and Common Area Improvements, as certified by the Base Building Architect by a factually correct notice to Tenant confirming that the Shell Components, Core Components and Common Area Improvements have been substantially completed in all material respects in accordance with Section 2 of this Exhibit D, such that the only additional work to be completed by the Base Building Contractor is Punch List Items. Substantial Completion and Tenant’s acceptance of the Premises shall not be conditioned upon completion of all Common Area Improvements or Punch List Items unless such Common Area Improvements or Punch List Items materially adversely affect the construction of the Tenant Improvement Work or Tenant’s ability to obtain permits, permit sign-offs, or a certificate of occupancy.
“Substantial Completion Inspection” is defined in Section 2.7 below.
“Tenant Delay” means any delay in the completion of the Base Building Work to the extent caused or contributed to by (i) any failure of Tenant to comply with the approval schedules set forth herein; (ii) any Tenant Modification; or (iii) Tenant’s failure to make any payment as and when required under this Exhibit D; provided that no act or omission by Tenant or Tenant’s Agents shall be deemed to cause a Tenant Delay unless Landlord provides Tenant with written notice of the specific act or omission and Tenant fails to cure the same within five (5) Business Days thereafter.
“Tenant Improvement Allowance” means the amount set forth in Article 1 of the Lease, as adjusted pursuant to Section 5.1 below.
“Tenant Improvement Contract” means the contract with the Tenant Improvement Contractor for the construction of the Tenant Improvement Work.

“Tenant Improvement Contractor” means the general contractor for the construction of the Tenant Improvement Work, who shall be selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Subject to Landlord’s foregoing approval right, Tenant shall have the right to solicit multiple bids prior to selection of the Tenant Improvement Contractor.
“Tenant Improvement Costs” means the actual costs of the Tenant Improvement Work, including the fees and expenses payable to Tenant’s Architect, consultants and third party managers, design and development costs, fees for the Tenant Improvement Permits and construction costs. Tenant Improvement Costs shall not include, and the Tenant Improvement Allowance shall not be spent on, furniture, demountable partitions or other personal property.
“Tenant Improvement Permits” means all permits, licenses and other approvals necessary to construct the Tenant Improvement Work in compliance with all Applicable Laws.
“Tenant Improvement Plans” are defined in Section 3.3(b) below.
“Tenant Improvement Work” means all work required to finish the Premises to a condition acceptable for the conduct of Tenant’s business and not specifically included in the Base Building Work. Tenant Improvement Work shall include the Amenity Space.
“Tenant Modifications” are defined in Section 2.5 below.
“Tenant’s Architect” means the licensed architect engaged by Tenant, and approved by Landlord in its reasonable discretion, to develop the Space Plan and working drawings for, and to oversee the construction of, the Tenant Improvement Work.
“Tenant’s Architect Agreement” means the agreement between Tenant and Tenant’s Architect for the design and oversight of the Tenant Improvement Work.
“Tenant’s Unavoidable Delay” means any actual delay in the completion of the Tenant Improvement Work caused by: (a) Acts of God (including without limitation, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout or rain affecting the job site, access to the site or the supply chain), explosion, strikes, lock-outs, inability to obtain necessary equipment, supplies or materials through ordinary sources by reason of regulation or order of any government or regulatory body, civil disturbance, act of a public enemy, war, riot, sabotage, blockade; (b) the construction of the Shell Components and Core Components to the extent such construction is performed in a manner which is inconsistent with this Work Letter, and impedes or damages the Tenant Improvement Work; (c) delay in the construction of the Tenant Improvement Work to the extent caused by unforeseen changes in any Applicable Laws after the Effective Date (including, without limitation, the ADA); (d) Landlord’s failure to meet the Scheduled Access Date; (e) any defects in the Shell Components and Core Components that materially adversely affect the construction of the Tenant Improvement Work, including without limitation Tenant’s ability to obtain building permits, permit sign-offs and/or a certificate of occupancy; (f) any interruption in Tenant’s access to or utilities available to the Premises on account of the Base Building Work or otherwise caused by Landlord or Landlord’s Agents; or (g) any other similar cause beyond the reasonable control of Tenant, or any of its contractors or other representatives. Tenant’s Unavoidable Delay shall not include (i) Tenant’s financial inability; (ii) economic downturn; (iii) delays in Tenant’s obtaining any required entitlements, permits, inspections, approvals and final signoffs from governmental authorities, except to the extent arising due to Landlord’s failure to complete construction of the Shell Components and Core Components.
2.    Design and Construction of Base Building Work. Landlord shall diligently prosecute the development and construction of the Base Building Work and cause the Base Building Work to be performed in a first class manner (in consideration of the prominence of the location of the Property in the Stanford Research Park), in compliance in all material respects with the Base Building Construction Drawings, and all Applicable Laws (including, without limitation, the ADA). Tenant acknowledges that Landlord intends to construct the Base Building Work so that the Shell Components and Core Components are reasonably equivalent to LEED Gold status version 3.
2.1    Base Building Construction Drawings. Within thirty (30) days after the Effective Date, Landlord shall deliver to Tenant the final City-approved working drawings for the construction of the Base Building Work (the “Base Building Construction Drawings”), which will include changes made in response to City plan check comments.
2.2    Schedule; Coordination. During the development and construction of the Base Building Work, and when certain milestones are achieved, Landlord shall distribute to Tenant updates to the Milestone Schedule that are prepared in connection with the Base Building Work, and Landlord and Tenant shall participate in regularly scheduled meetings to coordinate the Base Building Work with the Tenant Improvement Work. Landlord shall keep Tenant informed of all material changes in the Milestone Schedule so that Tenant may coordinate its construction work accordingly.
2.3    Tenant’s Project Manager. Tenant shall enter into a contract with a third-party project manager reasonably approved by Landlord, and shall use commercially reasonable efforts to do so within sixty (60) days after the Effective Date of the Lease. Tenant’s project manager will participate in meetings when requested to do so by Landlord, and otherwise provide project management services to Tenant. If Tenant’s project manager is not granted decision-making authority on behalf of Tenant, Tenant shall also designate a representative who does have decision-making authority, and such representative shall also participate in any requested meetings. Tenant’s designated project manager or other representative shall be the only person authorized to communicate with Landlord or to request Tenant Modifications.
2.4    Early Access and Joint Construction. Landlord shall allow Tenant early access to the Premises for the construction of the Tenant Improvement Work as early in the process of constructing the Base Building Work as is reasonably possible; provided that (a) such early access will not interfere with the timely completion of the Base Building Work, and (b) such early access will not delay any critical dates for the Substantial Completion of the Base Building Work. As of the Effective Date, the parties anticipate that Tenant will be permitted early access to the Premises for the construction of the Tenant Improvement Work on or before the Scheduled Access Date set forth in Article 1 of the Lease.
(a)    Landlord shall use commercially reasonable efforts to provide Tenant with at least thirty (30) days prior written notice of the date that the Tenant Improvement Contractor may commence and proceed with construction of the Tenant Improvement Work (the “Actual Access Date”), but in no event shall the Actual Access Date occur until Tenant has received written notice of such date. Landlord shall use reasonable efforts to complete installation of communications vault and conduit from MPOE to Premises at least ninety (90) days prior to the

Actual Access Date. Representatives of Landlord and Tenant shall accompany the Base Building Contractor and the Tenant Improvement Contractor on a walk-through and inspection of the Premises to determine if the Tenant Improvement Contractor may commence and proceed with construction of the Tenant Improvement Work, which shall occur no later than three (3) Business Days prior to the Actual Access Date. Tenant shall have three (3) Business Days after the walk-through to deliver written notice to Landlord if Tenant disagrees that the Tenant Improvement Contractor may commence and proceed with construction of the Tenant Improvement Work, and to provide a reasonably detailed list of all items that it considers insufficiently complete. In the event of such disagreement, (i) Landlord shall use commercially reasonable efforts to complete its work with respect to the unfinished items set forth on Tenant’s list, (ii) on or prior to completion of such work, Landlord shall notify Tenant in writing of a proposed date for a subsequent walk-through and inspection of the Premises and (iii) on that date, or such other date as may be mutually agreed between Landlord and Tenant, representatives of Landlord and Tenant shall accompany the Base Building Contractor and the Tenant Improvement Contractor on a subsequent walk-through and inspection of the Premises to determine if the Tenant Improvement Contractor may commence and proceed with construction of the Tenant Improvement Work. If Tenant disagrees that the Tenant Improvement Contractor may commence and proceed with construction of the Tenant Improvement Work after such subsequent walk-through then, within three (3) Business Days thereafter, the parties and their respective contractors shall meet and confer in good faith regarding such disagreement. Neither party shall delay or suspend the construction process hereunder on account of such disagreement, and shall continue to perform the Base Building Work or Tenant Improvement Work as provided in this Exhibit D. Notwithstanding anything to the contrary set forth in the Lease or this Exhibit D, the Actual Access Date shall not occur until the parties have agreed that the Tenant Improvement Contractor may commence and proceed with construction of the Tenant Improvement Work.
(b)    As of the Actual Access Date, Tenant shall deliver to Landlord evidence of the insurance that Tenant is required to maintain pursuant to the Lease, and Tenant’s indemnity obligations shall become effective. Tenant and Tenant’s Agents shall comply with all requirements of the Lease that are applicable during the early access period (e.g. no waste or nuisance, liability for Tenant Environmental Activity, Tenant’s indemnity obligations, etc.). Tenant and Landlord shall use commercially reasonable efforts to avoid interference with the work that will be occurring by each party concurrently on the Property and shall cause their respective contractors, sub-contractors and suppliers to reasonably coordinate and cooperate so that neither party’s work unreasonably interferes with the construction of the other party’s work.
2.5    Tenant Modifications. Any changes to the exterior appearance of the Building are within the sole discretion of the Landlord. Any modifications to the Shell Components and Core Components requested by Tenant and approved by Landlord in its sole discretion prior to or during the course of construction pursuant to this Section 2.5 (collectively, “Tenant Modifications”) shall be designed and constructed at Tenant’s sole cost and expense. If Tenant desires any Tenant Modifications to the Shell Components and Core Components from the Base Building Construction Drawings in order to accommodate the Tenant Improvement Work, Tenant shall deliver a request in writing to Landlord for Landlord’s review and approval. Landlord’s construction representative shall review such Tenant Modification request and approve or deny such request within ten (10) Business Days after receipt of such request, and if such request is denied, shall state in writing the reason for such denial. If such request is denied, then Landlord and Tenant shall meet and confer within five (5) Business Days to attempt to resolve any issues which they have as to such requested Tenant Modification; provided that Landlord shall have the final decision in its sole discretion whether or not to proceed with the proposed Tenant Modification. If Landlord approves Tenant’s request for Tenant Modifications, Landlord shall prepare and deliver to Tenant an estimate of the incremental increased cost of designing and constructing such modifications, if any (the “Modification Costs”). Tenant shall have five (5) Business Days after receipt of such estimate to revoke its request for the proposed Tenant Modifications by written notice to Landlord or to request that Landlord modify such Tenant Modification to reduce the Modification Costs. Actual Modification Costs paid to third parties shall be deducted from the Tenant Improvement Allowance, such that the Tenant Improvement Allowance shall be reduced by the total amount of all Modification Costs. Tenant shall have no right to any further Tenant Modifications once the Tenant Improvement Allowance has been fully paid by Landlord unless Tenant agrees to pay Landlord for such costs as and when invoices for such costs are delivered to Tenant by Landlord or the Base Building Contractor. If Tenant Modifications delay Substantial Completion of the Base Building Work, Substantial Completion shall be deemed to have occurred on the date Substantial Completion would have occurred but for the Tenant Modifications.
2.6    Landlord Changes. During construction of the Base Building Work, Landlord shall deliver to Tenant copies of any proposed changes to the Base Building Work from the Base Building Construction Drawings that Landlord reasonably determines could have a material adverse impact on the design and construction of the Tenant Improvement Work. Tenant shall review such proposed change within five (5) Business Days after receipt of notice, and if the Tenant reasonably objects to the proposed change, shall state in writing the reason for such denial. Failure to deliver notice of objections by 5:00 p.m. local time on the fifth (5th) Business Day shall constitute Tenant’s approval of same. If Landlord intends to proceed with the change despite Tenant’s objection, Landlord and Tenant shall meet within five (5) Business Days to attempt to resolve Tenant’s objection; provided that Landlord shall have the final decision in its sole discretion whether or not to proceed with the proposed change.
2.7    Substantial Completion. Landlord shall diligently prosecute the construction of the Base Building Work and use diligent efforts to achieve Substantial Completion of the Base Building Work by the dates identified in the Milestone Schedule, subject to Landlord’s Unavoidable Delays. Landlord shall notify Tenant in writing when Landlord believes that Substantial Completion of the Base Building Work has occurred (or will occur on a specified date). Representatives of Landlord and Tenant shall accompany the Base Building Architect and the Base Building Contractor on a walk-through and inspection of the Premises (the “Substantial Completion Inspection”) when the Base Building Architect and Base Building Contractor determine if Substantial Completion of the Base Building Work has occurred. The Base Building Architect shall certify in writing the date of Substantial Completion, and Landlord shall cause a copy of such certification to be delivered to Tenant. Within five (5) Business Days after the Substantial Completion Inspection, Landlord shall send to Tenant a written list of Landlord’s Punch List Items identified during the Substantial Completion Inspection. Tenant shall have five (5) Business Days after receipt to send a written notice to Landlord requesting that additional Punch List Items be added, which Landlord shall approve or disapprove in its reasonable discretion. The final list of Punch List Items shall be attached to Attachment 3 to this Exhibit D and sent to Tenant, at which time, Tenant shall sign Attachment 3. Tenant’s failure to notify Landlord in writing of any reasonable grounds for not executing Attachment 3 within five (5) Business Days after receipt of Attachment 3 and the attached Punch List Items shall be deemed to be acceptance of the work whether or not Tenant executes Attachment 3. Substantial Completion and Tenant’s acceptance of the Premises shall not be conditioned upon completion of all Common Area Improvements or Punch List Items unless such Common Area Improvements or Punch List Items materially adversely affect the construction of the Tenant Improvement Work or Tenant’s ability to obtain permits, permit sign-offs, or a certificate of occupancy.
2.8    Punch List Items and Final Completion. Landlord shall use commercially reasonable efforts to cause the completion of the Punch List Items within ninety (90) days after Substantial Completion of the Base Building Work, subject to Landlord’s Unavoidable Delay. Completion of the Punch List Items shall be undertaken so as to minimize any material interference with Tenant’s construction of the Tenant Improvement Work and Tenant’s occupancy of the Premises. Landlord shall notify Tenant upon receipt by Landlord of notice from the Base Building Contractor that final completion has occurred. Representatives of Landlord and Tenant shall accompany the Base Building Architect and the Base Building Contractor on a walk-through and inspection of the Premises to determine if final completion has occurred. If there are any remaining Punch List Items, Landlord shall cause the diligent and prompt completion of such items and the parties shall conduct an additional walk through and inspection to determine if final completion has occurred.
2.9    Warranties. Landlord shall enforce all warranties pertaining to the Base Building Work at Landlord's sole cost and expense.
3.    Design and Construction of the Tenant Improvement Work.
3.1    Tenant Responsibility. Tenant shall be responsible for the design and construction of the Tenant Improvement Work and shall cause the construction of the Tenant Improvement Work in a first class manner and in compliance with all Applicable Laws. Tenant will use commercially reasonable efforts to incorporate sustainable features in the Tenant Improvement Work, unless Tenant determines in its reasonable discretion the cost of such sustainable features will have a material adverse economic impact on Tenant’s operating costs.
3.2    Integration with Lease. Without limitation of any other provision of the Lease or this Exhibit D, all of the provisions of Article 10 (Alterations by Tenant) and Article 11 (Liens) shall apply to the Tenant Improvement Work, to the extent not inconsistent with the provisions of this Exhibit D.
3.3    Development of Plans - Tenant.
(a)    No later than one hundred twenty (120) days after Landlord has delivered to Tenant the Base Building Construction Drawings, Tenant shall submit to Landlord, for Landlord’s approval, a basic space plan (the “Space Plan”) prepared by Tenant’s Architect for the layout of the Tenant Improvement Work consistent with the design of the Base Building Work. The Space Plan shall include at a minimum, the interior improvement layouts and location of the wall and partition structures for the Tenant Improvement Work (including the Amenity Space), the location and size of the generator pad, and the location, type and weight of all rooftop equipment. Within fifteen (15) Business Days after Landlord receives the Space Plan, Landlord shall either approve the Space Plan or disapprove the Space Plan and, in the event of disapproval, furnish to Tenant a reasonably detailed written statement outlining the reasons for such disapproval. Landlord and Tenant shall then meet together to explore and identify reasonable alternatives and to agree to mutually acceptable changes to the Space Plan during the five (5) Business Days after delivery of Landlord’s notice of disapproval. In the event of such disapproval, or if the parties agree upon mutually acceptable changes, Tenant shall make the changes necessary in order to resolve

Landlord’s objections and shall return the Space Plan to Landlord. Landlord shall approve or reasonably disapprove such changes within ten (10) Business Days after Landlord receives the revised Space Plan. This procedure shall be repeated until the Space Plan is finally approved by Landlord and written approval has been received by Tenant.
(b)    No later than two hundred seventy (270) days after Landlord has delivered to Tenant the Base Building Construction Drawings, Tenant shall submit to Landlord complete plans and specifications for the Tenant Improvement Work for the entire Premises, based upon the approved Space Plan, including, without limitation, mechanical and electrical drawings (collectively the “Tenant Improvement Plans”), for Landlord’s approval. The Tenant Improvement Plans shall be in a form sufficient to secure necessary Tenant Improvement Permits. Tenant shall use diligent efforts to obtain, on a timely basis, all Tenant Improvement Permits. Landlord shall, within twenty (20) Business Days after receipt of the Tenant Improvement Plans, approve the same or designate by written notice to Tenant the specific changes reasonably required to be made to the Tenant Improvement Plans. Tenant shall promptly within ten (10) Business Days make the necessary changes and shall return the revised Tenant Improvement Plans to Landlord. Landlord shall approve or disapprove the revised Tenant Improvement Plans within ten (10) Business Days after receipt by Landlord. This procedure shall be repeated until the Tenant Improvement Plans are finally approved by Landlord and Tenant has received Landlord’s written approval thereof. The Tenant Improvement Plans may be submitted by Tenant in one or more stages and at one or more times, and the time periods for Landlord’s approval shall apply with respect to each such portion submitted; provided that Landlord may withhold approval if in Landlord’s reasonable judgment the portion submitted is not sufficient for Landlord to approve or disapprove such portion. The final Tenant Improvement Plans approved by Landlord, including any changes, additions or alterations thereto approved by Landlord and Tenant as provided in Section 3.5 below, are herein referred to as the “Final Plans”.
(c)    Landlord’s approval of the Space Plan, Tenant Improvement Plans or Final Plans shall not be deemed to be a representation or warranty by Landlord as to the adequacy or accuracy of such plans, and Landlord shall have no liability therefor. If Landlord fails to deliver to Tenant written notice of its approval or disapproval hereunder within the applicable time periods set forth above, Tenant shall have the right to send Landlord a written request for approval, and if Landlord fails to respond to such written request within ten (10) Business Days after receipt of the request, Landlord shall be deemed to have approved the item for which request was sought.
3.4    Landlord Consultants. Landlord shall have the right to engage third-party consultants to review the Space Plan and Tenant Improvement Plans, and Tenant shall reimburse Landlord for the cost of such consultants within twenty (20) days after receipt of one or more invoices from Landlord reasonably detailing such costs; provided that in no event shall such costs exceed the sum of Twelve Thousand Dollars ($12,000) and at Tenant’s request, such costs shall be deducted from the Tenant Improvement Allowance. Other than the foregoing, Landlord shall not charge a supervisory or management fee in connection with the construction of the Tenant Improvement Work.
3.5    Tenant Changes. If Tenant requests any change, addition or alteration in the Tenant Improvement Plans or Final Plans, Tenant’s Architect shall prepare plans and specifications with respect to such change, addition or alteration, which plans and specifications shall be submitted to Landlord for Landlord’s review and approval. The procedure set forth in

Section 3.3(a) above shall apply to any such change, addition or alteration, except Landlord shall be required to approve or reject such change, addition or alteration within five (5) Business Days.
4.    Construction of the Tenant Improvement Work.
4.1    Construction of Tenant Improvement Work. Tenant shall construct the Tenant Improvement Work in accordance with all Applicable Laws and the Final Plans and the requirements of Article 10 of the Lease, to the extent not inconsistent with the provisions of this Exhibit D. Tenant must fully complete all Landlord-approved Tenant Improvement Work in the Premises and may not leave any portion of the Premises unfinished. Tenant shall also install all fixtures required for Tenant’s operations.
(a)    Tenant shall promptly commence the construction of the Tenant Improvement Work after the Actual Access Date, and thereafter diligently prosecute construction of the Tenant Improvement Work to completion.
(b)    Landlord’s written approval shall be obtained prior to undertaking any work that deviates in any material respect from the Final Plans approved by Landlord.
(c)    Subject to any Tenant’s Unavoidable Delays and Substantial Completion of all Base Building Work by Landlord, Tenant shall use commercially reasonable efforts to complete the Tenant Improvement Work and obtain a temporary certificate of occupancy from the City no later than two hundred seventy (270) days after the Actual Access Date. Tenant shall promptly deliver to Landlord a copy of the temporary certificate of occupancy, along with the permit card showing additional work needed to obtain a final certificate of occupancy. Tenant shall secure a final certificate of occupancy from the City with respect to the Premises within sixty (60) days after receipt of the temporary certificate of occupancy. If Tenant fails to occupy at least forty percent (40%) of the Premises, not including the Initial Sublease, for the conduct of Tenant’s business by the first anniversary of the Commencement Date (subject to Tenant’s Unavoidable Delays), Landlord shall have the right to terminate the Lease by written notice to Tenant delivered within ten (10) days following such anniversary date, and Landlord shall promptly return to Tenant the Letter of Credit.
(d)    Commencing no later than the Actual Access Date, Landlord shall permit Tenant to deliver and store within the Premises and Common Area in the locations identified by Landlord such construction equipment, tools and materials reasonably required in connection with the Tenant Improvement Work.
4.2    Evidence of Insurance. Prior to commencement of construction of the Tenant Improvement Work, Tenant shall obtain and deliver to Landlord certificates of insurance for all policies of insurance required to be maintained by Tenant under the Lease.
5.    Payment of Tenant Improvement Costs.
5.1    Tenant Improvement Allowance. Landlord shall provide to Tenant the Tenant Improvement Allowance (as defined in Article 1 of the Lease), which shall be applied to the payment of the Tenant Improvement Costs as provided herein. Regardless of the status of completion of the Tenant Improvement Work, any balance of the Tenant Improvement Allowance not expended by Tenant as provided in the following provisions of this Section 5 by the first (1st) anniversary of the Actual Access Date shall be forfeited.

5.2    Tenant Improvement Costs. Any Tenant Improvement Costs in excess of the Tenant Improvement Allowance shall be paid by Tenant. Any portion of the Tenant Improvement Allowance that is expended by Tenant for the Tenant Improvement Work shall be disbursed as provided below.
5.3    Use of Tenant Improvement Allowance. The Tenant Improvement Allowance may be used for commercially reasonable architectural, engineering, and project management fees, a LEED consultant engaged by Tenant, construction and installation of the Tenant Improvement Work, and cabling and signage, but not for any items of personal property, including, without limitation, furniture, demountable partitions, fixtures or equipment. The Tenant Improvement Allowance may not be used to fund overtime costs. The Tenant Improvement Allowance shall be expended on the Tenant Improvements for the entire Premises (and not a portion of the Premises).
5.4    Conditions to First Disbursement. As a condition to the first disbursement of the Tenant Improvement Allowance, Tenant shall have satisfied all of the following conditions:
(a)    Tenant shall have delivered to Landlord a duly executed copy of the contract with Tenant’s Architect and the Tenant Improvement Contract;
(b)    The Final Plans shall have been completed and approved as provided above;
(c)    Tenant shall have obtained, delivered to Landlord, and be in compliance with all Tenant Improvement Permits;
(d)    Tenant shall have delivered to Landlord the total budget, which shall become the basis for calculating Landlord’s pro rata contribution towards the Tenant Improvement Work draws, and construction schedule for the Tenant Improvement Work, including an estimated cash flow schedule that describes the timing and amounts of Tenant’s projected Tenant Improvement Allowance draw requests and each party’s pro rata contribution towards the draw requests; and
(e)    Tenant shall have provided Landlord with any other information reasonably requested by Landlord.
Notwithstanding anything to the contrary in this Work Letter, upon the parties’ approval of the Tenant Improvement Plans and Tenant’s delivery of reasonably detailed invoices, Landlord shall disburse up to $250,000 of the Tenant Improvement Allowance to reimburse Tenant for design, project management, permitting fees and any other pre-construction costs and activities without any requirement for Tenant to satisfy the requirements set forth in Section 5.4 (a) – (e) above.
5.5    Disbursements of Tenant Improvement Allowance. Disbursements of installments of the Tenant Improvement Allowance will be made by check payable to Tenant within thirty (30) days after receipt by Landlord of the Construction Draw Certificate required under Section 5.6 below, but not more frequently than monthly. Landlord’s disbursements shall be conditioned upon the following: (a) all contingencies for the benefit of Tenant pursuant to Article 4 of the Lease shall have been satisfied or waived; (b) no Event of Default by Tenant shall exist under the Lease; (c) no lien shall have been filed with respect to the Tenant Improvement Work that has not been released or bonded over; (d) Tenant shall be in compliance with the Tenant Improvement Permits,

(e) all insurance required of Tenant under the Lease shall be in full force and effect; and (f) Tenant shall have paid its pro rata portion of the Tenant Improvement Costs to be funded, such that Landlord’s payment of the Tenant Improvement Allowance installment is not in excess of its share of the total Tenant Improvement Costs. By way of example, if the Tenant Improvement Allowance is $1,000,000 and the total Tenant Improvement Costs are $3,000,000, each payment by Landlord of an installment of the Tenant Improvement Allowance shall be one third (1/3) of the total Improvement Costs being paid for each disbursement during the construction of the Tenant Improvement Work. Landlord shall also have the right to hold back five percent (5%) of the Tenant Improvement Allowance pending Tenant’s delivery of the items set forth in Section 5.7, which amount shall be paid to Tenant within ten (10) Business Days after Landlord’s acceptance of the Tenant Improvement Work.
5.6    Documentation. As a condition to each funding, Tenant shall deliver to Landlord all of the following:
(a)    Tenant’s Construction Draw Certificate in the form of Attachment 4 to this Exhibit D (with capitalized terms used therein without definition having the meanings ascribed to them in the Lease);
(b)    The Tenant Improvement Contractor’s Certificate in the form of Attachment 5 hereto;
(c)    Conditional and unconditional lien releases, as applicable, in the form required under California Civil Code Section 3262 from all contractors, subcontractors and materialmen who shall have furnished materials or supplies or performed work or services in connection with the Tenant Improvement Work.
5.7    Final Certification. Upon final completion of the Tenant Improvement Work, and as a condition to Landlord’s obligation to make its final payment and acceptance of the Tenant Improvement Work as completed, Tenant shall provide Landlord with the following:
(a)    certifications from the Tenant Improvement Contractor and Tenant’s Architect that the Tenant Improvement Work throughout the entire Premises has been finally completed in accordance with the Final Plans;
(b)     copies of final lien releases from all contractors and subcontractors;
(c)    all operating permits and hazardous material permits issued with respect to Tenant’s use and occupancy of the Premises;
(d)    the final certificate of occupancy issued by the City;
(e)    copies of all warranties for the Tenant Improvement Work and any components thereof;
(f)    a copy of Tenant’s punch list for the Tenant Improvement Work;
(g)    the as-built drawings and annotated plans described in Section 10.6(h) of the Lease; and

(h)    a copy of the recorded notice of completion of described in Section 10.6(i) of the Lease.
6.    Notices; Time of the Essence. All notices to be delivered pursuant to this Work Letter shall be delivered in the manner set forth in Article 26 of the Lease. Time is of the essence in respect of all provisions of this Work Letter in which a definite time for performance is specified.
7.    Landlord’s Reporting Obligation. Landlord shall provide certain construction cost information that Tenant has represented that it is required to disclose in order to comply with its accounting reporting obligations as a public company as set forth in Tenant’s “2015‑Q1‑8 Tech Memorandum” dated April 14, 2015, as may be reasonably updated and supplemented by Tenant from time to time (but not more often than once per year) by Tenant’s delivery of such updates and supplements to Landlord. Subject to the following limitations, Landlord shall provide the information:
(a)    Landlord will provide quarterly reporting of the costs incurred to the date of each report with respect to the Base Building Work. Quarterly reports will be delivered no later than five (5) business days after the close of each calendar quarter commencing as of the quarter ending on September 30, 2017 and ending as of the end of the quarter during which Landlord has both completed all Punch List Items and concluded its final accounting for the Base Building Work. Landlord’s quarterly reports will be delivered on the form attached as Attachment 6 to this Exhibit D, and in no event shall additional detail be required from Landlord.
(b)    Landlord’s financial reporting shall include only the “Landlord’s Costs” described in the attached Attachment 7 to this Exhibit D.
(c)    Landlord will use commercially reasonable efforts to provide accurate financial information, but shall not make any representation or warranty regarding the accuracy or completeness of any report, and shall not be liable for any errors contained in such information. Tenant shall have no right to audit Landlord’s financial records.
(d)    Landlord acknowledges that the information to be provided pursuant to this Section will be disclosed to Tenant’s accountants and used in connection with mandatory reporting to the Securities and Exchange Commission. Other than the foregoing disclosures, Tenant agrees to keep all information provided by Landlord strictly confidential. Tenant shall be permitted to disclose on its financial statements the fact that these costs are associated with the construction of a new facility in Palo Alto, California, but in no event shall Tenant disclose on its financial statements the fact that the costs are associated with construction of a facility in the Stanford Research Park or for a construction project built by Landlord, “Stanford University” or “Stanford Real Estate.” The provisions of Sections 31.11 and 31.18 of the Lease are incorporated herein by this reference.
(e)    As reasonably requested by Tenant or its auditors to the extent necessary for Tenant to comply with its financial reporting required by lease accounting requirements applicable to Tenant, but no more frequently than quarterly, Landlord will cause its representative to discuss information provided by Landlord with Tenant and/or its auditors.

(f)    Tenant shall indemnify, protect, defend and save and hold Landlord, Landlord’s Agents and the Landlord Parties harmless from and against any Claims incurred in connection with or arising from (i) the information delivered to Tenant pursuant to this Section, (ii) any breach of the confidentiality provisions set forth above, or (iii) Tenant’s use of the information provided by Landlord.

Attachment 1A to Exhibit D
BASE BUILDING WORK DESCRIPTION

The components and systems described herein will be included in the design of the Building. Landlord shall design and construct the Base Building Work (consisting of the Shell Components, the Common Area Improvements and the Core Components listed below) in compliance with Applicable Laws, including without limitation all City and uniform building codes (collectively, “Code Requirements”).

A.	Shell Components

1.	Structure

a)	The foundation and structural frame and all metal work

b)
The foundation and structural framing are to be designed to support a live load of 100 psf reducible; exit facilities and stairways designed to support a live load of 100 psf non-reducible. Any structural upgrades required for vibration sensitive equipment shall be a Tenant Modification. The design shall include fireproofing pursuant to Code Requirements. The slab to underside of steel structure height within the Premises shall accommodate a minimum 10’ finished ceiling height on the first floor and a minimum 9’ 6” finished ceiling height on the second floor, with a minimum interstitial space of 24" predominately, with exception for occasional rainwater leaders or other critical utilities.

c)
Stairs shall meet Code Requirements; exit stairs will be concrete filled metal pan stairs; steel to be prime painted only. Floor finishes on stairs shall be Tenant Improvement Work. The Building’s handrails and guardrails during construction will be temporary; permanent handrails are part of Core Components. A lobby stair is being provided with handrails. Stairs will be located to provide egress to meet Code Requirements for a typical Tenant Modification.

d)	The Building’s Shell will be constructed to be water-tight.
e) Landlord shall coordinate with Tenant to allow for reasonable access through window sections on each floor of the Building which Tenant can use to move large items (e.g. furniture) into the Building. Tenant will be responsible to complete the windows after access is no longer required.
2.    Exterior Facade

a)
Base design intent includes inoperable windows. Windows shall include dual glazing, low-e emissive, and/or tinted glass as may be required to meet Title 24 requirements for the Building’s envelope. Glazing materials may include, but not be limited to, ceramic frit, spandrel glass, or translucent glass. A storefront entry shall be provided.

b)
The exterior doors and hardware shall be configured pursuant to Code Requirements. Hardware modifications and/or upgrades to be compatible with Tenant’s security system shall be a Tenant Modification or Tenant Improvement Work. Exterior doors shall include two main entrance (storefront) from street and one secondary entrance/egress doors (also storefront) for the Building.

c) Drywall adaptors are not included with the curtain wall system. Landlord will coordinate with tenant to incorporate adaptors if requested as part of the Tenant Modification.
3.    Roof

a)
The roof membrane system shall consist of either a TPO roofing system or a 4-ply built-up roof (cap sheet plus 3-ply) and insulation on metal deck over rolled steel members. Membrane system will be constructed equal to a 15-year bondable product. Landlord will provide a 15-year manufacturer’s warranty.

b)	The roof supporting structural steel shall be designed to allow for structural modifications included in Core Components.
c) Roof access will be provided for the building by a ship’s ladder up to a roof hatch.
4.    Fire and Life Safety

a)
The fire and life safety shall be designed in accordance with Code Requirements. A building fire alarm panel which will monitor water flow shall include panel, PIV flow switch and tamper switch. In addition, one manual pull station and one bell as well as a phone line connection to a central station monitoring service will be included. All other alarm system modifications shall be Tenant Improvement Work, unless otherwise specified as a Core Component below.

b)
The Shell Components shall include an overhead fire sprinkler system throughout the Building’s interior (ordinary hazard, group 2: 0.2 gpm over 1,500 square feet). Upright heads and plugged tees shall be provided in a standard grid pattern. The system shall be designed to NFPA 13.

5.    Garage

a)	Garage will be constructed as part of the Shell Components to meet Code Requirements.
b) Bike lockers will be provided to meet Code Requirements.
c) Electric car charging stations will be provided to meet Code Requirements.
d) Garage entry will include overhead roll-up door with open grate material required to provide for fresh air intake.

e) Garage entry will include conduit rough-in for use by Tenant card reader.

B.	Common Area Improvements

1)
All soft and hard landscaping and irrigation shall be designed to meet Code Requirements and shall include bike racks and bike lockers pursuant to Code Requirements. All site furnishings that are not required by Code Requirements or are not of a permanent nature shall be part of the Tenant Improvement Work.

2)	Monument and up-lighting shall be provided for the Tenant-provided sign. Sign shall be Tenant Improvement Work.

3)	One roofed trash enclosure shall be provided to service the Building, which will house required dumpsters and recycling bins.

4)
One transformer pad provided by Landlord with enclosure as required by city code, path and conduit to run power into the building electric room will be provided. One generator, ATS is being provided for code-required loads. Any additional emergency loads will require generator upgrade/replacement by Tenant. Generator, ATS, and wiring shall be included in the Tenant Improvement Work.

5)
Water, sewer, and gas shall be provided and sized for standard office loads. The domestic water shall be terminated within the Building at the inside face of the exterior wall. A sewer gut line and related venting shall be provided at a depth to accept remote fixtures and terminated at each restroom core location. The natural gas meter and piping for Core heating equipment will be provided and sized only for standard office building heating requirements. Additional piping connections or upsized distribution of natural gas piping shall be a Tenant Modification. Extensions to the utilities and additional piping, conduit, wire and equipment are part of the Tenant Improvement Work.

6)
Electrical service shall be provided typical of an office building in the Silicon Valley. Office building load shall be designed to accommodate 98.9 watts/sf, based on 2013 CEC: 0.9 watts/sf for lighting; 3.0watts/sf for general receptacles; 5.0 watts/sf for HVAC. A 1600A, 277/480V, 3PH electrical service consisting of underground pull section, City of Palo Alto Electrical metering provisions, 80% rated main breaker (maximum amperage 1280A), and Core/Shell/tenant improvement distribution provisions. In addition, house panel for the Shell will be included with circuits for site lighting, landscape lighting, and irrigation controllers. Service conduits shall be run from City electric vaults to main electrical room for new service. Any additional conduit and/or wiring inside and outside the Building are part of Tenant Improvement Work.

7)	Two 4” conduits shall be provided from existing telecommunications vault to the electrical room MPOE.

8)	A storm drain system shall be provided in compliance with Code Requirements.

9)
Roof drainage, excluding canopies, shall be piped to storm drainage system. Overflow drainage shall be piped to face of wall or provided in overflow scuppers in compliance with Code Requirements and the design intent of the Building.

10)	Parking lot and garage lighting in compliance with Code Requirements with time clock and photocell. All fixtures that occur adjacent to property lines to have proper cut-off of light spillover.

11)
Exterior lighting will be provided along entry/egress to/from the Building as per Code Requirements. Site landscape, and monument sign lighting will also be provided. Additional lighting shall be a Tenant Modification.

12)	An asphaltic concrete parking lot will be provided in compliance with Code Requirements.

13)	Exterior handrails will be provided in compliance with Code Requirements where required.

14)
Landlord to provide the greater of (a) six (6) or (b) the minimum number required by Code Requirements double headed charging stations for vehicles all of which will be located in the garage if allowed by City of Palo Alto.

15)	At grade receiving area will be provided with aluminum roll up door and single man door.

16)	Drive ways, required ramps as per ADA, pathways, shrubs, all painting including parking lots including signs disabled parking and outside of the building to be completed as part of base work

C.	Core Components
1.    Elevator and Stairs

a)
The Building will include one passenger elevator adjacent to the main entry of the Building. The elevator shall be designed to Code Requirements and have a 3,500 pound load capacity. The elevator cab shall be large enough to accommodate a City-approved emergency gurney/stretcher. The base cab finish shall be from the standard selection of elevator company, including plastic laminate wall panels, lighting/ceiling, steel tubular ADA compliant handrail, protective blanket pads, and ADA compliant telephone. Passenger elevator flooring shall be stone or comparable. Upgraded finishes shall be a Tenant Modification. Elevator shall return to first floor upon power failure. Landlord will provide certification by the State for elevator operation. If feasible (in Landlord’s sole discretion), an additional freight elevator may be included as part of the Core, and if included, such elevator will be a Tenant Modification for the incremental cost of the elevator subcontract.

b)
Stairways between floors shall be provided to meet Code Requirements for office occupancy. Stair enclosures will be provided for stairways between garage and 1st floor. Finish at interior stair will be Level 4 sheetrock and painted. Floor finishes on the interior stairs and paint on the risers shall be Tenant Improvement Work. A 2 ½ inch standard painted steel piperail shall be included in the Core, as per Code Requirements.

c)	Exterior stairs shall be painted to match exterior design.
2.    Mechanical (HVAC)

a)
Core HVAC system shall be provided typical of a sustainable office building in the Silicon Valley. Core HVAC installed capacity shall include tenant contributions to the cooling load based on: 1.2 watts/sf for lighting; 2.5 watts/sf for equipment and plug loads; 200 sf/person occupancy density; 0.15 CFM/sf outdoor ventilation air.

b)
The Core shall include two (2) AC units (Trane, Carrier, McQuay, Johnson Controls or equivalent) to serve the Building, total installed cooling capacity of approximately 240 tons. The AC units will have variable air volume capability including variable speed supply air fans and supply air temperature control, 100% outside air capability with integrated air-side economizers and power exhaust, and building static pressure control capability. The units shall comply with the requirements of all current State and local Codes and ordinances. All necessary components in rooftop AC units shall be internally isolated on engineered 2-inch deflection seismic isolation systems.

c)
Heating for the Building shall be provided by a rooftop hydronic heating system including a high-efficiency boiler and pumps, and shall be sized to provide the heating indoor design temperature of 70°F on a 30°F design heating day with design ventilation air supply.

d)
The Core HVAC systems will be equipped with pre-installed, pre-wired, self-contained factory controls. A building management system will be provided and installed as part of Tenant’s Base Building Improvement Work and shall include all necessary hardware and software interface components and control wiring to fully integrate the pre-installed unit controls with the Building’s management system.

e)
Exhaust and make-up air systems shall be provided for each restroom core to meet Code Requirements.  Exhaust systems shall be comprised of rooftop exhaust fans, exhaust ductwork and ceiling-mounted exhaust grilles.  Make-up air systems shall be comprised of ceiling-mounted make-up air grilles and make-up air duct from the grilles to the perimeter of the restroom core for future connection to tenant improvement HVAC work.

f)
The Core Components shall include necessary ductwork and piping above the roof from the HVAC systems, stubbed through the roof to serve the second floor, and installed down a duct shaft and stubbed into the first floor to provide points of connection for Tenant distribution ductwork and piping.

g)	All medium and low pressure distribution ductwork, variable air volume terminal units, hot water reheat piping, air distribution devices, zone temperature controls, duct and piping insulation, fire and fire/smoke dampers, air and water balancing, and other mechanical devices and services as necessary to provide complete, operable HVAC systems shall be Tenant Improvement Work.

h)
Modification to the Shell structural steel to support HVAC equipment is included as a Core Component Incremental loads and upgrade to structure to carry those loads beyond normal code-required roof live load shall be a Tenant Modification.

i)	Plumbing services provided as part of the Core construction shall include natural gas and condensate drain piping as required for Base Building rooftop HVAC systems.
3.    Electrical / Telephone / Data

a)	One electrical service shall be provided as part of Common Area Improvements (see Section B.6 in this Attachment 1A).

b)
House panels and transformers shall be provided as required for the Core with feeders for (1) elevator and two (2) HVAC units, generator and building sump pits and water heaters. Electrical connections beyond stairwell lighting and restroom core power and lighting will be considered Tenant Improvement Work. All other distribution wiring panels, and breakers shall be considered Tenant Improvement Work.

c)
Tele/Data Room shall accommodate tele/data service entrance as part of the Shell construction (see Section B.7 in this Attachment 1A). All other tele/data closets, conduit, cabling, and equipment shall be considered Tenant Improvement Work.

4.    Plumbing & Toilet Core

a)	Plumbing will be designed to accommodate the Core fixtures. The plumbing system gutline will be designed to accept a Tenant fixture at remote locations.

b)
The Building’s plumbing shall include plumbing fixtures for all Core facilities. Domestic water service shall be roughed-in and completed to all necessary plumbing fixtures to meet Code Requirements. In addition to the Core facilities, the domestic water service shall have a capacity sufficient to add supplemental tenant facilities within office environment standard loads (e.g. coffee pantries and lunchrooms).

c)
The Core Components shall include men's rooms, women’s rooms, shower facilities, and janitor's sinks to meet Code Requirements. The base finishes shall consist of ceramic tile on the wet walls, a ceramic tile floor (American Olean or equivalent), granite, engineered stone or comparable countertops and backsplash, and plastic laminate or painted metal toilet partitions. Tenant shall be allowed to review the proposed restroom and shower finishes and provide suggestions for any changes; Landlord will consider changes but maintain the final determination of finishes. Any upgraded finishes shall be a Tenant Modification. The Core Components shall include water and sanitary sewer service plumbing roughed-in and fully finished to Core facilities including fixtures, toilets, automatic water and soap dispensers in sink, air hand dryers showers, floor drains, and hose bibs as required.

d)	Exhaust air shall be provided for the toilet core as per Section 2.f above. Tenant to tie-in the Building’s HVAC system to the supply air grilles constructed with the Core.

e)
Lighting shall consist of recessed downlights or other similar quality lighting for toilet core with wiring provided to a junction box in an adjacent space for future connection to the Tenant Improvement Work.

f)	Convenience outlets shall be provided pursuant to Code Requirements with wiring provided to a junction box in an adjacent space for future connection to the Tenant Improvement Work.

g)	All Core elements shall be provided in taped, textured and painted finish (Level 4) at the Core side of the wall. Tenant side of the wall will be provided with Level 2 finish.

h)	Water pressure will be provided to meet Code Requirements and to meet the pressure requirements of equipment in the building or on the roof that would be typical of a standard office.
5.    Others

a)	All code-required graphics and signs installed in the Shell and Core as per Code Requirements.

b)
The Core area fire and life safety fire sprinkler system shall include dropped tees with semi-recessed heads Adjustments to head locations triggered by Tenant’s interior design shall be Tenant Improvement Work. All other drops and heads for concealed spaces and interior improvements shall be Tenant Improvement Work.

c)
Roof screen and roof screen supports shall be a Core Component. Roof screens will be sized to accommodate base HVAC system. Additional roof screen required by tenant shall be a Tenant Modification and will need to be coordinated with the aesthetic design of the Building.

Attachment 1B to Exhibit D
CONSTRUCTION RESPONSIBILITY MATRIX

			Design Cost	Construction	Cost	Design	Dwg. Package
		ITEM DESCRIPTION	Responsibility	Responsibility	Type	Responsibility	Where Shown

1	GRADING & PAVING
	A	SITE DEMOLITION	OWNER	OWNER	SHELL	CIVIL	SHELL
	B	STRIP SITE OF ORGANIC MATERIAL & STORAGE	OWNER	OWNER	SHELL	CIVIL	SHELL
	C	ROUGH/FINISH GRADING - PARKING LOT AREA	OWNER	OWNER	SHELL	CIVIL	SHELL
	D	ROUGH/FINISH GRADING - LANDSCAPE/HARDSCAPE AREA	OWNER	OWNER	SHELL	CIVIL/LAND	SHELL
	E	ROUGH/FINISH GRADING - SIDEWALK AREAS	OWNER	OWNER	SHELL	CIVIL/LAND	SHELL
	F	CONSTRUCT BUILDING PAD	OWNER	OWNER	SHELL	CIVIL	SHELL
	G	ASPHALT PATCH / PAVE / SEAL COAT EXISTING AS REQUIRED	OWNER	OWNER	SHELL	CIVIL	SHELL
	H	SPEED BUMPS	NONE	NONE	NONE	NONE	NONE
	I	TENANT REVISIONS TO SITE (e.g. Exit Walks; Loading Dock)	TENANT	OWNER	T.I.	CIVIL/LAND	SHELL

2	PARKING LOT & GARAGE STRIPING/ SIGNAGE
	A	PARKING STALL STRIPING (INCLUDING ADA)	OWNER	OWNER	SHELL	CIVIL	SHELL
	B	DIRECTIONAL ARROW STRIPING	OWNER	OWNER	SHELL	CIVIL	SHELL
	C	RED CURB AT FIRE LANE	OWNER	OWNER	SHELL	CIVIL	SHELL
	D	VISITOR STALL STRIPING	OWNER	OWNER	SHELL	CIVIL	SHELL
	E	HANDICAP STALL SIGNAGE	OWNER	OWNER	SHELL	CIVIL	SHELL
	F	"NO PARKING" AT FIRE LANE DRIVEWAY SIGNAGE	OWNER	OWNER	SHELL	CIVIL	SHELL
	G	OTHER STRIPING / SIGNAGE	TENANT	OWNER	T.I.	CIVIL	SHELL

3	STORM DRAINAGE
	A	OFFSITE STORM FROM MAIN TO PROPERTY LINE	OWNER	OWNER	SHELL	CIVIL	SHELL
	B	STANDARD ONSITE STORM DRAINAGE	OWNER	OWNER	SHELL	CIVIL	SHELL
	C	LANDSCAPE / AREA DRAINS	OWNER	OWNER	SHELL	CIVIL	SHELL
	D	ROOF DRAIN PIPING FROM BLDG TO STORM SYSTEM	OWNER	OWNER	SHELL	CIVIL	SHELL
	E	DRAINAGE REVISIONS DUE TO T.I. REVISIONS	TENANT	OWNER	T.I.	CIVIL	SHELL

4	SANITARY SEWER - SITE
	A	SEWER CONNECTION FROM OFFSITE MAIN TO PROPERTY LINE	OWNER	OWNER	SHELL	CIVIL	SHELL
	B	ONSITE SANITARY PIPING FROM PROPERTY LINE TO BUILDING	OWNER	OWNER	SHELL	CIVIL	SHELL
	C	ONSITE SANITARY CODE REQUIRED CLEAN OUTS	OWNER	OWNER	SHELL	CIVIL	SHELL
	D	ONSITE SANITARY MONITORING MAN HOLE (IF REQUIRED)	OWNER	OWNER	SHELL	CIVIL	SHELL
	E	ONSITE/OFFSITE REV. DUE TO T.I. SPECIALTIES (e.g. Cafeteria)	TENANT	OWNER	T.I.	CIVIL	SHELL

			Design Cost	Construction	Cost	Design	Dwg. Package
		ITEM DESCRIPTION	Responsibility	Responsibility	Type	Responsibility	Where Shown
5	UNDERGROUND FIRE PROTECTION
	A	WATER CONNECTION FROM OFFSITE MAIN TO FIRE SERVICE	OWNER	OWNER	SHELL	CIVIL	SHELL
	B	FIRE SERVICE BACKFLOW DEVICE	OWNER	OWNER	SHELL	CIVIL	SHELL
	C	ONSITE FIRE SERVICE PIPING INTO BUILDING (6" A.F.F.)	OWNER	OWNER	SHELL	CIVIL	SHELL
	D	ONSITE FIRE HYDRANTS (AS REQUIRED)	OWNER	OWNER	SHELL	CIVIL	SHELL
	E	FIRE DEPARTMENT CONNECTIONS / P.I.V.	OWNER	OWNER	SHELL	CIVIL	SHELL
	F	CATHODIC PROTECTION (IF REQUIRED)	OWNER	OWNER	SHELL	CIVIL	SHELL

6	DOMESTIC WATER SERVICE
	A	OFFSITE WATER FROM OFFSITE MAIN TO PROPERTY LINE	OWNER	OWNER	SHELL	CIVIL	SHELL
	B	DOMESTIC WATER SERVICE METER	OWNER	OWNER	SHELL	CIVIL	SHELL
	C	DOMESTIC WATER SERVICE BACKFLOW PREVENTER	OWNER	OWNER	SHELL	CIVIL	SHELL
	D	ONSITE DOMESTIC WATER PIPING STUBBED INTO BUILDING	OWNER	OWNER	SHELL	CIVIL	SHELL

7	LANDSCAPING
	A	LANDSCAPE PLANTINGS	OWNER	OWNER	SHELL	LAND	SHELL
	B	TREE PROTECTION	OWNER	OWNER	SHELL	LAND	SHELL
	C	TREE RELOCATION	OWNER	OWNER	SHELL	LAND	SHELL
	D	REVISIONS TO PLANTINGS/TREES DUE TO TENANT SCOPE	TENANT	OWNER	T.I.	CIVIL	SHELL

8	IRRIGATION SYSTEM
	A	OFFSITE WATER FROM OFFSITE MAIN TO METER (Near Property Line)	OWNER	OWNER	SHELL	CIVIL/LAND	SHELL
	B	IRRIGATION WATER METER	OWNER	OWNER	SHELL	CIVIL/LAND	SHELL
	C	IRRIGATION WATER SERVICE BACKFLOW PREVENTER	OWNER	OWNER	SHELL	LAND	SHELL
	D	IRRIGATION WATER PIPING	OWNER	OWNER	SHELL	LAND	SHELL
	E	POWER TO IRRIGATION CONTROLLER	OWNER	OWNER	SHELL	LAND/ELEC	SHELL
	F	REVISIONS TO IRRIGATION DUE TO TENANT SCOPE	TENANT	OWNER	T.I.	CIVIL	SHELL

9	SITE CONCRETE
	A	OFFSITE CONCRETE WORK (IF REQUIRED)	OWNER	OWNER	SHELL	CIVIL	SHELL
	B	DRIVEWAY APPROACHES (IF REQUIRED)	OWNER	OWNER	SHELL	CIVIL	SHELL
	C	CITY SIDEWALKS (IF REQUIRED)	OWNER	OWNER	SHELL	CIVIL	SHELL
	D	PARKING LOT CURB & GUTTERS (WHERE APPLICABLE)	OWNER	OWNER	SHELL	CIVIL	SHELL
	E	SIDEWALKS LEADING TO SHELL DOORS	OWNER	OWNER	SHELL	ARCH/LAND	SHELL
	F	EXTERIOR CONCRETE STAIRS/STEPS (SHELL SCOPE ONLY)	OWNER	OWNER	SHELL	ARCH/LAND	SHELL
	G	ADA RAMPS (SHELL SCOPE ONLY)	OWNER	OWNER	SHELL	ARCH/LAND	SHELL
	H	TRANSFORMER PAD	OWNER	OWNER	SHELL	ARCH/LAND	SHELL
	I	UTILITY PADS (ACCESSORY AREAS FOR TENANT EQUIPMENT)	TENANT	TENANT	T.I.	(TENANT)	TBD
	J	SIDEWALKS/RAMPS/STEPS/RAILS FOR ADDTL. TENANT WALKS	TENANT	TENANT	T.I.	ARCH/LAND	SHELL

			Design Cost	Construction	Cost	Design	Dwg. Package
		ITEM DESCRIPTION	Responsibility	Responsibility	Type	Responsibility	Where Shown
10	SITE ACCESSORIES
	A	BICYCLE RACKS	OWNER	OWNER	SHELL	CIVIL/LAND	SHELL
	B	BICYCLE LOCKERS	OWNER	OWNER	SHELL	CIVIL/LAND	SHELL
	C	ASH URNS	TENANT	TENANT	T.I.	ARCH/LAND	SHELL
	D	TRASH RECEPTACLES	TENANT	TENANT	T.I.	ARCH/LAND	SHELL
	E	SITE FURNITURE	TENANT	TENANT	T.I.	(TENANT)	T.I.
	F	BUS STOPS AND SHELTERS (IF REQUIRED)	OWNER	OWNER	SHELL	CIVIL/LAND	SHELL
	G	EXTERIOR HANDRAILS (SHELL SCOPE ONLY)	OWNER	OWNER	SHELL	ARCH/LAND	SHELL

11	TRASH ENCLOSURE
	A	TRASH ENCLOSURE FOUNDATION, WALLS, ROOF	OWNER	OWNER	SHELL	ARCH/STRUCT	SHELL
	B	TRASH ENCLOSURE GATES / DOORS	OWNER	OWNER	SHELL	ARCH/STRUCT	SHELL
	C	TRASH ENCLOSURE FIRE PROTECTION	OWNER	OWNER	SHELL	ARCH	SHELL
	D	ADDITIONAL TRASH ENCLOSURES AND RELATED ITEMS	TENANT	OWNER	T.I.	ARCH/LAND	SHELL

12	NATURAL GAS PIPING
	A	UNDERGROUND GAS PIPING FROM OFFSITE MAIN TO METER	OWNER	OWNER	SHELL	CIVIL	SHELL
	B	GAS METER	OWNER	OWNER	SHELL	CIVIL	SHELL
	C	GAS PIPING - METER TO CORE EQUIPMENT	OWNER	OWNER	CORE	PLUMB/HVAC	CORE

13	SITE ELECTRICAL WORK
	A	TELECOMM. CONDUITS FROM STREET TO TELE/ELEC ROOM	OWNER	OWNER	SHELL	ELEC	SHELL
	B	PRIMARY POWER CONDUITS FROM STREET TO TRANSFORMER	OWNER	OWNER	SHELL	ELEC	SHELL
	C	PRIMARY POWER CONDUITS FROM TRANSFORMER TO BLDG.	OWNER	OWNER	SHELL	ELEC	SHELL
	D	GARAGE LIGHTING	OWNER	OWNER	SHELL	ELEC	SHELL
	E	PARKING LOT LIGHTING	OWNER	OWNER	SHELL	ELEC/LAND	SHELL
	F	EXTERIOR BUILDING LIGHTING	OWNER	OWNER	SHELL	ELEC/ARCH	SHELL
	G	PEDESTRIAN LIGHTING (SHELL ONLY)	OWNER	OWNER	SHELL	ELEC/LAND	SHELL
	H	IRRIGATION CONTROLLER POWER (SEE #8-E)
	I	MONUMENT SIGN CONDUIT / J-BOX FOR UPLIGHTS	OWNER	OWNER	SHELL	ELEC	SHELL
	J	MONUMENT SIGN LIGHT FIXTURES & WIRE	OWNER	OWNER	T.I.	ELEC	SHELL
	K	PANELS / BREAKERS FOR SITE ELECTRICAL ITEMS	OWNER	OWNER	SHELL	ELEC	SHELL
	L	TIME CLOCKS / PHOTOCELLS FOR SITE LIGHTING	OWNER	OWNER	SHELL	ELEC	SHELL
	M	TENANT LIGHTING REVISIONS	TENANT	OWNER	T.I.	ELEC	SHELL
	N	TELEPHONE SERVICE, CABLE, WIRE, EQUIP. (From Street to Bldg.)	TENANT	TENANT	T.I.	(TENANT)	T.I.
	O	LANDSCAPE LIGHTING	OWNER	OWNER	SHELL	ELEC/LAND	SHELL

14	BUILDING FOUNDATIONS
	A	SHELL CONSTRUCTION	OWNER	OWNER	SHELL	ARCH/STRUCT	SHELL
	B	TENANT REVISIONS	TENANT	OWNER	T.I.	ARCH/STRUCT	SHELL

			Design Cost	Construction	Cost	Design	Dwg. Package
		ITEM DESCRIPTION	Responsibility	Responsibility	Type	Responsibility	Where Shown

15	FLOOR SLABS
	A	STANDARD SLAB-ON-GRADE CONSTRUCTION	OWNER	OWNER	SHELL	ARCH/STRUCT	SHELL
	B	STANDARD 2ND FLOOR SLAB CONSTRUCTION	OWNER	OWNER	SHELL	ARCH/STRUCT	SHELL
	C	SLAB DEPRESSIONS FOR T.I. FEATURES	TENANT	OWNER	T.I.	ARCH/STRUCT	SHELL
	D	ADDTL. 2ND FLOOR SLAB LOAD, DEFLECT., VIBRATION CRITERIA	TENANT	OWNER	T.I.	ARCH/STRUCT	SHELL
	E	SLAB OPENINGS FOR T.I. FEATURES	TENANT	OWNER	T.I.	ARCH/STRUCT	SHELL

16	ROOF CONSTRUCTION
	A	STANDARD ROOF CONSTRUCTION (ROLLED STEEL MEMBERS)	OWNER	OWNER	SHELL	ARCH/STRUCT	SHELL
	B	UNDER ROOF HVAC EQUIPMENT SUPPORT MEMBERS	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	C	ROOF OPENING FOR HVAC SYSTEM	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	D	UNDER ROOF SUPPORT MEMBERS FOR T.I. SPECIALTIES	TENANT	TENANT	T.I	(TENANT)	TBD
	E	ROOF OPENING FOR T.I. SPECIALTIES	TENANT	TENANT	T.I.	(TENANT)	TBD

17	EXTERIOR ARCHITECTURAL SHEET METAL
	A	FLASHING / SHEET METAL FOR SHELL ITEM	OWNER	OWNER	SHELL	ARCH	SHELL
	B	FLASHING / SHEET METAL FOR T.I. ITEM	TENANT	TENANT	T.I.	ARCH	SHELL

18	ROOFING MEMBRANE
	A	CRICKETS FOR SHELL PURPOSES	OWNER	OWNER	SHELL	ARCH	SHELL
	B	CRICKETS FOR T.I. PURPOSES	TENANT	TENANT	T.I.	(TENANT)	TBD
	C	UNDERLAYMENT BOARDS/BARRIERS	OWNER	OWNER	SHELL	ARCH	SHELL
	D	ROOFING MEMBRANE	OWNER	OWNER	SHELL	ARCH	SHELL
	E	ROOFING OF BASE HVAC EQUIPMENT	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	F	SKYLIGHTS / ROOFING OF SKYLIGHTS (SHELL SCOPE ONLY)	OWNER	OWNER	SHELL	ARCH	TBD
	G	ROOFING OF ROOF SCREEN SUPPORTS	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	H	ROOFING OF OTHER T.I. PENETRATIONS	TENANT	TENANT	T.I.	(TENANT)	TBD
	I	ROOF INSULATION	OWNER	OWNER	SHELL	ARCH	SHELL

19	ROOF SCREEN
	A	UNDER-ROOF STRUCTURAL SUPPORT	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	B	CONNECTION OF FRAME TO SHELL STRUCTURE	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	C	SCREEN MATERIAL, FRAMING, BRACING	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	D	PAINTING OF SCREENING MEMBERS	OWNER	OWNER	CORE	ARCH	SHELL
	E	ROOFING /FLASHING OF ATTACHMENT OF ROOF SCREEN	OWNER	OWNER	CORE	ARCH	SHELL

20	EXTERIOR WALLS
	A	EXTERIOR GLASS & GLAZING	OWNER	OWNER	SHELL	ARCH	SHELL
	B	GYP. BOARD ADAPTERS TO EXTERIOR GLASS SYSTEM	TENANT	TENANT	T.I.	ARCH	SHELL

			Design Cost	Construction	Cost	Design	Dwg. Package
		ITEM DESCRIPTION	Responsibility	Responsibility	Type	Responsibility	Where Shown
	C	EXTERIOR PRECAST CONCRETE AND/OR GFRC PANELS	OWNER	OWNER	SHELL	ARCH	SHELL
	D	FIRE CAULKING OF 2ND FL. SLAB/PANEL JOINT	OWNER	OWNER	SHELL	ARCH	OWNER
	E	GYP. BOARD & METAL STUDS ON INTERIOR FACE OF PERIMETER	TENANT	TENANT	T.I.	(TENANT)	T.I.
	F	INSULATION @ EXTERIOR PERIMETER WALLS	OWNER	OWNER	SHELL	ARCH	OWNER
	G	PREP. & PAINTING OF INTERIOR FACE OF PERIMETER WALLS	TENANT	TENANT	T.I.	(TENANT)	T.I.

21	EXTERIOR DOORS AND HARDWARE
	A	SHELL PERIMETER DOORS WITH OWNER'S STD. HARDWARE	OWNER	OWNER	SHELL	ARCH	SHELL
	B	T.I. PERIMETER DOORS & HARDWARE	TENANT	TENANT	T.I.	ARCH	SHELL
	C	T.I. UPGRADES TO SHELL PERIMETER DOOR HARDWARE	TENANT	TENANT	T.I.	ARCH	SHELL

22	INTERIOR STAIRS & RELATED OPENINGS
	A	STAIR FOUNDATION	OWNER	OWNER	SHELL	ARCH/STRUCT	SHELL
	B	STEEL PAN STAIR	OWNER	OWNER	SHELL	ARCH/STRUCT	SHELL
	C	CONCRETE FILL IN PANS AND LANDING	OWNER	OWNER	SHELL	ARCH/STRUCT	SHELL
	D	STRUCTURAL STEEL SYSTEM FOR STAIR OPENING	OWNER	OWNER	SHELL	ARCH/STRUCT	SHELL
	E	CONNECTION OF THE STAIR TO THE STRUCTURAL STEEL SYSTEM	OWNER	OWNER	SHELL	ARCH/STRUCT	SHELL
	F	TEMPORARY GUARD RAILS (COURSE OF CONSTRUCTION)	OWNER	OWNER	SHELL	ARCH/STRUCT	SHELL
	G	HANDRAILS/ GUARDRAILS FOR STAIRS & OPENINGS (PERMANENT)	TENANT	TBD	T.I.	ARCH	TBD
	H	STAIRWELL ENCLOSURE (GARAGE TO 1ST FLOOR ONLY)	OWNER	OWNER	CORE	ARCH	SHELL
	I	PAINTING OF STAIRS, RAILS AND WALLS	TENANT	TENANT	T.I.	(TENANT)	T.I.
	J	FLOOR FINISHES ON STAIRS	TENANT	TENANT	T.I.	(TENANT)	T.I.

23	PASSENGER ELEVATOR - BASE = ONE (1)
	A	ELEVATOR PIT, LADDER, WATERPROOFING	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	B	ELEVATOR PIT SUMP / SUMP DRAINAGE (AS REQUIRED)	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	C	ELEVATOR SHAFT	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	D	MOD. TO STRUCTURAL STEEL SYSTEM FOR 2ND FLOOR OPENING	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	E	ELEVATOR GUIDE RAIL SUPPORTS	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	F	ELEVATOR CAB (STANDARD FINISHES)	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	G	ELEVATOR TELEPHONE (INCL. MONITORING SERVICE), ADA COMPLIANT	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	H	ELEVATOR CAB UPGRADES	TENANT	OWNER	T.I.	ARCH	SHELL
	I	ADDITIONAL ELEVATOR = ONE FREIGHT (1)	OWNER	OWNER	T.I.	ARCH/STRUCT	SHELL

24	RESTROOM CORE CONSTRUCTION
	A	INTERIOR WALLS	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	B	INTERIOR DOORS/FRAMES/HARDWARE, PARTITIONS, ACCESSORIES	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	C	INTERIOR CEILINGS	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	D	FLOOR COVERINGS - CERAMIC TILE	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	E	WALL COVERINGS (CERAMIC TILE ON WET WALLS ONLY; PAINT)	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL

			Design Cost	Construction	Cost	Design	Dwg. Package
		ITEM DESCRIPTION	Responsibility	Responsibility	Type	Responsibility	Where Shown

25	LOBBY CONSTRUCTION
	A	INTERIOR WALLS	TENANT	TENANT	T.I.	(TENANT)	T.I.
	B	INTERIOR DOORS, FRAMES & HARDWARE	TENANT	TENANT	T.I.	(TENANT)	T.I.
	C	INTERIOR CEILINGS	TENANT	TENANT	T.I.	(TENANT)	T.I.
	D	FLOOR COVERINGS	TENANT	TENANT	T.I.	(TENANT)	T.I.
	E	WALL COVERINGS	TENANT	TENANT	T.I.	(TENANT)	T.I.

26	MILLWORK
	A	RESTROOM COUNTERTOPS	OWNER	OWNER	CORE	ARCH	SHELL
	B	BALANCE T.I. CASEWORK & MILLWORK	TENANT	TENANT	T.I.	(TENANT)	T.I.

27	OVERHEAD FIRE SPRINKLER SYSTEM
	A	RISER AND MAIN DRAIN PIPING	OWNER	OWNER	SHELL	FIRE	SHELL
	B	OVERHEAD PIPING AND HEADS (DENSITY - 0.2 GPM / 1,500 SF)	OWNER	OWNER	SHELL	FIRE	SHELL
	C	CEILING DROPS FOR CORE RESTROOM	OWNER	OWNER	CORE	ARCH	SHELL
	D	SPRINKLER HEADS FOR BASE CORE RESTROOMS - FULL HT WALLS	OWNER	OWNER	CORE	ARCH	SHELL
	E	CEILING DROPS T.I.	TENANT	TENANT	T.I.	(TENANT)	T.I.
	F	SPRINKLER HEADS FOR T.I. FULL HT WALLS	TENANT	TENANT	T.I.	(TENANT)	T.I.
	G	SPRINKLER HEADS FOR EXTERIOR SOFFITED AREAS	OWNER	OWNER	SHELL	ARCH/FIRE	SHELL

28	PLUMBING
	A	ROOF DRAINS	OWNER	OWNER	SHELL	ARCH/PLUMB	SHELL
	B	UNDERSLAB SANITARY SEWER GUT LINE (CORE ONLY)	OWNER	OWNER	SHELL	PLUMB	SHELL
	C	TOILET ROOM PLUMBING ROUGH-IN	OWNER	OWNER	CORE	ARCH/PLUMB	SHELL
	D	TOILET ROOM PLUMBING FIXTURES (STANDARD)	OWNER	OWNER	CORE	ARCH	SHELL
	E	ROUGH-IN FOR ALL OTHER UNDERSLAB PLUMBING	TENANT	TENANT	T.I.	(TENANT)	TBD
	F	PLUMBING FOR OTHER INTERIOR ITEMS	TENANT	TENANT	T.I.	(TENANT)	T.I.
	G	BASE HVAC SYSTEM ROOFTOP CONDENSATE PIPING	OWNER	OWNER	CORE	HVAC/PLUMB	SHELL
	H	PROCESS PIPING	TENANT	TENANT	T.I.	(TENANT)	T.I.

29	HVAC SYSTEMS
	A	HVAC SYSTEM HEATING / COOLING EQUIPMENT (BASE SYSTEM)	OWNER	OWNER	CORE	HVAC	SHELL
	B	PENETRATION FOR VERTICAL DUCT FROM UNIT TO 1ST FLOOR	OWNER	OWNER	CORE	ARCH/STRUCT	SHELL
	C	HORIZONTAL DUCT DISTRIBUTION FROM RISER	TENANT	TENANT	T.I.	(TENANT)	T.I.
	D	INTERFACE CARD FOR HVAC UNITS TO OPERATE WITH TENANT BMS	TENANT	TENANT	T.I.	(TENANT)	T.I.
	E	HVAC SYSTEM CONTROLS, BMS SYSTEM	TENANT	TENANT	T.I.	(TENANT)	T.I.
	F	HVAC SYSTEM BALANCING	TENANT	TENANT	T.I.	(TENANT)	T.I.
	G	DISTRIBUTION FOR RESTROOM CORE HVAC	TENANT	TENANT	T.I.	(TENANT)	T.I.

			Design Cost	Construction	Cost	Design	Dwg. Package
		ITEM DESCRIPTION	Responsibility	Responsibility	Type	Responsibility	Where Shown
30	ELECTRICAL & DATA
	A	SITE ELECTRICAL (SEE #13)
	B	U.G. PULL SECTION; HOUSE PANEL; TENANT METER SECTIONS	OWNER	OWNER	SHELL	ELEC	TBD
	C	DISTRIBUTION SECTION (ONLY FOR HVAC UNITS & ELEVATOR)	OWNER	OWNER	CORE	ELEC	SHELL
	D	INTENTIONALLY DELETED	N/A	N/A	N/A	N/A	N/A
	E	LIGHT FIXTURES FOR TOILET CORE & STAIRWELLS	OWNER	OWNER	CORE	ELEC	SHELL
	F	POWER FOR TOILET CORE & STAIRWELLS (COORD. W/T.I.)	TENANT	TENANT	T.I.	ELEC	TBD
	G	INTERIOR POWER DISTRIBUTION/SUB-PANELS & TRANSFORMERS	TENANT	TENANT	T.I.	ELEC	T.I.
	H	TELEPHONE & DATA CABLING	TENANT	TENANT	T.I.	ELEC	T.I.
	I	PAGING SYSTEMS	TENANT	TENANT	T.I.	ELEC	T.I.
	J	SECURITY SYSTEMS	TENANT	TENANT	T.I.	ELEC	T.I.
	K	FIRE ALARM SYSTEMS (RISER & PIV MONITORING ONLY)	OWNER	OWNER	SHELL	ELEC	SHELL
	L	SPECIAL GROUNDING REQUIREMENTS	TENANT	TENANT	T.I.	ELEC	T.I.
	M	ELEVATOR & HVAC POWER	OWNER	OWNER	CORE	ELEC	SHELL

31	SPECIAL INSPECTION COSTS
	A	SHELL ITEMS	OWNER	OWNER	SHELL	N/A	N/A
	B	CORE ITEMS	OWNER	OWNER	CORE	N/A	N/A
	C	T.I. ITEMS	TENANT	TENANT	T.I.	N/A	N/A

32	G.C., SUPERVISION, CLEAN-UP & OTHER JOB OVERHEAD COSTS
	A	SHELL ITEMS	OWNER	OWNER	SHELL	N/A	N/A
	B	CORE ITEMS	OWNER	OWNER	CORE	N/A	N/A
	C	T.I. ITEMS	TENANT	TENANT	T.I.	N/A	N/A

33	PLAN CHECK AND BUILDING PERMIT FEES
	A	PLAN CHECK & BUILDING PERMIT FEES - SHELL VALUE	OWNER	OWNER	SHELL	N/A	N/A
	B	PLAN CHECK & BUILDING PERMIT FEES - CORE VALUE	OWNER	OWNER	CORE	N/A	N/A
	C	PLAN CHECK & BUILDING PERMIT FEES - TENANT DRAWINGS	TENANT	TENANT	T.I.	N/A	N/A
	D	FIRE DEPARTMENT PLAN CHECK FEES - SHELL	OWNER	OWNER	SHELL	N/A	N/A
	E	FIRE DEPARTMENT PLAN CHECK FEES - CORE	OWNER	OWNER	CORE	N/A	N/A
	F	FIRE DEPARTMENT PLAN CHECK FEES - T.I.	TENANT	TENANT	T.I.	N/A	N/A

34	MISCELLANEOUS FEES
	A	SANITARY, STORM SEWER SHELL FEES	OWNER	OWNER	SHELL	N/A	N/A
	B	UTILITY SHELL FEES (GAS; ELEC.; DOM. WATER; FIRE WATER)	OWNER	OWNER	SHELL	N/A	N/A
	C	UTILITY/ PLANT FEES ASSOC. W/ T.I. PLUMBING	TENANT	TENANT	T.I.	N/A	N/A
	D	SCHOOL FEE - SHELL (OFFICE OCCUPANCY)	OWNER	OWNER	SHELL	N/A	N/A
	E	TRAFFIC FEE - SHELL (OFFICE OCCUPANCY)	OWNER	OWNER	SHELL	N/A	N/A
	F	HOUSING FEE - SHELL (OFFICE OCCUPANCY)	OWNER	OWNER	SHELL	N/A	N/A

			Design Cost	Construction	Cost	Design	Dwg. Package
		ITEM DESCRIPTION	Responsibility	Responsibility	Type	Responsibility	Where Shown
	G	SCHOOL, TRAFFIC, HOUSING, OTHER FEES (SPECIAL TI OCCUPANCY)	TENANT	TENANT	T.I.	N/A	N/A

35	DRAWING PACKAGE DESIGN FEES
	A	SHELL COST ITEMS (INCLUDING ARCH., STRUCT., MEP ENG.)	OWNER	OWNER	SHELL	N/A	N/A
	B	CORE COST ITEMS (INCLUDING ARCH., STRUCT., MEP ENG.)	OWNER	OWNER	CORE	N/A	N/A
	C	T.I. COST ITEMS	TENANT	TENANT	T.I.	N/A	N/A

ABBREVIATIONS USED:

			(TENANT)	=	TENANT DESIGNATED CONSULTANT
			ARBO	=	ARBORIST
			ARCH	=	ARCHITECT
			BLDG	=	BUILDING
			CIVIL	=	CIVIL ENGINEER
			CONST.	=	CONSTRUCTION
			CORE	=	CORE ITEM
			ELEC	=	ELECTRICAL ENGINEER
			FIRE	=	FIRE SPRINKLER ENGINEER
			HVAC	=	HEATING VENTING & AIR-COND. ENGR
			LAND	=	LANDSCAPE ARCHITECT
			N/A	=	NOT APPLICABLE
			P.L.	=	PROPERTY LINE
			PLUMB	=	PLUMBING MECHANICAL ENGINEER
			SHARED	=	COST SHARED 50/50 - TENANT/OWNER
			SOIL	=	GEOTECNICAL ENGINEER
			SOUND	=	SOUND ENGINEER
			STRUCT	=	STRUCTURAL ENGINEER
			TEMP.	=	TEMPORARY
			T.I.	=	TENANT IMPROVEMENT
			TBD	=	TO BE DETERMINED

			ARCH/CIVIL	=	ARCH AND CIVIL (TYPICAL)

Attachment 2 to Exhibit D
MILESTONE SCHEDULE
In the event of any conflict between this Schedule and the Lease/Work Letter, the Lease/Work letter shall control.

Milestone	Target Date (Estimated, Non-binding)	Milestone Date
1. Landlord’s delivery of Base Building Construction Drawings to Tenant. (Exhibit D, Section 2.1)	October 27, 2017	Within 30 days after the Effective Date
2. Tenant’s Project Manager. (Exhibit D, Section 2.3)	November 27, 2017	Within 60 days after the Effective Date
3. Tenant’s delivery of Space Plan to Landlord. (Exhibit D, Section 3.3(a))	February 26, 2018	No later than 120 days after Landlord delivers Base Building Construction Drawings
4. Landlord’s comments to or approval of Tenant’s Space Plan. (Exhibit D, Section 3.3 (a))	March 12, 2018	Within 15 Business Days after Landlord’s receipt of Tenant’s Space Plan
5. Tenant’s delivery of Tenant Improvement Plans to Landlord. (Exhibit D, Section 3.3(b))	July 25, 2018	No later than 270 days after Landlord delivers Base Building Construction Drawings
6. Landlord’s approval of Tenant Improvement Plans. (Exhibit D, Section 3.3 (b))	August 22, 2018	Within 20 Business Days after Landlord’s receipt of Tenant Improvement Plans
7. Landlord to use reasonable efforts to complete installation of communications vault and conduit from MPOE to Premises.	October 9, 2018 (estimate)	At least 90 days prior to the Actual Access Date
8. Landlord’s notice of Actual Access Date to Tenant. (Exhibit D, Section 2.4(a))	December 8, 2018 (estimate)	At least 30 days prior to Actual Access Date
9. Scheduled Access Date. (Article 1 and Exhibit D, Section 2.4(a))	January 7, 2019	Subject to change as set forth in Exhibit D, Section 2.5
10. Tenant’s delivery of evidence of insurance. (Section 10.6, 14.2 and Exhibit D, Section 2.4(b))	January 7, 2019 (estimate)	As of the Actual Access Date

Milestone	Target Date (Estimated, Non-binding)	Milestone Date
11. Substantial Completion – Base Building Work. (Exhibit D, Section 2.7)	March 1, 2019
12. Landlord’s completion of Punch List. (Exhibit D, Section 2.8)	May 30, 2019	Within 90 days after Substantial Completion of Base Building Work
13. Initial Disbursement of Tenant Improvement Allowance. (Exhibit D, Section 5.4, 5.5 and 5.6)		Subject to Tenant’s fulfillment of all requirements set forth in Exhibit D, Section 5.4, 5.5 and 5.6
14. Final Disbursement of Tenant Improvement Allowance. (Exhibit D, Section 5.7)		Subject to Tenant’s fulfillment of all requirements set forth in Exhibit D, Section 5.7
15. Tenant’s anticipated occupancy. (Exhibit D, Section 4.1(c))	September 4, 2019 (estimate)	240 days after Actual Access Date Tenant shall deliver items required under Section 13.2 and any other relevant sections
16. Commencement Date. (Articles 1 and 5)	September 4, 2019 (estimate)
The earlier of (a) Tenant’s occupancy of the Premises for the conduct of business, and (b) 240 days after the Actual Access Date as defined in the Lease, but in no event earlier than the date which Landlord achieves Substantial Completion of the Base Building Work.

17. Abated Rent period ends. (Article 1 and Section 6.2)	October 3, 2019	Base Rent (but not Additional Rent) shall be abated for a total of 1 full calendar month after the Commencement Date, subject to Section 4.1.
18. Expiration of Tenant Improvement Allowance. (Exhibit D, Section 5.1)	January 7, 2020 (estimate)	1st Anniversary of the Actual Access Date

Milestone	Target Date (Estimated, Non-binding)	Milestone Date
19. Tenant’s Failure to Achieve Occupancy (Exhibit D, Section 4.1(c))	September 4, 2020	Landlord shall have the right to terminate the Lease if Tenant does not achieve occupancy by the first anniversary of the Commencement Date, subject to Tenant’s Unavoidable Delays.

Attachment 3 to Exhibit D
ACCEPTANCE FORM
This Acceptance Form is executed with reference to that certain Lease dated as of _______________, 201_ by and between by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Landlord”), and _______________________________________ (“Tenant”). Terms defined in the Lease and the exhibits thereto shall have the same meaning when used herein.
Tenant hereby certifies to Landlord that Tenant has inspected the Premises as of _________ (the “Date of Substantial Completion Inspection”) and that the Base Building Work is Substantially Complete except only for Punch List Items listed in Base Building Architect’s Certificate of Substantial Completion as supplemented by the Tenant’s punch list for the Tenant Improvement Work showing the Punch List Items a copy of which is attached hereto. Tenant further acknowledges that Tenant hereby accepts the Premises in its existing AS-IS condition, in accordance with and subject to the provisions of the Lease, and subject only to the completion of any Punch List Items.
The person executing this Acceptance Form on behalf of Tenant represents and warrants to Landlord that such person is duly authorized to execute this Acceptance Form and that this Acceptance Form has been duly authorized, executed and delivered on behalf of Tenant.
THIS ACCEPTANCE FORM is executed by Tenant as of the Date of Inspection.

TENANT

By:
Its:

By:
Its:

Attachment 4 to Exhibit D
TENANT’S CONSTRUCTION DRAW CERTIFICATION

General Contractor:

Design Architect:

1. Original Contract Amount:	$__________
2. Additions to Contract:	$__________
3. Deductions from Contract:	$__________
4. Adjusted Amount of Contract:	$__________
5. Total Completed or Stored to Date:	$__________
6. Total Retainage:	$__________
7. Total Earned Less Retainage:	$__________
8. Previous Payments:	$__________
9. Current Payment Due:	$__________

TENANT CERTIFICATION
To induce Landlord to disburse proceeds of the Tenant Improvement Work pursuant to the Lease, Tenant hereby certifies to Landlord as follows:
A.    The amount shown on Line 9 above as Current Payment Due is the actual amount presently payable to the General Contractor.
B.    No Event of Default presently exists.
C.    Tenant has no knowledge of and has received no notices of liens or claims of lien either filed or threatened against the premises, except:

D.    All amounts shown on Line 8 above and in the column entitled “Previous Payments” in the Disbursement Request Summary for this Draw Request have been paid by Tenant.

E.    Tenant approves all work and materials for which payment is due (as shown on Line 9 above) and confirms that to Tenant’s knowledge and belief such work and materials conform with the Tenant Improvement Plans, as defined in the Lease, as they may be modified by written change orders in compliance with the requirements of the Lease.
F.    The following list identifies those change order requests or proposals which have been submitted by the Tenant Improvement Contractor but are pending approval:

G.    All permits, approvals and authorizations required by all governmental authorities for the work covered by this draw request, the work which was the subject of previous draw requests, and the work that is currently ongoing have been obtained.
H.    Approximately ____% of the Tenant Improvement Work has been completed as of this date.

TENANT:

By:
Its:
Date:

PAYMENT REQUEST
(Attached to and forming a part of Tenant’s Construction Draw Certification)
DISBURSEMENT NO. __________
DATE: _______________

Item No.	Description	Original Estimate	Revised Estimate Date	Disbursed to Date	This Request	Total Disbursed	% Est. Disb.	% Comp

Total:
Contingencies Reserve:
Total Funds Available:

Attachment 5 to Exhibit D
CONTRACTOR’S CONSTRUCTION DRAW CERTIFICATION

Project Name:
Date:
Location:
Draw No.

Landlord: The Board of Trustees of the Leland Stanford Junior University

Tenant:

General Contractor:

Design Architect:

1.	Original Contract Amount	$

2.	Additions to Contract	$

3.	Deductions from Contract	$

4.	Adjusted Amount of Contract	$

5.	Total Completed or Stored to Date	$

6.	Total Retainage	$

7.	Total Earned Less Retainage	$

8.	Previous Payments	$

9.	Current Payment Due	$
GENERAL CONTRACTOR CERTIFICATION
To induce Landlord to make a disbursement of the Tenant Improvement Allowance pursuant to its Lease with Tenant, the undersigned (General Contractor) certifies to Landlord as follows:
(a)    The information contained in all documents and supporting papers prepared or signed by General Contractor and submitted to Landlord are true and correct.

(b)    The amount shown on Line 9 of the Draw Request Certification is the amount presently due and payable under the contract with Tenant.
(c)    The amount shown on Line 8 of the Draw Request Certification has been received by the General Contractor and applied to the amount due under the contract with Tenant.
(d)    All work performed to date conforms with the contract with Tenant and the Plans and Specifications prepared and coordinated by the Design Architect.
(e)    There have been no change orders to the contract, proposed or approved, except:                                         .
(f)    All subcontracted items and material/equipment items are shown in the Application for Payment breakdown accompanying this Draw Request.
(g)    All subcontractors and materialmen have been paid all amounts due to them to date, as described in Line 8 above.

By:
Its:

Attachment 6 to Exhibit D
FORM OF QUARTERLY REPORTS
[Stanford Letterhead]

Date:	[DUE DATE]

To:	Jazz Pharmaceuticals, Inc.

From:	[XXX, Stanford Real Estate Group]

Re:	Commercial Lease dated September 22, 2017 (“Lease”) by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Landlord”) and JAZZ PHARMACEUTICALS, INC. (“Tenant”)

Quarterly Financial Reporting - 3181 Porter Drive, Palo Alto, California:

Estimated Landlord Costs incurred through [QUARTER END]	$[X.X Million]
Estimated Total Budget of Landlord Costs as of [QUARTER END]	$[X.X Million]

OR:

Final Financial Reporting - 3181 Porter Drive, Palo Alto, California:

Total Landlord Costs incurred through completion: $[XX,XXX,XXX]

[NOTE: LANDLORD TO FORMAT NUMBERS AS DESCRIBED ABOVE, EXCEPT FINAL REPORT WILL INCLUDE NUMBERS TO THE THOUSANDS.]

Attachment 7 to Exhibit D
LANDLORD’S COSTS

Included in Landlord’s Costs:

•    Landlord’s costs for Base Building Work as described in Attachment 1 to Exhibit D of the Lease. [Attachment 1 is comprised of Attachment 1A (Base Building Work Description) and Attachment 1B (Construction Responsibility Matrix). The Base Building Work consists of (a) the Shell Components, (b) the Core Components, and (c) the Common Area Improvements.]

•    Landlord’s property tax and insurance during construction

•    Landlord’s project and contract management costs

Excluded from Landlord’s Costs:

•    Leasing commissions and marketing/promotion costs paid in connection with the Lease

•    Interest expense and finance charges

•    Legal fees related to the Lease

•    Tenant Improvement Allowance and Tenant reimbursements

•    Litigation

EXHIBIT E

NOTICE OF LEASE TERMINATION

Recording Requested by and
When Recorded, Return to:
The Board of Trustees of the Leland
Stanford Junior University
Land, Buildings and Real Estate
3160 Porter Drive, Suite 200
Palo Alto, CA 94304
Attn: Managing Director, Real Estate

Space above this line for Recorder’s use)

NOTICE OF LEASE TERMINATION

The Board of Trustees of the Leland Stanford Junior University (“Landlord”) and ________________, a ________________ (“Tenant”), entered into that certain Commercial Lease dated as of September 22, 2017 (the “Lease”).

Pursuant to the Lease, Landlord leased to Tenant, and Tenant leased from Landlord, that certain property commonly known as 3181 Porter Drive, Palo Alto, California 94304 described on the attached Exhibit A. By signing below, Tenant certifies that the Lease expired pursuant to its terms on ____________, 20__.

TENANT:

__________________________,
a _____________________

By: ________________________

Its: ________________________

[ACKNOWLEDGEMENT AND EXHIBIT A TO BE ATTACHED]

EXHIBIT F
RULES AND REGULATIONS
Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.
1.Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed). Tenant shall bear the cost of any lock changes or repairs required by Tenant. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.
2.Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.
3.The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 8 and 9.1 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.
4.Tenant shall not overload the floor of the Premises or deface the Premises, without Landlord’s prior consent.
5.Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machines or machines other than typical office machines, including computers, shall be installed, maintained or operated in the Premises without Landlord’s prior consent.
6.Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.
7.Tenant shall store all its trash and garbage inside the Premises or in areas designated by Landlord for such storage in the Common Area. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.
8.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

9.Tenant must comply with the State of California “No‑Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No‑Smoking” ordinance that is not superseded by such law.

Schedule 9.8

Additional Equipment

1.
Additional Equipment. Landlord and Tenant acknowledge and agree that during the Term of this Lease, Tenant shall be permitted to access, install, replace, remove, operate and maintain the following equipment (the “Additional Equipment”) subject to the provisions of this Schedule 9.8:

(a)a backup generator and related appurtenances (collectively, the "Generator Equipment"), such Generator Equipment to be located within an enclosed equipment area (the "Generator Equipment Area") as designated by Landlord; and
(b)a satellite antenna not exceeding three (3) feet in height or microwave dish not exceeding two (2) feet in diameter (the "Antenna") on the rooftop of the Building at a location reasonably determined by Landlord (the “Rooftop Equipment Area”), including the cabling and connecting equipment (collectively, the "Connecting Equipment" and, together with the Antenna, the "Rooftop Equipment").

2.
Design Considerations. The Additional Equipment shall be properly screened from view for aesthetic reasons, and must not be visible from street level. Tenant, at Tenant's sole cost and expense, shall install and maintain such fencing and other protective equipment and/or visual screening on or about the Additional Equipment as Landlord may reasonably determine. The Additional Equipment shall be clearly marked to show the name, address, telephone number of the person to contact in case of emergency.

3.
Approval of Plans. Prior to the commencement of any work in relation to the Additional Equipment, Tenant shall, at its sole cost and expense, prepare and deliver to Landlord construction drawings and specifications, detailing the location and size of the Additional Equipment and specifically describing the proposed construction and work. No such work shall commence until Landlord has given its written consent to the applicable location, construction or installation drawings, which consent shall not be unreasonably withheld or delayed. In no event shall Landlord’s consent be deemed a representation that the Additional Equipment will not cause interference with other systems in the Building or that the work shown on Tenant’s drawings complies with Applicable Laws.

4.
Disturbance of Existing Surfaces. Tenant shall in no event cut, drill, or bore through any structural components of the Building, and shall patch, fill and cover with approved materials to match surrounding surfaces wherever Tenant has cut, drilled or bored in the Building or Common Area with Landlord’s prior written consent. Landlord reserves the right to require that Tenant use construction contractors of Landlord’s choice whenever Tenant cuts, drills or bores into the Building’s or Common Area’s existing surfaces, all at Tenant’s sole cost and expense.

5.
Manner of Construction. Tenant agrees that installation and construction of the Additional Equipment shall be performed in accordance by licensed contractors approved by Landlord and otherwise in accordance with Article 10 of this Lease. Tenant shall ensure that the Additional Equipment is secured firmly to the Building or Common Area, where applicable, and engineered to withstand reasonably anticipated winds, storms and earth movements, as applicable. Tenant shall, at its sole cost and expense, repair or refinish any surface of the Building or Common

Area that is damaged by or during the installation of the Additional Equipment. If Tenant fails to repair or refinish any such damage within ten (10) Business Days following notice from Landlord (or three (3) Business Days if such failure impacts other tenants of the Property), Landlord may, in its sole discretion, repair or refinish such damage and Tenant shall reimburse Landlord for all costs and expenses incurred in such repair or refinishing.

6.
Permits and Licenses. Tenant shall obtain, at its sole cost and expense, prior to construction and work, all permits, licenses, approvals, zoning variances and the like, as necessary to install and operate the Additional Equipment, including but not limited to approvals from the Federal Communications Commission, Federal Aviation Administration, and state and local entities having jurisdiction (“Governmental Approvals”). Copies of all Governmental Approvals shall be delivered to Landlord prior to commencement of construction and work. The Additional Equipment and Tenant’s use, operation and maintenance thereof shall comply with all Applicable Laws (including OSHA requirements, applicable building and fire codes and any required conditional use permit). Landlord makes no representation that any such Laws permit such installation and operation, and Tenant shall be solely responsible to determine the feasibility and legality of installing the Additional Equipment.

7.
No Interference. Tenant shall not during construction or otherwise, in Landlord’s sole judgment, in any way obstruct access to any portion of the Property by Landlord or other tenants or licensees of Landlord or any other occupant of the Property. If such conditions shall occur, Tenant shall take corrective action as promptly as feasible, but in no event more than twenty-four (24) hours following notice by Landlord of such conditions. Tenant shall not use the Additional Equipment in any way which interferes with the use of the Property by Landlord, or other tenants or licensees of Landlord. Such interference shall be deemed a material breach by the Tenant under this Lease, and Tenant shall, within five (5) days of written notice from Landlord, be responsible for terminating said interference. In the event any such interference does not cease within five (5) days of Landlord's written notice, Tenant acknowledges that continuing interference may cause irreparable injury and Tenant shall immediately cease all operation of the applicable Additional Equipment.

8.
Changes. Tenant may only amend the drawings and specifications approved by Landlord, or modify the Additional Equipment as installed, with Landlord’s prior written consent, which consent shall not unreasonably be conditioned, withheld or delayed. Following Landlord’s consent to such amendments, all terms and conditions of this Schedule 9.8 shall apply.

9.
Utilities. Landlord shall have no responsibility and shall not be obligated to provide any utilities, including, but not limited to, electricity or other power for the operation of the Additional Equipment. If Landlord elects not to provide such utilities, Tenant shall procure utility services to be used in connection with the Additional Equipment with the appropriate local utility companies, which arrangements, other than the cost and expense, shall be subject to the prior written approval of Landlord which approval shall not unreasonably be conditioned, withheld or delayed. Tenant shall pay for the cost of all utility services in connection with the Additional Equipment, or shall reimburse Landlord for the cost of any such services that are not separately metered.

10.
Insurance; Maintenance. Tenant shall be responsible for insuring the Additional Equipment pursuant to Article 14 of this Lease and Landlord shall have no responsibility therefor. Tenant shall be solely responsible for and shall pay all costs, expenses and taxes incurred in connection with the ownership, installation, operation, maintenance, use and removal of the Additional Equipment and the appurtenant equipment located in or on the Building, including all installation or “hook-up” costs. Tenant shall keep and maintain the Additional Equipment in good condition and repair, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, in accordance with the applicable provisions of Section 9.3 of this Lease, and to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage (and replacing any property so damaged) caused by Tenant or any of Tenant's Agents. Tenant's repair responsibilities shall include the requirement that Tenant keep in full force and effect, during the Term of the Lease, a contract for preventative maintenance meeting, at a minimum, the manufacturer's recommended standards of service. Tenant shall promptly repair any damage to the Building or the Property caused by Tenant or the use, operation, repair, maintenance, or alteration of the Additional Equipment.

11.
Health Hazard. If Landlord, in its reasonable judgment, believes that any Additional Equipment poses a human health or environmental hazard that cannot be remediated or has not been remediated within ten (10) days after Tenant has been notified thereof, then Tenant shall immediately cease all operation of such Additional Equipment. To the best of Tenant's knowledge, Tenant represents to Landlord that the use of the Additional Equipment will not pose a human health or environmental hazard.

12.
Books and Records. Tenant shall maintain all reports, inventory and other records, test results, permits and all other data and information required under Applicable Laws for the installation, use and operation of the Additional Equipment, and upon request of Landlord, shall provide a copy of all such reports, records, test results and other information without cost or expense to Landlord.

13.
Removal. Upon termination of the Lease by expiration of time or otherwise, Tenant, at its sole cost and expense, shall remove the Additional Equipment and shall restore the Property to its condition existing prior to the installation of the Additional Equipment, ordinary wear and tear excepted. Tenant shall further repair, at its sole cost and expense, any damage or destruction caused by the removal of the Additional Equipment. Restoration and repair required to be performed by Tenant shall be completed under the supervision of a representative of Landlord at such time and in such manner that is reasonably satisfactory to Landlord. Landlord, at Landlord’s option, exercised by written notice given to Tenant, shall have the right to perform any repairs, removal and restoration required hereunder at Tenant’s sole cost and expense and such expense shall be reimbursed to Landlord promptly upon demand by Landlord. Notwithstanding anything contained herein, Tenant shall not remove, and shall not be reimbursed for the cost of, any Additional Equipment which is affixed to, embedded in or permanently attached in or to the Building, including, but not limited to, cables and other wiring, unless Landlord directs otherwise.

14.
Limitation of Liability; Indemnity. Neither Landlord nor the Landlord Parties shall be liable or responsible to Tenant for (a) any loss or damage to the Additional Equipment (b) interference with Tenant’s operations or any loss of business or profits or (c) any interference with Tenant’s operation of the Additional Equipment caused by Landlord’s repair, maintenance or replacement of any structural elements of the Building (including the roof), except in each case to the extent arising out of Landlord’s or Landlord’s Agents’ gross negligence or willful misconduct. Landlord shall be entitled to suspend operation of any Additional Equipment temporarily if such temporarily suspended operation is reasonably necessary for the performance of Landlord’s repair, maintenance or replacement activities. Tenant hereby agrees to indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, costs, damages, expenses and liabilities (including reasonable attorneys' fees) arising out of or related to the installation, operation, use, maintenance or removal of the Additional Equipment, except to the extent arising out of Landlord’s or Landlord’s Agents’ Active Negligence or willful misconduct.

15.
No Assignment. Tenant may not assign, lease, rent, sublet or otherwise transfer any of its interest in the Additional Equipment except together with the remainder of all of the Premises in accordance with Article 15 of this Lease.

16.
Termination of Lease. If this Lease terminates or expires for any reason, Tenant's rights with respect to the Additional Equipment shall also terminate concurrently therewith unless otherwise agreed in writing by Landlord in its sole and absolute discretion.

17.	Provisions Applicable to Generator Equipment:
a.The Generator Equipment shall not cause excessive noise or unreasonably disturb other occupants of the Property and, in the event the Generator Equipment is unreasonably noisy or unreasonably disturbs other occupants of the Property, then such noise and/or disturbance shall be deemed an interference with Landlord’s use of the Property that must be eliminated within five (5) days after written notice from Landlord, as provided above.
b.If requested by Landlord, Tenant shall obtain for the benefit of Landlord a separate policy of environmental insurance to provide coverage against any and all damage to property or injury or death to persons as a result of the Generator Equipment, and Tenant shall provide written evidence of such coverage within ten (10) days after request by Landlord.

18.	Provisions Applicable to Rooftop Equipment:
a.The Rooftop Equipment shall be used and operated solely by Tenant.
b.The Antenna may not protrude above a height equal to the highest point of the Building structure. The weight of the Rooftop Equipment shall not exceed the load limits of the Building. Use of a non-penetrating load frame mount with ballast will ordinarily be used for any Rooftop Equipment, although a penetrating mount may be approved by Landlord on a case-by-case basis. Tenant shall use only non-rusting hardware with respect to the installation of the Rooftop Equipment, such as stainless steel or hot-dipped galvanized bolts, nuts, washers and clamps.
c.Tenant, at Tenant's sole cost and expense, shall be responsible for any modifications to the rooftop, risers, utility areas or other facilities or portions of the Building which may be necessary to accommodate the Rooftop Equipment.
d.It is expressly understood that Landlord retains the right to use the roof of the Building for any purpose whatsoever (including granting rights to third parties to utilize any portion of the roof not utilized by Tenant).
e.Tenant covenants and agrees that the Rooftop Equipment (i) shall not cause or create any unreasonable interference with the operation or use by any occupant of the Property whatsoever, of other transmitting and receiving devices, antennae, televisions, radios and stereo equipment in place as of the date of installation of the Rooftop Equipment, (ii) shall comply with all non-interference rules of the Federal Communications Commission ("FCC") and (iii) shall not preclude the installation and operation by other tenants of the Property of similar equipment on their buildings or create any interference with the operation, access to, or the servicing of, the Building’s HVAC equipment. If in the future equipment is installed at the Property which interferes with the operation of the Rooftop Equipment, Tenant agrees to reasonably cooperate with such other user to resolve such interference in a mutually acceptable manner, subject to and in accordance with the rules of the FCC. If any testing, sampling or disclosures relating to the Rooftop Equipment are required to satisfy OSHA or other governmental agencies (including for radio frequency [RF] or electromagnetic field [EMF] emissions), Tenant shall pay the costs of any such required tests and studies (or its prorata share thereof if the cost is properly shared by other rooftop users). Landlord shall have no liability or responsibility for the maintenance or compliance with laws of any towers, antennas or structures, including, without limitation, compliance with Part 17 of the FCC Rules.
f.Tenant shall promptly pay all taxes and license fees imposed by any federal, state or local governmental agency or authority in connection with the installation, operation and maintenance of the Rooftop Equipment.
g.Tenant understands and agrees that the structural integrity of the load bearing capability of the roof of the Building, the moisture resistance of the Building membrane, and the ability of Landlord to use all parts of the Property are of critical importance to Landlord. Tenant, therefore, agrees that the specifications and drawings that it will provide shall be of sufficient specificity to ensure that these concerns are addressed, and Tenant further agrees and commits that the actual installation of the Rooftop Equipment shall be in accordance with those approved specifications and drawings. Tenant warrants that the installation of the Rooftop Equipment shall not impair, adversely affect, or void any roofing warranty benefiting the Building. No manner of construction will be approved if it has the effect of impairing the Building’s existing roof warranty.
h.Tenant shall secure the approval of Landlord’s fire insurance underwriter prior to installation of any Rooftop Equipment, shall provide copies of the same to Landlord and shall comply with all requirements issued by said fire insurance underwriter. Landlord shall cooperate with Tenant in attempting to obtain the approval of Landlord's fire insurance underwriter and shall submit such documentation to the underwriter as Tenant may reasonably request. Tenant shall provide all installation specifications and drawings required for the securing of said approvals.
i.Landlord agrees that Tenant’s authorized representatives and contractors shall have reasonable access to the rooftop of the Building for the purposes of installing, maintaining, operating and repairing the Rooftop Equipment. Only authorized engineers, employees or properly authorized contractors, subcontractors, and agents of Tenant, other authorized regulatory inspectors, or persons under their direct supervision and control will be permitted to enter the Building, and only upon conditions set forth herein. In exercising its right of access to the roof, Tenant agrees to cooperate and comply with any reasonable security procedures, access requirements and rules and regulations utilized by Landlord for the Building and further agrees not to unduly disturb or interfere with the business or other activities of Landlord or of other tenants or occupants of the Property.

j.Except in the event of an emergency, Tenant shall give at least twenty-four (24) hours’ notice to Landlord of its intent to enter the rooftop of the Building. At the time that such notice is given, Tenant shall inform Landlord of the identity of contractors who will be accessing the rooftop, the reasons for entry, and the expected duration of the work to be performed. In the event of an emergency, Tenant shall give to Landlord as much advance notice as reasonably possible of its intent to enter the rooftop and, within twenty-four (24) hours following such entry, shall provide to Landlord a written report detailing the nature of such emergency, the corrective actions taken, and other such information as may reasonably be requested by Landlord.
k.Landlord shall have the right, at its option and from time to time, upon not less than thirty (30) days prior notice to Tenant, to relocate the Rooftop Equipment to another location in the Building adequate to afford equivalent service to Tenant. Landlord shall pay the costs of relocation reasonably incurred by Tenant in connection with such substituted location, subject to adequate substantiation of such costs.
l.Landlord shall have the right to terminate Tenant’s rights with respect to the Rooftop Equipment and the Rooftop Equipment Area upon three (3) months prior written notice in the event Landlord determines that (i) Tenant's use unreasonably interferes with an essential Building system or function, which interference cannot be remedied; or (ii) the operation of the Rooftop Equipment unreasonably interferes with the equipment or operations of any of the existing tenants, licensees, or occupants of the Property with prior rights to use rooftop equipment. In connection with such termination, no amounts will be refunded or otherwise paid to Tenant and Tenant shall remain responsible for removing Tenant's Rooftop Equipment and restoring the Building in accordance with the terms hereof.

Schedule 13.1

ENVIRONMENTAL MANAGEMENT PRE-LEASE QUESTIONNAIRE

Company Name:
Jazz Pharmaceuticals, Inc.
Main Address(es) of Proposed Facility:
3181 Porter Drive, Palo Alto, CA 94304
Address of Existing Facility(ies):
3180 Porter Drive, Palo Alto, CA 94304
Contact Name (person who completed this form)/Position:
Ron Malouf
Telephone/Fax/Nos:
650-496-2704; 650-823-6858 (mobile)
Email:
Ronald.malouf@jazzpharma.com
1)    GENERAL INFORMATION:
Please describe the intended activities to be conducted at the proposed facility:

Research and Development of pharmacological products

1a)    Business type: (identify by Subtenant if applicable):
_________________________________________________

X	Administrative/Office	Computer (Software/Hardware)
	Aerospace	Utilities
	Electronics	Transportation
	Biotechnology	(Pharmaceutical
	Medical	Other describe)
Please describe proposed on-site operations. (Indicate whether manufacturing, research, administrative, etc.)

Research and Development administrative functions

1b)	Do you anticipate that future activities conducted at the proposed facility might change significantly
	from initial operations?	YES___ NO_X_	If YES, please describe: ___

2)	CHEMICAL PROCESS OR USAGE:
	Will the intended activities (initial and future) involve chemical process or usage?			YES__ NO X_
If YES, check all that apply:

Product Forming (e.g., plastic extrusion; tableting)
	Painting and Coating		Vehicle Maintenance and Fueling	Cooling
	Photography or Printing		Degreasing/Cleaning	Laboratory
	Warehousing and Distribution		Synthesis	Component
	Electroplating/Metal Finishing		Assembly	Sterilization
	Heating		Machining	Soldering
	Mixing/Compounding/Formulating		Extraction	Research
Other (describe below)

3)    ON-SITE ACTIVITIES:
Will intended operations at the proposed facility involve any of the following (check as appropriate):
YES        NO X     Waste or wastewater discharge
YES        NO X     Emissions of any air contaminant (including asbestos containing material)
YES        NO X     Manufacturing, generation, storage, or use of Hazardous Materials or Waste
YES        NO X     Installation of aboveground or underground storage tanks
If the response is NO to all of the questions in Section 3, go to Question 5. Otherwise, continue to Question 4.

4)    PERMITS AND REGULATIONS:
Please check all that apply or will apply for and/or at the intended facility (identify by Subtenant if applicable).
4a)    Discharge:

National Pollutant Discharge Elimination System (NPDES) point source type discharge permit
NPDES general storm water discharge permit
Sanitation System/Publicly-Owned Treatment Works (POTW) discharge permit
Other

Briefly describe source of waste stream, constituents of waste stream, estimated volume/day gallons, and permitting agency:

Has your existing facility been out of compliance within the last 5 years with regard to the above (4a)?
YES __ NO __ If you answered YES, attach a brief summary.
Has the compliance issue(s) since been resolved? YES___ NO___     If you answered NO, attach a brief summary.
4b)    Emissions:
_____Bay Area Air Quality Management District (BAAQMD) air permit
Would the air permit be required for any of the following air contaminants:

Volatile Organic Compounds	Sulfur Dioxide	Carbon Monoxide
Lead	Nitrogen Oxides	Particulate Matter
Removal of Asbestos-Containing Material	Hazardous air pollutants listed under Section 112 of the federal Clean Air Act	Toxic air contaminants regulated by the California Air Resources Board
Other
Has your existing facility been out of compliance within the last 5 years with regard to the above (4b)?

YES___    NO___ If you answered YES, attach a brief summary.
Has the compliance issue(s) since been resolved?    YES___     NO___     If you answered NO, attach a brief summary.
4c)    Hazardous Materials Use, Storage, and Production:

Hazardous Materials Business Plan
Above‑ground storage tank (AGST) permit
Underground storage tank (UST) permit
Other

List hazardous material type (i.e. solvents, gases, acids, fuels, etc.); estimated volume (gallons); and storage type (AGT, UST, drums, etc.):

Has your existing facility been out of compliance within the last 5 years with regard to the above (4c)?

YES	NO	If you answered YES, attach a brief summary.

Has the compliance issue(s) since been resolved?	YES	NO	If you answered NO, attach a
brief summary.

4d)    Hazardous Waste Generation (RCRA or California Code of Regulations, Title 22)

Hazardous Waste Treatment, Storage, or Disposal (TSD) Facility permit
California Code of Regulations, Title 22 Tiered Permit
	check one:		Full	Standard	Permit-By-Rule
			Conditional Authorization	Conditional Exemption	Variance
Other

List waste stream; waste type (RCRA or CA), estimated volume generated/month, and storage method

	Is the ultimate disposal destination of hazardous wases an off-site location?				YES	NO
Identify the proposed location of each Tiered-permitted unit:

Has your existing facility been out of compliance within the last 5 years with regard to the above (4d)?
	YES	NO	If you answered YES, attach a brief summary.
	Has the compliance issue(s) since been resolved?			YES	NO	If you
answered NO, attach a brief summary.
4e)	Uniform Hazardous Material/Waste Registration Form
4f)	Radioactive Storage Permit
4g)	Risk Management Prevention Plan
5)    COMPLIANCE & HAZARDOUS MATERIAL RELEASES AND SPILLS AT EXISTING FACILITIES:
5a)    Has your existing facility or company received any of the following regarding environmental matters?

formal complaints	citations from any governmental agencies
environmental claims	odor or other air emission nuisance complaints
notices of violation	cleanup & abatement orders
other:

If you checked any of the above (5a), please describe below:

5b)
Has there ever been an occasion in any existing facility in the past 5 years when a liquid or solid waste material or any fuel or other Hazardous Material was accidentally or intentionally spilled or released? YES ___ NO X

If YES, please check appropriate type(s) and describe below:

____inside facility building     ____on-site/outside facility building    ____off-site/outside of facility

5c)
Has your company ever received any notice or demand in kind from the EPA or any other governmental agency or third party to the effect that the company must contribute to the cost of any Hazardous Material investigation or remediation at or emanating from an existing facility?     YES ___ NO X

If YES, please describe suit in question, appropriate number of PRPs, identity of the primary PRP(s), and any insurance coverage available to the company for the liability.

6)    WORKING CONDITIONS:
Has your company ever been subject to or party to the following (check as appropriate):

YES	___	NO	X
Any citation from any governmental agency (e.g., OSHA) or grievance from a collective bargaining unit for alleged unsafe working conditions at existing facilities or any prior facilities in the last 5 years.

YES	___	NO	X
Any inspection or tests conducted by or at the request of OSHA or a comparable state or federal agency, any employee group, or your company in connection with Hazardous Materials at any existing facility in the last 3 years.

YES	___	NO	X	Any claims by employees for injury due to the work environment at any existing facilities.
YES	___	NO	X
A litigation in which allegations have been made regarding intentional or unintentional releases of air contaminants or Hazardous Materials that allegedly harmed or threatened to harm persons in the vicinity of such a facility.

If you answered YES to any of the above, please attach summary or description.

Will intended operations at the proposed facility have or require the following (check as appropriate):

YES	___	NO	X	Employees’ use of facemasks or other protective equipment.
YES	___	NO	X	Compliance with federal or state work place “hazard communication” standards or other “right-to-know” Laws (such as California Proposition 65 or SARA Title III).
YES	___	NO	X	A training program for employees who work with Hazardous Materials when such materials are present at an existing facility.
YES	___	NO	X	An emergency plan to respond to fires, explosions, or releases of Hazardous Materials.
If you answered YES to any of the above, please attach summary or description.

7)    INSURANCE:
Please check as appropriate:

YES	___	NO	X	“Environmental impairment” insurance will be acquired for the proposed facility.
YES	___	NO	X	An insurance company has refused to cover your existing facility under environmental impairment insurance.
YES	___	NO	X	An insurance company has canceled environmental impairment insurance coverage for your existing facility.
If you answered YES to any of the above, please attach summary or description.

Stanford Real Estate (SRE) reserves the right to request supporting documentation to your responses above prior to, during the term of, or following expiration of your lease with SRE.

Schedule 13.11

3181 Porter Drive
(Formerly 3181/3183 Porter Drive1, 3215 Porter Drive2 and 3221 Porter Drive3, Palo Alto, CA 94304)

1.	Site Clean-up Orders	Lead Agency	Order Number and Date
	3165 Porter Drive	Department of Toxic Substances Control (DTSC)	#HSA 90/91-004
(8/06/1990)

	3215 Porter Drive	Department of Toxic Substances Control (DTSC)	#HSA 88/89-024
(3/24/1989)

	Hillview-Porter (HVP)	Department of Toxic Substances Control (DTSC)	#HSA 88/89-016
(12/09/88)
	Regional Order		[Last amended 6/30/97]

2. Fact Sheets

•	2000-08__ Fact Sheet __ HillviewPorter

•	2004-09__ Fact Sheet __3215 Porter

•	2005-02__Fact Sheet __3165 Porter

3. Public Reports Indices

•	3165 Porter Drive, Reports from 01-15-88 through 03-28-17

•	3215 Porter Drive, Reports from 02-26-87 through 06-08-17

•	Hillview-Porter Parties, Reports from 10-87 through 07-14-17

4. Access Agreements

•	Access Agreements for 3165 Porter

•	1993-11-19__Enviro Access Agr (3165, 3181-3201, 3221 & 3215 Por)__Stanford-Teledyne

•	1993-11-19__Short Form Of Access Agr (3165, 3181-3201, 3221 & 3215 Por)__Stanford-Teledyne

•	1995-02-28__Enviro Access Agr & Work Plan__Stanford-Teledyne

•	1995-02-28__Memo Of Termination Of Temp Access Agr___Stanford - Teledyne

•	1995-02-28__Short Form Access Agr___Stanford – Teledyne

•	Access Agreements for 3215 Porter

•	1992-05-22__Access Agr (3200, 3333, 3350 3240 Hillview, 3215 Por, 1501 Pmr)

•	2006-12-20__Access Agr (3215 Por & Some 1501 Pmr)__Hp-Stanford

•	2009-10-08__Enviro Access Agr (3215 Por)__Hp-Stanford

•	2010-02-10__Assign Of Access Agr Of Trtmnt Plant & Pipeline (3215 Porter)__Hp-Stanford

•	2010-02-10__Remediation Access Agr__Hp-Stanford

•	2010-02-10__Short Form Access Agr 20606980 (Certified By First American Title)__Stanford-Hp

•	2010-02-10__Short Form Access Agr 20606980 (Recorded Copy)__Stanford-Hp

•	2016-05-31__1994-08-12 Access Agr Term Ltr As Of Sept 1 2016__Stanford-3300 Hillview Grp

1 This property is within the Hillview Porter Study Area, and does not have its own site specific order. For further information please visit: http://www.envirostor.dtsc.ca.gov/public/
2 This site is within the HVP and has its own order associated with 3215 Porter. For further information please visit: http://www.envirostor.dtsc.ca.gov/public/
3 This property is within the Hillview Porter Study Area, and does not have its own site specific order. For further information please visit: http://www.envirostor.dtsc.ca.gov/public/

•	Access Agreements for Hillview Porter Region

•	1993-07-01__Access Agr (3215 Por)__Stanford-Hvp

•	1993-07-01__Access Agr For Treatment Plant & Pipeline (3215 Por)__Hp-Hvp

•	1993-07-01__Recorded Memo To Treatment Plant & Pipeline (3215 Por) 13208487__Hp(Grantor)-Hvp

•	1993-07-01__Recorded Memo To Treatment Plant & Pipeline (3215 Por)13208489__Su(Grantor)-Hvp

5. Reports Commissioned by Stanford University
Asbestos Reports for 3181-3183, 3215 & 3221 Porter
3181-3183 Porter

•	2016-08-03__Asbestos and Lead Survey for Planned Demo Project (ACC)

•	2016-11-03__Asbestos Materials Clearance Letter (ACC)

•	2017-03-28__Asbestos Materials Removal Letter (ACC)

•	2017-07-11__Stanford Porter Dr Asbestos Abatement Project Documentation (ACC)

3215 Porter

•	2009-10-27__Asbestos Survey and Evaluation (ProTech)

•	2016-08-02__Asbestos Roofing Survey and Universal Waste Inspection (ACC)

•	2016-11-03__Asbestos Materials Clearance Letter (ACC)

3221 Porter

•	2016-08-02__Asbestos and Lead Survey for the Planned Demo. Project (ACC)

•	2016-11-03__Asbestos Materials Removal PROGRESS Letter (ACC)

•	2017-03-28__Asbestos Materials Removal Letter (ACC)

•	2017-07-11__Stanford Porter Dr Asbestos Abatement Project Documentation (ACC)

Reports prior to 2016 for 3181-3183, 3215 & 3221 Porter
3181-3183 Porter Reports:

•	2011-05-24__Proposal for Phase I and Phase II (AMEC Geomatrix) 2011-09-21__Phase I Environmental Site Assessment (AMEC Geomatrix)

•	2011-10-04__Hazmat Assessment (Bayview)

•	2011-12-23__Phase II Environ. Assessment (AMEC Geomatrix)

3215 Porter Reports:

•	2005-04-19__Soil Vapor and Indoor Air Quality Assessment HP Bldg 15 (SECOR)

•	2008-02-22__Indoor Air Quality Assessment (CH2M Hill)

•	2009-11-09__Letter Report Summarizing Indoor Air Sample Results (AMEC)

3221 Porter Reports:

•	1995-10-06__3221 Porter Drive Sump Removal (Syntex USA, Inc.)

•	1995-11-07__Report of Subsurface Investigation (Syntex USA, Inc.)

•	2011-09-21__Phase I Environmental Site Assessment (AMEC Geomatrix)

•	2011-12-23__Phase II Environmental Site Assessment (AMEC Geomatrix)

•	2012-01-26__Geophysical Survey (NORCAL Geophysical Consultants, Inc.)

•	2015-08-13__Technical Memorandum: Results of Additional Site Characterization (Haley&Aldrich)

Reports since 2016 for Porter Redevelopment [this vendor-based list applies to activities within the three addresses in this project]
Department of Toxic Substances Control (DTSC)

•	2016-06-16__DTSC tentative approval for Pipeline & GWTS

•	2016-07-15__HP Plume Bioremediation Pilot WP Approval

•	2016-07-15__HP Plume GW Reconfiguration WP Approval

•	2016-09-20__DTSC Response to Methane Monitoring

•	2016-10-19__DTSC Comments on Vapor Intrusion Evaluation

•	2016-10-31__Response to the Vapor Intrusion Evaluation Memo

•	2016-12-21__DTSC Memo on Vapor Intrusion Eval at Porter Redev

•	2017-02-23__Email to DTSC Re VIMS Drawings for Porter Redev

Haley Aldrich

•	2016-06-21__Status of Pre-Devel. Investigation Activities

•	2016-07-29__Report on Soil and Soil Vapor Sampling

•	2016-08-02__Stanford Porter Redevelop. Sub-Slab Ventilation System Design

•	2016-08-03__Site Management Plan, Porter Drive Redevelopment

•	2016-08-29__Vapor Intrusion Evaluation, Porter Drive Redevelopment

•	2016-12-16__Addendum to 7_16 Report on Soil and Soil Vapor Sampling

•	2017-03-31__Workplan for Soil Removal for PCBs

•	2017-06-02__Removal of Soil Impacted with Polychlorinated Biphenyls

•	2017-06-09__Transmittal of VIMS Design Drawings

•	2017-07-26__Dieldrin Target Excavation Trucking Letter

•	2017-07-27__Soil Excavation Completion Documentation

6. Reports Commissioned by Other Responsible Parties

•	For 3165 Porter: Teledyne

•	1993-01-27__Final Remedial Action Plan 1 (Harding Lawson)

•	1993-01-27__Final Remedial Action Plan 2 (Harding Lawson)

•	2014-02-13__4th Five-Year Effectiveness Evaluation Review- 12-2008 thru 11-2013 (Stantec)

•	2014-07-03__Rev. 4th Five-Year Effectiveness Evaluation Review - 12-2008 thru 11-2013 (Stantec)

•	2015-11-18__Vapor Intrusion Assessment Work Plan; Teledyne MEC Site (Stantec)

•	2016-05-27__Soil Vapor Assessment Report (Stantec)

•	For 3215 Porter: Hewlett-Packard

•	2007-03-15__Chromium Monitoring Results and Recommendations, Bldg 15 (SECOR)

•	2008-02-28__Chromium Assessment Report, HP Bldg 15 (SECOR)

•	2008-08-28__Chromium Mitigation Plan, HP Bldg 15 (Stantec)

•	2014-02-14__4th Five-Year Remedial Action Status and Effectiveness Eval. Report - Bldg. 15 & 28 (Stantec)

•	2014-07-02__High Resolution Source Area Study Report, Bldg 15 (Stantec)

•	2015-01-20__Rev. Enhanced Bioremediation Pilot Study Work Plan, Bldg. 15 (Stantec)

•	2016-04-07__Enhanced In Situ Bioremediation Pilot Study Report, Bldg15 Site (Stantec)

•	2016-06-06__Phase I Groundwater Remediation Facility Reconfiguration Workplan (Stantec)

•	2016-06-10__Enhanced In Situ Bioremediation and Zero Valent Iron Pilot Study Workplan, Bldg 15 Site, (Stantec)

•	2016-08-02__Addendum to Groundwater Remediation Facility Workplan

•	2016-09-06__Phase II Groundwater Remediation Facility Reconfiguration Workplan (Stantec)

•	2016-09-12__Methane Monitoring for EISB Pilot Testing at 3215 Porter (Stantec)

•	2016-10-31__Soil Vapor Extraction_ Air Injection System Decommissioning Report, Bldg 15 Site (Stantec)

•	2017-02-17__Rev. Extraction Well Installation and Hydraulic Assessment Report (Stantec)

•	2017-02-27__Enhanced Bioremediation & Chemical Reduction Pilot Study Implementation Report,

o	Bldg 15 (Stantec)

7. Other

•	2016-29-06__Conveyance Line Re-Configuration Site Plan [Fig. 6]